Exhibit 2.1

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

x
In re	:
	:	Chapter 11
WALTER INVESTMENT MANAGEMENT	:
CORP.,	:	Case No. 17-13446 (JLG)
:
Debtor.[1]	:
:
x

FINDINGS OF FACT, CONCLUSIONS OF

LAW AND ORDER (I) APPROVING DEBTOR’S (A) DISCLOSURE

STATEMENT, (B) SOLICITATION OF VOTES AND VOTING PROCEDURES AND

(C) FORM OF BALLOTS, AND (II) CONFIRMING AMENDED PREPACKAGED

CHAPTER 11 PLAN OF REORGANIZATION OF WALTER INVESTMENT

MANAGEMENT CORP. AND THE AFFILIATE CO-PLAN PROPONENTS

Walter Investment Management Corp. as debtor and debtor in possession in the above-captioned chapter 11 case (the “Debtor” and, together with its non-debtor affiliates, “Walter” or the “Company”) and the Affiliate Co-Plan Proponents2 as “proponents of the plan” within the meaning of section 1129 of title 11 of the United States Code (the “Bankruptcy Code”) having proposed and filed (A) the Prepackaged Chapter 11 Plan of Reorganization of Walter Investment Management Corp. and the Affiliate Co-Plan Proponents dated November 6, 2017 and filed with the Bankruptcy Court on November 30, 2017 (ECF No. 11) and the Amended Prepackaged Chapter 11 Plan of Reorganization of Walter Investment Management Corp. and the Affiliate Co-Plan Proponents, dated January 5, 2018 and filed with the Bankruptcy Court (as the same has been or may be amended, modified, supplemented, or restated, the

[1]	The last four digits of the Debtor’s federal tax identification number are 0486. The location of the Debtor’s corporate headquarters is 1100 Virginia Drive, Suite 100, Fort Washington, PA 19034.
[2]	The Affiliate Co-Plan Proponents are Ditech, DF Insurance Agency LLC, Green Tree Credit LLC, Green Tree Credit Solutions LLC, Green Tree Insurance Agency of Nevada, Inc., Walter Management Holding Company LLC, Green Tree Servicing Corp., Mortgage Asset Systems, LLC, REO Management Solutions, LLC, RMS, and Walter Reverse Acquisition LLC.

“Prepackaged Plan”), a copy of which is annexed hereto as Exhibit 1,3 and those certain supplements to the Prepackaged Plan, dated and filed with the Bankruptcy Court on December 22, 2017 (ECF No. 121), January 9, 2018 (ECF No. 145), and January 10, 2018 (ECF No. 147) (as the documents contained therein have been or may be further amended or supplemented, the “Plan Supplement”), and (B) the Disclosure Statement for Prepackaged Chapter 11 Plan of Reorganization of Walter Investment Management Corp. and the Affiliate Co-Plan Proponents, dated November 6, 2017 and filed with the Bankruptcy Court on November 30, 2017 (ECF No. 12) (the “Disclosure Statement”); and the Bankruptcy Court having entered an order on December 7, 2017 (ECF No. 77) (the “Scheduling Order”), which (i) scheduled a combined hearing (the “Combined Hearing”) to consider approval of the Disclosure Statement, the Debtor’s solicitation procedures (the “Solicitation Procedures”), and the forms of ballots4 (the “Ballots”) transmitted to classes of Claims voting on the Prepackaged Plan, (ii) established procedures for objecting to approval of the Disclosure Statement, the Solicitation Procedures, and confirmation of the Prepackaged Plan, (iii) approved the form, manner, and sufficiency of notice of the Combined Hearing, which included, among other things, information with respect to the commencement of the above-captioned chapter 11 case (the “Chapter 11 Case”), (iv) scheduled the meeting of creditors pursuant to section 341(a) of the Bankruptcy Code (the “Section 341(a) Meeting”) for January 8, 2018, (v) extended the time for the Debtor to file its schedules of assets and liabilities and statements of financial affairs (collectively, the “Schedules and SOFAs”), and waived the requirement that the Debtor file the Schedules and SOFAs unless

[3]	Capitalized terms used but not defined herein shall have the meaning ascribed in the Prepackaged Plan, or as the context otherwise requires.
[4]	The forms were attached as Exhibits B, C-1, C-2, D-1, and D-2 to the motion to approve the Solicitation Procedures (ECF No. 6).

the Prepackaged Plan is not confirmed by January 29, 2018 at 1:00 p.m. (Prevailing Eastern Time), and (vi) granted related relief; and the Ballots having been duly transmitted to holders of Class 4 Claims (Term Loan Claims), holders of Class 5 Claims (Senior Notes Claims), and holders of Class 6 Claims (Convertible Notes Claims), respectively, in compliance with the Solicitation Procedures as set forth in the Declaration of Christine Pullo of Prime Clerk LLC Regarding Solicitation of Votes and Tabulation of Ballots Cast on the Prepackaged Chapter 11 Plan of Reorganization of Walter Investment Management Corp. and the Affiliate Co-Plan Proponents, filed on November 30, 2017 (ECF No. 13) (the “Voting Certification”); and the Ballots having been tabulated in the manner set forth in the Voting Certification and in compliance with the applicable provisions of the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), Rules 1007-1, 3017-1, 3018-1, 3018-2, 3020-1, and 9006-1 of the Local Rules of Bankruptcy Practice and Procedure of the United States District Court for the Southern District of New York (the “Local Rules”), the Amended Procedural Guidelines for Prepackaged Chapter 11 Cases in the United States Bankruptcy Court for the Southern District of New York, as amended, effective December 1, 2009 (as adopted by General Order M-454) (the “Guidelines”), the Scheduling Order, and all other applicable laws, rules, and regulations; the Combined Hearing having been held before the Bankruptcy Court on January 12, 2018, after due and sufficient notice was given to (i) the Office of the United States Trustee for Region 2; (ii) the holders of the 20 largest unsecured claims against the Debtor; (iii) Kirkland & Ellis LLP, 300 North LaSalle, Chicago, IL 60654 (Attn: Patrick Nash Jr., P.C. and Gregory Pesce, Esq.), as counsel to an ad hoc group of Consenting Term Lenders, (iv) Davis Polk & Wardwell LLP, 450 Lexington Ave, New York, NY 10017 (Attn: Brian M. Resnick, Esq. and Michelle McGreal, Esq.), as counsel to Credit Suisse AG, Cayman Islands Branch, as administrative agent under the Amended and Restated Credit Facility Agreement, (v) Milbank, Tweed, Hadley & McCloy LLP, 2029 Century Park East, 33rd Floor, Los Angeles, CA 90067 (Attn: Gregory A. Bray, Esq. and Haig M. Maghakian, Esq.), 28 Liberty Street, New York, NY 10005 (Attn: Dennis F. Dunne, Esq.), as counsel to an ad hoc group of Consenting Senior Noteholders, (vi) Pryor Cashman, 7 Times Square, New York, NY 10036 (Attn: Patrick Sibley, Esq., Seth H. Lieberman, Esq., and Matthew Silverman, Esq.), as counsel to Wilmington Savings Fund Society, FSB, a national banking association, as successor trustee under the Prepetition Senior Notes Indenture, (vii) Thompson Hine, 335 Madison Avenue, 12th Floor, New York, NY 10017 (Attn: Curtis L. Tuggle, Esq.), as counsel to Wells Fargo Bank, National Association, as trustee under the Prepetition Convertible Notes Indenture, (viii) Alston & Bird LLP, 90 Park Avenue, New York, NY 10016 (Attn: Gerard S. Catalanello, Esq., Karen Gelernt, Esq., and James J. Vincequerra, Esq.), as counsel to Credit Suisse First Boston Mortgage Capital LLC, as administrative agent under the DIP Warehouse Facilities, (ix) Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, NY 10036 (Attn: Sarah M. Ward, Esq. and Mark A. McDermott, Esq.), as counsel to certain DIP Lenders; (x) O’Melveny & Myers LLP, 400 South Hope Street, 18th Floor, Los Angeles, CA 90071 (Attn: Darren L. Patrick, Esq. and Steve Warren, Esq.), Two Embarcadero Center, 28th Floor, San Francisco, CA 94111 (Attn: Jennifer Taylor), as counsel to Fannie Mae; (xi) McKool Smith, 600 Travis Street, Suite 7000, Houston, TX 77002 (Attn: Paul D. Moak, Esq.), One Bryant Park, 47th Floor, New York, NY 10036 (Attn: Kyle A. Lonergan, Esq.), as counsel to Freddie Mac; (xii) Ginnie Mae, 451 Seventh Street SW, Washington, DC 20410 (Attn: Harlan Jones, Senior Account Executive); (xiii) the Securities and Exchange Commission; (xiv) the Internal Revenue Service; (xv) the United States Attorney’s Office for the Southern District of New York;, and (xvi) all other parties-in-interest entitled to notice (collectively, the “Master Service List”) in accordance with the Scheduling Order, the Bankruptcy Code, the Bankruptcy Rules, and the Local Rules, in each case established by the affidavits of service, mailing, and/or publication filed with the Bankruptcy Court, including (1) the Affidavit of Service of Solicitation Materials Regarding Notice of the Combined Hearing, dated December 1, 2017 (ECF No. 40); (2) the Affidavit of Service Regarding the Scheduling Order dated December 13, 2017 (ECF No. 87); (3) the Affidavit of Publication dated December 12, 2017 (ECF No. 81), (collectively, the “Notice Affidavits”), and such notice being sufficient under the circumstances and no further notice being required; and due notice of the Plan Supplement having been given to the Master Service List and all holders of Claims in Class 4 (Term Loan Claims), holders of Claims in Class 5 (Senior Notes Claims), and holders of Claims in Class 6 (Convertible Notes Claims) in compliance with the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and the Solicitation Procedures; and based upon and after full consideration of the entire record of the Combined Hearing, including (A) the Disclosure Statement, the Prepackaged Plan (including the Plan Supplement), and the Voting Certification; (B) the Debtor’s Memorandum of Law in Support of (I) Approval of (A) Disclosure Statement, (B) Solicitation of Votes and Voting Procedures, and (C) Form of Ballots, and (II) Confirmation of Amended Prepackaged Chapter 11 Plan of Reorganization of Walter Investment Management Corp. and the Affiliate Co-Plan Proponents dated January 5, 2018; (C) the Declaration of David Coles in Support of Confirmation of the Prepackaged Plan (the “Coles Confirmation Declaration”), dated January 5, 2018; the Declaration of James Page in Support of Confirmation of the Prepackaged Plan dated January 5, 2018, (the “Page Declaration”, and collectively with the First Day Declaration,5 the Coles Confirmation Declaration, and the Notice Affidavits, the

[5]	The “First Day Declaration” means the Declaration of David Coles Pursuant to Rule 1007-2 of Local Bankruptcy Rules for Southern District of New York (ECF No. 3), filed on November 30, 2017.

“Supporting Declarations”) and (D) the Notice Affidavits; and the Bankruptcy Court being familiar with the Disclosure Statement and the Prepackaged Plan and other relevant factors affecting the Debtor’s Chapter 11 Case, and the Bankruptcy Court being fully familiar with, and having taken judicial notice of, the entire record of the Debtor’s Chapter 11 Case; and upon the arguments of counsel and the evidence proffered and adduced at the Combined Hearing; and the Bankruptcy Court having found and determined that the Disclosure Statement and the Solicitation Procedures should be approved and the Prepackaged Plan should be confirmed as reflected by the Bankruptcy Court’s rulings made herein and at the Combined Hearing; and after due deliberation and sufficient cause appearing therefor; the Bankruptcy Court hereby FINDS, DETERMINES, AND CONCLUDES that:

FINDINGS OF FACT AND CONCLUSIONS OF LAW

A. Findings and Conclusions. The findings and conclusions set forth herein and in the record of the Combined Hearing constitute the Bankruptcy Court’s findings of fact and conclusions of law pursuant to Rule 52 of the Federal Rules of Civil Procedure, as made applicable herein by Bankruptcy Rules 7052 and 9014. To the extent any of the following findings of fact constitute conclusions of law, they are adopted as such. To the extent any of the following conclusions of law constitute findings of fact, they are adopted as such.

B. Jurisdiction, Venue, Core Proceeding (28 U.S.C. §§ 157(b)(2), 1334(a)). The Bankruptcy Court has jurisdiction over the Debtor’s Chapter 11 Case pursuant to 28 U.S.C. §§ 157 and 1334 and the Amended Standing Order of Reference M-431, dated January 31, 2012 (Proska, C.J). Approval of the Disclosure Statement and the Solicitation Procedures and confirmation of the Prepackaged Plan are core proceedings pursuant to 28 U.S.C. § 157(b) and this Bankruptcy Court has jurisdiction to enter a final order with respect thereto. The Debtor is an eligible debtor under section 109 of the Bankruptcy Code. Venue is proper before this Bankruptcy Court pursuant to 28 U.S.C. §§ 1408 and 1409. The Debtor and the Affiliate Co-Plan Proponents are proper plan proponents under section 1121(a) of the Bankruptcy Code.

C. Chapter 11 Petition. On November 30, 2017 (the “Petition Date”), the Debtor commenced with this Bankruptcy Court a voluntary case under chapter 11 of the Bankruptcy Code (the “Chapter 11 Case”). The Debtor is authorized to continue to operate its businesses and manage its properties as debtor in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. No trustee or examiner has been appointed in the Chapter 11 Case pursuant to section 1104 of the Bankruptcy Code. No statutory committee of unsecured creditors has been appointed in the Chapter 11 Case pursuant to section 1102 of the Bankruptcy Code.

D. Judicial Notice. The Bankruptcy Court takes judicial notice of the docket of the Chapter 11 Case maintained by the Clerk of the Bankruptcy Court, including all pleadings and other documents filed, all orders entered, and all evidence and arguments made, proffered, or adduced at the hearings held before the Bankruptcy Court during the pendency of the Chapter 11 Case.

E. Burden of Proof. The Debtor has met its burden of proving the elements of sections 1129(a) and (b) of the Bankruptcy Code by a preponderance of the evidence.

F. Adequacy of Disclosure Statement. The Disclosure Statement (a) contains adequate information of a kind generally consistent with the disclosure requirements of all applicable non-bankruptcy law, including the Securities Act of 1933, 15 U.S.C. §§ 77a-77aa (as amended from time to time, the “Securities Act”), (b) contains “adequate information” (as such term is defined in section 1125(a)(1) and used in section 1126(b)(2) of the Bankruptcy Code) with respect to the Debtor, the Prepackaged Plan, and the transactions contemplated therein, and (c) is approved in all respects.

G. Solicitation. Prior to the Petition Date, the Debtor, through its administrative agent, Prime Clerk, LLC (“Prime Clerk”), caused the Prepackaged Plan, Disclosure Statement (which included as exhibits thereto, among other things, the Restructuring Support Agreements, the Restructuring Term Sheet, the Commitment Letter and New Facilities Warehouse Facilities Term Sheet, the Amended and Restated Credit Facility Agreement, the New Second Lien Term Sheet, the Mandatorily Convertible Preferred Stock Term Sheet, the Warrants Term Sheet, and a Liquidation Analysis (as each term is described in the Disclosure Statement), and the Ballots (collectively the “Solicitation Package”), to be transmitted and served in compliance with sections 1125(g) and 1126(b) of the Bankruptcy Code, the Bankruptcy Rules (including Bankruptcy Rules 3017 and 3018), the Local Rules, the Scheduling Order, all other applicable provisions of the Bankruptcy Code and all other applicable rules, laws, and regulations applicable to such solicitation. As set forth in the Voting Certification, the Solicitation Package was transmitted to and served on all holders of Claims in Class 4 (Term Loan Claims), Class 5 (Senior Notes Claims), and Class 6 (Convertible Notes Claims), which are the only Classes of Claims entitled to vote to accept or reject the Prepackaged Plan, on November 6, 2017. See Declaration of Christine Pullo of Prime Clerk LLC Regarding Solicitation of Votes and Tabulation of Ballots Cast on the Prepackaged Chapter 11 Plan of Reorganization of Walter Investment Management Corp. and the Affiliate Co-Plan Proponents (ECF No. 13). Each eligible holder of a Claim in Class 4 (Term Loan Claims), Class 5 (Senior Notes Claims), and Class 6 (Convertible Notes Claim) received a Ballot. The forms of the Ballots adequately addressed the particular needs of the Chapter 11 Case and were appropriate for holders of Class 4 Claims (Term Loan Claims), Class 5 (Senior Notes Claims), and Class 6 Claims (Convertible Notes Claims), as applicable. The instructions on the Ballots advised parties that for a Ballot to be counted, the Ballot must be properly executed, completed, and delivered to Prime Clerk so that it, or the Master Ballot transmitting such vote (as defined and described herein), was received by Prime Clerk no later than 5:00 p.m. (Prevailing Eastern Time) on November 28, 2017 (the “Voting Deadline”), unless such time was extended by the Debtor. As set out in the Affidavit of Service of Solicitation (ECF No. 40), certain ballots that were received after the Voting Deadline were accepted by the Debtor and tabulated by Prime Clerk. The period during which the Debtor solicited acceptances to the Prepackaged Plan was a reasonable period of time for holders to make an informed decision to accept or reject the Prepackaged Plan and complied with the Guidelines. The Debtor was not required to solicit votes from the holders of Claims in Class 1 (Priority Non-Tax Claims), Class 2 (Other Secured Claims), Class 3 (Revolving Loan Claims), Class 7 (General Unsecured Claims), and Class 8 (Intercompany Claims) (collectively, the “Unimpaired Classes”), as each such class is Unimpaired under the Prepackaged Plan. The Debtor also was not required to solicit votes from the holders of Interests in Class 9 (Existing Equity Interests) and Class 10 (Other Interests) (the “Non-Voting Impaired Class”) as each Class is deemed to reject the Prepackaged Plan. As described in and, as evidenced by, the Voting Certification and the Notice Affidavits, the transmittal and service of the Solicitation Package (all of the foregoing, the “Solicitation”) was timely, adequate, and sufficient under the circumstances and no other or further Solicitation was or shall be required. The Solicitation complied with the Solicitation Procedures, was appropriate and satisfactory based upon the circumstances of the Chapter 11 Case, was conducted in good faith and was in compliance with the provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, the Guidelines, the Scheduling Order, and any other applicable rules, laws, and regulations. The Exculpated Parties are entitled to the protection of section 1125(e) of the Bankruptcy Code.

H. Mailing and Publication of Combined Notice. On December 5, 2017, the Debtor caused to be mailed the Notice of (I) Commencement of Case Under Chapter 11 of Walter Investment Management Corp., Summary of Prepackaged Plan of Reorganization and (II) Combined Hearing to Consider (A) Approval of the Disclosure Statement, (B) Approval of Solicitation Procedures and Forms of Ballots, and (C) Confirmation of the Prepackaged Plan and Related Matters (ECF No. 30) (the “Combined Notice”) to the Master Service List and other parties in interest in compliance with the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, the Guidelines, the Scheduling Order, and the Solicitation Procedures, and published a notice substantially similar to the Combined Notice in the New York Times and USA Today on December 8, 2017. See Notice Affidavits (ECF Nos. 79 and 80). The Debtor has given proper, adequate, and sufficient notice of the Combined Hearing, as required by Bankruptcy Rule 3017(a) and (d), Local Rule 3017-1, and the Scheduling Order. Proper, adequate, and sufficient notice of the Disclosure Statement, the Prepackaged Plan, and the deadlines for filing objections to the Disclosure Statement and Prepackaged Plan has been given to all known holders of Claims or Interests and all parties on the Master Service List, substantially in accordance with the Scheduling Order. No other or further notice was or shall be required.

I. Tabulation Results. On November 30, 2017, the Debtor filed the Voting Certification (ECF No. 13) certifying the method and results of the Ballots tabulated for Class 4 (Term Loan Claims), Class 5 (Senior Notes Claims), and Class 6 (Convertible Notes Claims). As of the Voting Deadline, 100% in amount and 100% in number of holders of Claims in Class 4 (Term Loan Claims) that timely voted on the Prepackaged Plan voted to accept the Prepackaged Plan, 99.24% in amount and 96.84% in number of holders of Claims in Class 5 (Senior Notes Claims) that timely voted on the Prepackaged Plan voted to accept the Prepackaged Plan, and 99.99% in amount and 96.67% in number of holders of Claims in Class 6 (Convertible Notes Claims) that voted on the Prepackaged Plan voted to accept the Prepackaged Plan. Accordingly, pursuant to the requirements of section 1126 of the Bankruptcy Code, the Bankruptcy Court finds that Class 4 (Term Loan Claims), Class 5 (Senior Notes Claims), and Class 6 (Convertible Notes Claims) accepted the Prepackaged Plan. All procedures used to tabulate the Ballots were fair, reasonable, and conducted in accordance with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, the Scheduling Order, and all other applicable rules, laws and regulations.

J. Plan Supplement. The Debtor filed the Plan Supplement consisting of drafts of (1) Amended Organizational Documents, (2) the Amended and Restated Credit Facility Agreement, (3) New Intercreditor Agreement, (4) New Second Lien Notes Indenture, (5) Articles Supplementary for the Mandatorily Convertible Preferred Stock, (6) New Warrant Agreements, (7) certain Exit Warehouse Facilities Documents, (8) Schedule of Rejected Contracts, (9) Notice of Initial Directors and Officers of Reorganized Debtor Pursuant to Bankruptcy Code Section 1129(a)(5), and (10) Registration Rights Agreement. All such materials comply with the terms of the Prepackaged Plan, and the filing and notice of such documents was good and proper in accordance with the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, the Scheduling Order and all other applicable rules, laws, and regulations and no other or further notice is or shall be required. All documents included in the Plan Supplement are integral to, part of, and incorporated by reference into the Prepackaged Plan. The Debtor reserves the right to alter, amend, update, or modify the Plan Supplement prior to the Effective Date subject to the terms of this Order, the Restructuring Support Agreements, and the DIP Documents.

K. Modifications of the Prepackaged Plan. Pursuant to and in compliance with section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, the Debtor and the Affiliate Co-Plan Proponents proposed certain modifications to the Prepackaged Plan as reflected herein and/or in modified or amended versions of the Prepackaged Plan and Plan Supplement filed with the Court prior to entry of this Order (collectively, the “Plan Modifications”). In accordance with Bankruptcy Rule 3019, the Plan Modifications do not (i) constitute material modifications of the Prepackaged under section 1127 of the Bankruptcy Code, (ii) cause the Prepackaged Plan to fail to meet the requirements of sections 1122 or 1123 of the Bankruptcy Code, (iii) materially and adversely change the treatment of any Claims or Interests, (iv) require re-solicitation of any holders of Claims or Interests, or (v) require that any such holders be afforded an opportunity to change previously cast acceptances or rejections of the Prepackaged Plan. Under the circumstances, the form and manner of notice of the proposed Plan Modifications are adequate, and no other or further notice of the proposed Plan Modifications is necessary or required. In accordance with section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, all holders of Claims who voted to accept the Prepackaged Plan or who are conclusively presumed to have accepted the Prepackaged Plan are deemed to have accepted the Prepackaged Plan as modified by the Plan Modifications. No holder of a Claim that has voted to accept the Prepackaged Plan shall be permitted to change its acceptance to a rejection as a consequence of the Plan Modifications.

L. Bankruptcy Rule 3016(a). In accordance with Bankruptcy Rule 3016, the Prepackaged Plan is dated and identifies the Debtor and the Affiliate Co-Plan Proponents as proponents of the Prepackaged Plan. The discharge, release, injunction and exculpation provisions of the Prepackaged Plan are set forth in bold, thereby complying with Bankruptcy Rule 3016(c).

Compliance with Requirements of Section 1129 of Bankruptcy Code

M. Plan Compliance with the Bankruptcy Code (11 U.S.C. § 1129(a)(1)). The Prepackaged Plan complies with the applicable provisions of the Bankruptcy Code and thereby satisfies section 1129(a)(1) of the Bankruptcy Code. More particularly:

(a) Proper Classification (11 U.S.C. §§ 1122, 1123(a)(1)). In addition to Administrative Expense Claims (Section 2.1 of the Prepackaged Plan), Fee Claims (Section 2.2 of the Prepackaged Plan), Priority Tax Claims (Section 2.3 of the Prepackaged Plan), DIP Claims (Section 2.4 of the Prepackaged Plan), and Restructuring Expenses (Section 2.5 of the Prepackaged Plan), which need not be classified, Articles III and IV of the Prepackaged Plan classify ten (10) Classes of Claims and Interests of the Debtor. The Claims or Interests placed in each Class are substantially similar to the other Claims or Interests, as the case may be, in each such Class. Valid business, factual, and legal reasons exist for separately classifying the various Classes of Claims or Interests created under the Prepackaged Plan, and such Classes do not unfairly discriminate between holders of Claims or Interests. The Prepackaged Plan therefore satisfies sections 1122 and 1123(a)(1) of the Bankruptcy Code.

(b) Specified Unimpaired Classes (11 U.S.C. § 1123(a)(2)). Articles III and IV of the Prepackaged Plan specify that holders of Claims in Class 1 (Priority Non-Tax Claims), Class 2 (Other Secured Claims), Class 3 (Revolving Loan Claims), Class 7 (General Unsecured Claims), and Class 8 (Intercompany Claims) are Unimpaired under the Prepackaged Plan within the meaning of section 1124 of the Bankruptcy Code, thereby satisfying section 1123(a)(2) of the Bankruptcy Code.

(c) Specified Treatment of Impaired Classes (11 U.S.C. § 1123(a)(3)). Articles III and IV of the Prepackaged Plan designate holders of Claims and Interests in Class 4 (Term Loan Claims), Class 5 (Senior Notes Claims), and Class 6 (Convertible Notes Claims), Class 9 (Existing Equity Interests), and Class 10 (Other Interests) as impaired within the meaning of section 1124 of the Bankruptcy Code and specify the treatment of the Claims and Interests in those Classes, thereby satisfying section 1123(a)(3) of the Bankruptcy Code.

(d) No Discrimination (11 U.S.C. § 1123(a)(4)). The Prepackaged Plan provides for the same treatment for each Claim or Interest in each respective Class unless the holder of a particular Claim or Interest has agreed to a less favorable treatment of such Claim or Interest, thereby satisfying section 1123(a)(4) of the Bankruptcy Code.

(e) Implementation of Prepackaged Plan (11 U.S.C. § 1123(a)(5)). The Prepackaged Plan, including the various documents and agreements set forth in the Plan Supplement, provides adequate and proper means for the implementation of the Prepackaged Plan, thereby satisfying section 1123(a)(5) of the Bankruptcy Code, including: (i) all corporate action set forth in Article V of the Prepackaged Plan, including the adoption and filing of the Amended Organizational Documents pursuant to applicable law, (ii) the issuance of New Common Stock, (iii) issuance of the Mandatorily Convertible Preferred Stock, (iv) the issuance of the New Second Lien Notes and entry into the New Second Lien Notes Documents, (v) the issuance of the New Warrants, (vi) entry into the Amended and Restated Credit Facility Documents, (vii) entry into the Exit Warehouse Facilities Documents, and (viii) provisions governing distributions under the Prepackaged Plan.

(f) Non-Voting Equity Securities / Allocation of Voting Power (11 U.S.C. § 1123(a)(6)). The certificate of incorporation, articles of incorporation, articles of amendment and restatement, bylaws, or similar governing document, as applicable, of the Debtor has been or will be amended on or prior to the Effective Date to prohibit the issuance of non-voting equity securities in accordance with section 1123(a)(6) of the Bankruptcy Code.

(g) Designation of Directors and Officers (11 U.S.C. § 1123(a)(7)). On December 22, 2017, the Debtor filed with the Court the Notice of Initial Directors and Officers of Reorganized Debtor Pursuant to Bankruptcy Code Section 1129(a)(5) (Docket No. 121) (as updated, modified or supplemented, the “Notice of D&O”) as Exhibit E to the Plan Supplement, identifying the directors and officers who will serve in such capacity with respect to the Debtor. The Prepackaged Plan provisions governing the manner of selection of any officer, director, or manager under the Prepackaged Plan are consistent with the interests of creditors and equity security holders and with public policy in accordance with section 1123(a)(7) of the Bankruptcy Code.

(h) Impairment/Unimpairment of Classes of Claims or Interests (11 U.S.C. § 1123(b)(1)). As contemplated by section 1123(b)(1) of the Bankruptcy Code, and pursuant to section 1124 of the Bankruptcy Code, Articles III and IV of the Prepackaged Plan classify and describe the treatment for the Unimpaired Classes and Impaired Classes.

(i) Assumption and Rejection (11 U.S.C. § 1123(b)(2)). Article VIII of the Prepackaged Plan governing the assumption or rejection of executory contracts and unexpired leases satisfies the requirements of sections 365(b) of the Bankruptcy Code and 1123(b)(2) of the Bankruptcy Code.

(j) Retention of Causes of Action/Reservation of Rights (11 U.S.C. § 1123(b)(3)). Pursuant to Section 10.8 of the Prepackaged Plan and in compliance with section 1123(b)(3)(B) of the Bankruptcy Code, except as otherwise set forth in or released by the Prepackaged Plan, the Prepackaged Plan preserves the Debtor’s rights, Claims, Causes of Action, rights of setoff or recoupment or other legal or equitable defenses that the Debtor had immediately prior to the Effective Date on behalf of the Estate or of itself in accordance with any provision of the Bankruptcy Code or any applicable nonbankruptcy law, and any other affirmative Causes of Action against parties with a relationship with the Debtor.

(k) Modification of Rights (11 U.S.C. § 1123(b)(5)). The Prepackaged Plan modifies the rights of holders of Claims or Interests in Class 4 (Term Loan Claims), Class 5 (Senior Notes Claims), Class 6 (Convertible Notes Claims), Class 9 (Existing Equity Interests), and Class 10 (Other Interests), and leaves Unimpaired the rights of holders of Claims in Class 1 (Priority Non-Tax Claims), Class 2 (Other Secured Claims), Class 3 (Revolving Loan Claims), Class 7 (General Unsecured Claims), and Class 8 (Intercompany Claims).

(l) Additional Prepackaged Plan Provisions (11 U.S.C. § 1123(b)(6)). The provisions of the Prepackaged Plan are appropriate and consistent with the applicable provisions of the Bankruptcy Code and applicable law, including (a) the release, discharge, injunction and exculpation provisions set forth in Article X of the Prepackaged Plan, and (b) the exemption, pursuant to section 1145 of the Bankruptcy Code, of the offer, issuance, and distribution of New Common Stock, the New Second Lien Notes, the Mandatorily Convertible Preferred Stock, and the New Warrants, which will be freely tradable by the recipients thereof, subject to (i) the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 2(a)(11) of the Securities Act, (ii) compliance with any rules and regulations of the Securities and Exchange Commission, if any, applicable at the time of any future transfer of such securities or instruments, (iii) any restrictions on the transferability or ownership of the New Common Stock and the Mandatorily Convertible Preferred Stock contained in the Amended Organizational Documents, and (iv) applicable regulatory approval, thereby satisfying section 1123(a)(6) of the Bankruptcy Code.

(m) Debtor Is Not an Individual (11 U.S.C. § 1123(c)). The Debtor is not an individual and, accordingly, section 1123(c) of the Bankruptcy Code is inapplicable to this Chapter 11 Case.

(n) Cure of Defaults (11 U.S.C. § 1123(d)). Section 8.2 of the Prepackaged Plan provides for the satisfaction of default claims associated with each executory contract and unexpired lease to be assumed pursuant to the Prepackaged Plan in accordance with section 365(b)(1) of the Bankruptcy Code. The Debtor has paid or will pay valid cure amounts in the ordinary course.

N. Debtor’s Compliance with Bankruptcy Code (11 U.S.C. § 1129(a)(2)). The Debtor has complied with the applicable provisions of the Bankruptcy Code. Specifically:

(a) The Debtor is an eligible debtor under section 109 of the Bankruptcy Code;

(b) The Debtor has complied with applicable provisions of the Bankruptcy Code, except as otherwise provided or permitted by orders of the Bankruptcy Court; and

(c) The Debtor has complied with the applicable provisions of the Bankruptcy Code, including sections 1125 and 1126(b), the Bankruptcy Rules, Local Rules, the Guidelines, the Scheduling Order, applicable non-bankruptcy law and all other applicable laws, rules, and regulations in transmitting the Prepackaged Plan, Plan Supplement, Disclosure Statement, Ballots and related documents and notices and in soliciting and tabulating the votes on the Prepackaged Plan.

O. Prepackaged Plan Proposed in Good Faith (11 U.S.C. § 1129(a)(3)). The Debtor has proposed the Prepackaged Plan (including all documents necessary to effectuate the Prepackaged Plan), the Plan Supplement, and the Definitive Documents in good faith and not by any means forbidden by law, thereby satisfying section 1129(a)(3) of the Bankruptcy Code. The Debtor’s good faith is evident from the facts and record of the Chapter 11 Case, the Disclosure Statement, and the record of the Combined Hearing and other proceedings held in the Chapter 11 Case. The Prepackaged Plan (including all documents necessary to effectuate the Prepackaged Plan), the Plan Supplement, and the Definitive Documents were proposed with the legitimate and honest purpose of maximizing the value of the Debtor’s Estate and to effectuate a successful reorganization of the Debtor. The Prepackaged Plan (including all documents necessary to effectuate the Prepackaged Plan), the Plan Supplement, and the Definitive Documents were negotiated in good faith and at arm’s length among the Debtor, the Requisite RSA Parties, the Affiliate Co-Plan Proponents, the Prepetition Administrative Agent, the DIP Lenders, and the Amended and Restated Credit Facility Agent. Further, the Prepackaged Plan’s classification, indemnification, exculpation, release, and injunction provisions have been negotiated in good faith and at arm’s length, are consistent with sections 105, 1122, 1123(b)(6), 1123(b)(3)(A), 1129, and 1142 of the Bankruptcy Code, and are each integral to the Prepackaged Plan, supported by valuable consideration (including, but not limited to, consideration provided by the Affiliate Co-Plan Proponents), and necessary for the Debtor’s successful reorganization.

P. Payment for Services or Costs and Expenses (11 U.S.C. § 1129(a)(4)). Any payment made or to be made by the Debtor for services or for costs and expenses of the Debtor’s professionals in connection with the Chapter 11 Case, or in connection with the Prepackaged Plan and incident to the Chapter 11 Case, is subject to the approval of the Bankruptcy Court as reasonable, thereby satisfying section 1129(a)(4) of the Bankruptcy Code.

Q. Directors, Officers, and Insiders (11 U.S.C. § 1129(a)(5)). The Debtor has complied with section 1129(a)(5) of the Bankruptcy Code. The Prepackaged Plan provides that, from and after the Effective Date, the board of directors and officers of the Reorganized Debtor shall consist of those individuals listed in the Notice of D&O, which includes information about the directors’ and officers’ affiliations and constitutes adequate disclosure of such information. Except as set forth in the Prepackaged Plan, provisions regarding members of the Reorganized Debtor’s board of directors shall be as set forth in the Amended Organizational Documents. Accordingly, the appointment to, or continuance in, such offices of such persons is consistent with the interests of holders of Claims against or Interests in the Debtor and with public policy.

R. No Rate Changes (11 U.S.C. § 1129(a)(6)). The Prepackaged Plan does not provide for rate changes by any of the Reorganized Debtor. Thus, section 1129(a)(6) of the Bankruptcy Code is not applicable in the Chapter 11 Case.

S. Best Interest of Creditors (11 U.S.C. § 1129(a)(7)). The Prepackaged Plan satisfies section 1129(a)(7) of the Bankruptcy Code. The liquidation analysis included in the Disclosure Statement (i) is persuasive and credible, (ii) has not been controverted by other evidence, and (iii) establishes that each holder of an impaired Claim or Interest either has accepted the Prepackaged Plan or will receive or retain under the Prepackaged Plan, on account of such Claim or Interest, property of a value, as of the Effective Date, that is not less than the amount that such holder would receive or retain if the Debtor was liquidated under chapter 7 of the Bankruptcy Code on such date.

T. Acceptance by Certain Classes (11 U.S.C. § 1129(a)(8)). Holders of Claims in Class 1 (Priority Non-Tax Claims), Class 2 (Other Secured Claims), Class 3 (Revolving Loan Claims), Class 7 (General Unsecured Claims), and Class 8 (Intercompany Claims) are not Impaired under the Prepackaged Plan and are, therefore, conclusively presumed to have accepted the Prepackaged Plan pursuant to section 1126(f) of the Bankruptcy Code. Class 4 (Term Loan Claims), Class 5 (Senior Notes Claims), and Class 6 (Convertible Notes Claims) have voted to accept the Prepackaged Plan in accordance with sections 1126(b) and (c) of the Bankruptcy Code, without regard to the votes of insiders (as defined in section 101(31) of the Bankruptcy Code) of the Debtor. Holders of Interests in Class 9 (Existing Equity Interests) and Class 10 (Other Interests) are deemed to have rejected the Prepackaged Plan pursuant to section 1126(g) of the Bankruptcy Code. Pursuant to section 1129(b)(1) of the Bankruptcy Code, the Prepackaged Plan may be confirmed notwithstanding that holders of Interests in Class 9 (Existing Equity Interests) and Class 10 (Other Interest) are Impaired and are deemed to have rejected the Prepackaged Plan.

U. Treatment of Administrative Expense Claims, Priority Tax Claims, DIP Claims, and Other Priority Claims (11 U.S.C. § 1129(a)(9)). The treatment of Allowed Administrative Expense Claims (which include the DIP Claims and the Fee Claims) pursuant to Sections 2.1, 2.2, and 2.4 of the Prepackaged Plan satisfies the requirements of section 1129(a)(9)(A) of the Bankruptcy Code. The treatment of Priority Non-Tax Claims pursuant to Section 4.1 of the Prepackaged Plan satisfies the requirements of section 1129(a)(9)(B) of the Bankruptcy Code. The treatment of Priority Tax Claims pursuant to Section 2.3 of the Prepackaged Plan satisfies the requirements of section 1129(a)(9)(C) of the Bankruptcy Code.

V. Acceptance by Impaired Class (11 U.S.C. § 1129(a)(10)). Class 4 (Term Loan Claims), Class 5 (Senior Notes Claims) and Class 6 (Convertible Notes Claims) are Impaired and each voted to accept the Prepackaged Plan in accordance with section 1126 of the Bankruptcy Code, determined without including any acceptance of the Prepackaged Plan by any insider, thereby satisfying the requirements of section 1129(a)(10) of the Bankruptcy Code.

W. Feasibility (11 U.S.C. § 1129(a)(11)). The information in the Disclosure Statement, the Coles Confirmation Declaration (i) is persuasive and credible, (ii) has not been controverted by other evidence, and (iii) together with the record of the Chapter 11 Case and the evidence presented at the Combined Hearing, establishes that the Prepackaged Plan is feasible, that there is a reasonable prospect of the Reorganized Debtor being able to meet its financial obligations under the Prepackaged Plan and its business in the ordinary course, that the incurrence of the obligations contemplated by the Prepackaged Plan will not result in the insolvency of the Debtor, and that confirmation of the Prepackaged Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Reorganized Debtor, thereby satisfying the requirements of section 1129(a)(11) of the Bankruptcy Code.

X. Payment of Statutory Fees (11 U.S.C. § 1129(a)(12)). All fees payable under section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Code, have been or will be paid on or before the Effective Date pursuant to Section 12.1 of the Prepackaged Plan, thereby satisfying the requirements of section 1129(a)(12) of the Bankruptcy Code.

Y. Continuation of Retiree Benefits (11 U.S.C. § 1129(a)(13)). Section 5.14 of the Prepackaged Plan provides that on the Effective Date, and subject to the limitations set forth in Section 5.14, the Reorganized Debtor shall be deemed to have assumed all employee compensation plans, Benefit Plans, employment agreements, offer letters, or award letters (collectively, the “Employee Arrangements”). Accordingly, section 1129(a)(13) of the Bankruptcy Code is inapplicable in this Chapter 11 Case.

Z. No Domestic Support Obligations (11 U.S.C. § 1129(a)(14)). The Debtor is not required by a judicial or administrative order, or by statute, to pay a domestic support obligation. Accordingly, section 1129(a)(14) of the Bankruptcy Code is inapplicable in the Chapter 11 Case.

AA. Debtor Is Not An Individual (11 U.S.C. § 1129(a)(15)). The Debtor is not an individual, and accordingly, section 1129(a)(15) of the Bankruptcy Code is inapplicable in the Chapter 11 Case.

BB. No Applicable Nonbankruptcy Law Regarding Transfers (11 U.S.C. § 1129(a)(16)). The Debtor is a moneyed, business, or commercial corporation, and accordingly, section 1129(a)(16) of the Bankruptcy Code is inapplicable in the Chapter 11 Case.

CC. No Unfair Discrimination; Fair and Equitable (11 U.S.C. § 1129(b)). Class 9 (Existing Equity Interests) and Class 10 (Other Interests) are deemed to have rejected the Prepackaged Plan. Based upon the evidence proffered, adduced, and presented by the Debtor at the Combined Hearing, the Prepackaged Plan does not discriminate unfairly and is fair and equitable with respect to Class 9 (Existing Equity Interests) and Class 10 (Other Interests) as required by sections 1129(b)(1) and (b)(2) of the Bankruptcy Code. Thus, the Prepackaged Plan may be confirmed notwithstanding the deemed rejection of the Prepackaged Plan by Class 9 (Existing Equity Interests) and Class 10 (Other Interests).

DD. Only One Plan (11 U.S.C. § 1129(c)). The Prepackaged Plan is the only plan filed in the Chapter 11 Case, and accordingly, section 1129(c) of the Bankruptcy Code is inapplicable.

EE. Principal Purpose of Prepackaged Plan (11 U.S.C. § 1129(d)). The principal purpose of the Prepackaged Plan is not the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act and no governmental entity has objected to the confirmation of the Prepackaged Plan on any such grounds. The Prepackaged Plan, therefore, satisfies the requirements of section 1129(d) of the Bankruptcy Code.

FF. Good Faith Solicitation (11 U.S.C. § 1125(e)). Based on the record before the Bankruptcy Court in the Chapter 11 Case, including evidence presented at the Combined Hearing, the Debtor and the other Exculpated Parties (i) have acted in “good faith” within the meaning of section 1125(e) of the Bankruptcy Code in compliance with the applicable provisions of the Bankruptcy Code, Bankruptcy Rules, the Local Rules, the Guidelines, the Scheduling Order, and any applicable non-bankruptcy law, rule, or regulation governing the adequacy of disclosure in connection with all their respective activities relating to the solicitation of acceptances to the Prepackaged Plan and their participation in the activities described in section 1125 of the Bankruptcy Code, and (ii) shall be deemed to have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer and issuance of any securities under the Prepackaged Plan, and therefore are not, and on account of such offer, issuance and solicitation will not be, liable at any time for the violation of any applicable law, rule or regulation governing the solicitation of acceptances or rejections of the

Prepackaged Plan or the offer and issuance of the securities under the Prepackaged Plan, and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code, Section 10.9 of the Prepackaged Plan, and the exculpation provisions set forth in Section 10.7 of the Prepackaged Plan.

GG. Satisfaction of Confirmation Requirements. Based upon the foregoing, the Prepackaged Plan satisfies the requirements for confirmation set forth in section 1129 of the Bankruptcy Code.

HH. Contribution of Affiliate Co-Plan Proponents. As consideration for, among other things, the releases provided pursuant to the Prepackaged Plan and this Order, the Affiliate Co-Plan Proponents have agreed, for the benefit of the Debtor and the Debtor’s Estate, to make the following contributions, among others, to enable the implementation of the Prepackaged Plan, such contributions being fundamentally necessary to the implementation of the Prepackaged Plan: (a) the Affiliate Co-Plan Proponents have consented to the treatment set forth in the Prepackaged Plan as applicable to them, (b) the Affiliate Co-Plan Proponents shall make or fund all payments required to be paid by the Debtor under the Prepackaged Plan on account of any Allowed Claims and the Affiliate Co-Plan Proponents have consented to the repayment of such intercompany transactions with consideration other than Cash, (c) the Affiliate Co-Plan Proponents shall make or fund all necessary disbursements on behalf of the Debtor in the ordinary course of business and the Affiliate Co-Plan Proponents have consented to the repayment of such intercompany transactions with consideration other than Cash, (d) in relation to the Amended and Restated Credit Facility Agreement, the Affiliate Co-Plan Proponents have agreed to enter into guarantees in support of the Debtor’s obligations thereunder and shall, pursuant to the Prepackaged Plan, grant Liens over their assets in support of, and to the extent set forth in, such guarantees, subject to any permitted indebtedness (including the Exit Warehouse Facilities) and any Liens in support of such indebtedness; and (e) in relation to the New Second Lien Notes Indenture, the Affiliate Co-Plan Proponents have agreed to enter into guarantees in support of the Debtor’s obligations thereunder and shall, pursuant to the Prepackaged Plan, grant Liens over all or substantially all of their assets in support of such guarantee, subject to any permitted indebtedness (including the Exit Warehouse Facilities) and any Liens in support of such indebtedness.

II. Implementation. All documents and agreements necessary to implement the Prepackaged Plan, including the documents contained in and contemplated by the Plan Supplement, the Definitive Documents, and all other relevant and necessary documents and agreements that are necessary to implement the Prepackaged Plan, the Plan Supplement and the Definitive Documents are essential elements of the Prepackaged Plan (collectively, the “Plan Documents and Agreements”), consummation of each such Plan Document and Agreement is in the best interests of the Debtor, the Debtor’s Estate and holders of Claims and Interests, and such Plan Documents and Agreements are hereby approved. The Debtor has exercised reasonable business judgment in determining to enter into the Plan Documents and Agreements, and the Plan Documents and Agreements have been negotiated in good faith, at arm’s-length, are fair and reasonable, are supported by reasonably equivalent value and fair consideration, and shall, upon completion of documentation and execution, be valid, binding, and enforceable agreements and not be in conflict with any federal or state law.

JJ. Executory Contracts and Unexpired Leases. The Debtor has exercised reasonable business judgment in determining whether to assume or reject executory contracts and unexpired leases pursuant to Article VIII of the Prepackaged Plan. Each assumption of an executory contract or unexpired lease pursuant to Article VIII of the Prepackaged Plan shall be legal, valid, and binding upon the Debtor or Reorganized Debtor and its successors and assigns and all non-Debtor parties and their successors and assigns to such executory contract or unexpired lease, all to the same extent as if such assumption were effectuated pursuant to an order of the Bankruptcy Court under section 365 of the Bankruptcy Code entered before entry of this Order. Moreover, the Debtor has cured, or provided adequate assurance that the Debtor or Reorganized Debtor or its successors and assigns, as applicable, will cure, defaults (if any) under or relating to each of the executory contracts and unexpired leases that are being assumed by the Debtor pursuant to the Prepackaged Plan. The rejection of the contracts set out in the Schedule of Rejected Contracts, Exhibit D to the Plan Supplement, was in the proper exercise of the Debtor’s business judgment and the best interests of the Debtor’s Estate.

KK. Injunction, Exculpation, and Releases. The Bankruptcy Court has jurisdiction under sections 1334(a) and (b) of title 28 of the United States Code and authority under section 105 of the Bankruptcy Code to approve the injunctions or stays, injunction against interference with the Prepackaged Plan, releases, and exculpation set forth in in the Prepackaged Plan, including in Sections 10.5, 10.6 and 10.7 of the Prepackaged Plan, respectively. As has been established here based upon the record in the Chapter 11 Case and the evidence presented at the Combined Hearing, such provisions (i) were given in exchange for good and valuable consideration, (ii) were integral to the agreements among the various parties in interest and are essential to the formulation and implementation of the Prepackaged Plan, as provided in section 1123 of the Bankruptcy Code, (iii) confer substantial benefits on the Debtor’s Estate, (iv) are fair, equitable and reasonable, (v) are in the best interests of the Debtor, its Estate, and parties in interest, and (vi) failure to implement the injunctions, exculpation, and releases would seriously jeopardize the Debtor’s ability to confirm and implement the Prepackaged Plan. Pursuant to section 1123(b)(3) of the Bankruptcy Code and Bankruptcy Rule 9019(a), the injunctions, releases, and exculpation set forth in the Prepackaged Plan and implemented by this Order are fair, equitable, reasonable, and in the best interest of the Debtor, the Reorganized Debtor and its Estate, creditors and equity holders and supported by adequate consideration.

(a) The releases contained in Section 10.6(b) of the Prepackaged Plan are consensual because they are provided only by the (i) holders of Impaired Claims who voted to accept the Prepackaged Plan, (ii) the Consenting Term Lenders and the Consenting Senior Noteholders, (iii) any Significant Equity Holder, and (iv) with respect to any Entity in the foregoing clauses (i) through (iii), such Entity’s Related Parties.

(b) The releases contained in section 10.6(c) of the Prepackaged Plan are limited to releases by holders of Claims in Class 4 (Term Loan Claims) and Class 5 (Senior Notes Claims) against the Affiliate Co-Plan Proponents for liability relating to the Prepetition Credit Agreement, the Prepetition Senior Notes Indenture, or agreements related thereto and satisfy the legal standard of approval of such third party releases established by Deutsche Bank AG v. Metromedia Fiber Network, Inc. (In re Metromedia Fiber Network, Inc.), 416 F.3d 136, 142 (2d Cir. 2005). Such releases are non-consensual only as to the Term Loan Lenders and the holders of Senior Unsecured Notes who are not parties to the Restructuring Support Agreements.

(c) The releases granted by the Debtor and its Estate under the Prepackaged Plan represent a valid exercise of the Debtor’s business judgment.

(d) The exculpations granted under the Prepackaged Plan are reasonable in scope and do not relieve any party of liability for an act or omission to the extent such act or omission is the result of willful misconduct or gross negligence.

(e) The record of the Combined Hearing and the Chapter 11 Case is sufficient to support the injunctions, releases, and exculpation provided for in the Prepackaged Plan, including Sections 10.5, 10.6 and 10.7 of the Prepackaged Plan. Accordingly, based upon the record of the Chapter 11 Case, the representations of the parties, and/or the evidence proffered, adduced, and/or presented at the Combined Hearing, the injunctions, exculpation, and releases set forth in Article X of the Prepackaged Plan are consistent with the Bankruptcy Code and applicable law and are approved.

LL. Good Faith. The Debtor and the Released Parties have been and will be acting in good faith if they proceed to (i) consummate the Prepackaged Plan and the agreements, settlements, transactions and transfers contemplated thereby and (ii) take the actions authorized and directed by this Order.

MM. Exit Warehouse Facilities Agreements. The Exit Warehouse Facilities Agreements are the best financing alternative available to the Debtor. The availability of the Exit Warehouse Facilities is necessary to the consummation of the Prepackaged Plan and the operation of the Reorganized Debtor and its affiliates. On the Effective Date, in accordance with, and subject to, the terms and conditions of the Exit Warehouse Facilities Documents, the Debtor, subject to the Amended and Restated Credit Facility Agreement, will act as guarantor under the New Forward Origination Facility Agreement, the New Reverse Mortgage Facility Agreement, and the MSFTAs (as defined in the DIP Warehouse Master Refinancing Amendment), as well as limited guarantor with respect to Ditech’s obligations under certain receivables sale agreements required to implement structured financing of Ditech’s advance receivables (the “Limited RSA Guaranties”), without the need for any further corporate action and without further action by the holders of Claims or Interests. The terms of the (a) Exit

Warehouse Facilities, and (b) the Exit Warehouse Facilities Documents, to the extent the Reorganized Debtor is a party thereto, are fair and reasonable. The decision by the Debtor to provide a guarantee thereunder, (i) reflects the Debtor’s exercise of proper business judgment that is consistent with the Debtor’s fiduciary duties, (ii) is supported by reasonably equivalent value and fair consideration, and (iii) is in the best interests of the Estate and its creditors. The execution, delivery, or performance by the Debtor of its guaranties of the New Forward Origination Facility Agreement, the New Reverse Mortgage Facility Agreement, and the MSFTAs, as well as the Limited RSA Guaranties, without the need for any further corporate action, and without further action by the holders of Claims or Interests, is authorized by, and will not conflict with, the terms of the Prepackaged Plan or this Order. The financial accommodations to be extended pursuant to the Debtor’s guaranty under the New Forward Origination Facility Agreement, the New Reverse Mortgage Facility Agreement, and the MSFTAs, and pursuant to the Limited RSA Guaranties, are being extended in good faith, for legitimate business purposes, are reasonable, and shall not be subject to recharacterization for any purposes whatsoever and shall not constitute preferential transfers or fraudulent conveyances under the Bankruptcy Code or any other applicable non-bankruptcy law. The Exit Warehouse Facilities Document, to the extent the Reorganized Debtor is a party thereto, are hereby approved and shall constitute legal, valid, binding and authorized obligations of the Reorganized Debtor enforceable in accordance with their terms.

NN. Amended and Restated Credit Facility. The incurrence of indebtedness under, and the granting of security interests pursuant to, the Amended and Restated Credit Facility Agreement is in the best interests of the Reorganized Debtor and necessary to the consummation of the Prepackaged Plan and the operation of the Reorganized Debtor, and constitutes reasonably equivalent value and fair consideration. The terms and conditions of the Amended and Restated Credit Facility, as set forth in the Amended and Restated Credit Facility Documents, are fair and reasonable, reflect the Debtor’s exercise of prudent business judgment consistent with its fiduciary duties, were negotiated at arm’s length and in good faith and without intent to hinder, delay or defraud any creditor of the Debtor, are supported by reasonably equivalent value and fair consideration and are in the best interests of the Debtor’s Estate and its creditors. The execution, delivery, or performance by the Debtor or Reorganized Debtor, as the case may be, of the Amended and Restated Credit Facility Documents and any other documents in connection with the Amended and Restated Credit Facility and compliance by the Debtor or Reorganized Debtor, as the case may be, with the terms thereof is authorized by, and will not conflict with, the terms of the Prepackaged Plan or this Order. The financial accommodations to be extended pursuant to the Amended and Restated Credit Facility Documents are being extended, and shall be deemed to have been extended, in good faith, for legitimate business purposes, are reasonable, shall not be subject to challenge, avoidance, recharacterization or subordination (whether equitable, contractual, or otherwise) for any purpose whatsoever under the Bankruptcy Code or any other applicable non-bankruptcy law and shall not constitute preferential transfers, fraudulent transfers, fraudulent conveyances or other voidable transfers under the Bankruptcy Code or any other applicable nonbankruptcy law. The Debtor has provided sufficient and adequate notice of Amended and Restated Credit Facility Documents to all parties in the Chapter 11 Case.

OO. New Second Lien Notes. The incurrence of indebtedness under, and the granting of the security interests pursuant to, the New Second Lien Notes is in the best interests of the Reorganized Debtor and necessary to the consummation of the Prepackaged Plan and the operation of the Reorganized Debtor, and constitutes reasonably equivalent value and fair consideration. The terms and conditions of the New Second Lien Notes, as set forth in the New Second Lien Notes Documents, are fair and reasonable, reflect the Debtor’s exercise of prudent business judgment consistent with its fiduciary duties, were negotiated at arm’s length and in good faith and without intent to hinder, delay or defraud any creditor of the Debtor, are supported by reasonably equivalent value and fair consideration and are in the best interests of the Debtor’s Estate and its creditors. The execution, delivery, or performance by the Debtor or Reorganized Debtor, as the case may be, of the New Second Lien Notes Documents and any other documents in connection with the New Second Lien Notes and compliance by the Debtor or Reorganized Debtor, as the case may be, with the terms thereof is authorized by, and will not conflict with, the terms of the Prepackaged Plan or this Order. The financial accommodations to be extended pursuant to the New Second Lien Notes Documents are being extended, and shall be deemed to have been extended, in good faith, for legitimate business purposes, are reasonable, and shall not be subject to challenge, avoidance, recharacterization or subordination (whether equitable, contractual, or otherwise) for any purpose whatsoever under the Bankruptcy Code or any other applicable non-bankruptcy law and shall not constitute preferential transfers, fraudulent conveyances or other voidable transfers under the Bankruptcy Code or any other applicable law. The Debtor has provided sufficient and adequate notice of the New Second Lien Notes Documents to all parties in the Chapter 11 Case.

PP. New Intercreditor Agreement. On the Effective Date, the Amended and Restated Credit Facility Agent and the New Second Lien Notes Trustee shall enter into the New Intercreditor Agreement. Each lender under the Amended and Restated Credit Facility and each holder of the New Second Lien Notes shall be deemed to have directed the Amended and Restated Credit Facility Agent or the New Second Lien Notes Trustee, as applicable, to execute the New Intercreditor Agreement and shall be bound to the terms of the New Intercreditor Agreement from and after the Effective Date as if it were a signatory thereto.

QQ. Amended Organizational Documents. The Amended Organizational Documents are necessary to the consummation of the Prepackaged Plan and the operation of the Reorganized Debtor. The terms of the Amended Organizational Documents are fair and reasonable, reflect the Debtor’s exercise of prudent business judgment consistent with its fiduciary duties, are supported by reasonably equivalent value and fair consideration and are in the best interests of the Debtor’s Estate and its creditors. The Amended Organizational Documents are the result of good faith, arm’s-length negotiations among the Debtor and the Requisite RSA Parties, are appropriate and consistent with the applicable provisions of the Bankruptcy Code and the Bankruptcy Rules, including, but not limited to, Bankruptcy Code sections 1123, 1129, and 1142, and are necessary to the Debtor’s successful emergence from chapter 11. The execution, delivery, or performance by the Debtor or Reorganized Debtor, as the case may be, of any documents in connection with the Amended Organizational Documents and compliance by the Debtor or Reorganized Debtor, as the case may be, with the terms thereof is authorized by, and will not conflict with, the terms of the Prepackaged Plan or this Order. The Amended Organizational Documents are hereby approved and shall constitute legal, valid, binding and authorized obligations of the Reorganized Debtor enforceable in accordance with their terms.

RR. Exemption from Securities Laws. The offer, issuance, and distribution of the New Common Stock, New Second Lien Notes, Mandatorily Convertible Preferred Stock, and New Warrants to holders of Senior Notes Claims, Convertible Notes Claims or holders Existing Equity Interests, as applicable, under Sections 4.5 and 4.6, and 4.7 respectively, of the Prepackaged Plan shall be exempt, pursuant to section 1145 of the Bankruptcy Code, without further act or action by any Entity, from registration under (a) the Securities Act, as amended, and all rules and regulations promulgated thereunder, and (b) any state or local law requiring registration for the offer, issuance, or distribution of securities. The New Common Stock, New Second Lien Notes, Mandatorily Convertible Preferred Stock, and New Warrants will be freely tradable by the recipients thereof, subject to (i) the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 2(a)(11) of the Securities Act, (ii) compliance with any rules and regulations of the Securities and Exchange Commission, if any, applicable at the time of any future transfer of such securities or instruments, (iii) the restrictions, if any, on the transferability or ownership of the New Common Stock and Mandatorily Convertible Preferred Stock contained in the Amended Organizational Documents, and (iv) applicable regulatory approval. All securities described above were (or are designated to be) offered, distributed and sold pursuant to the Prepackaged Plan.

SS. Conditions Precedent to Confirmation and Effective Date. The conditions precedent to the confirmation of the Prepackaged Plan and the Effective Date, set forth in Section 9.1 and 9.2, of the Prepackaged Plan may be waived in writing by the Debtor with the prior written consent of the Requisite RSA Parties and the DIP Lenders without leave of or order of the Bankruptcy Court.

TT. Retention of Jurisdiction. The Bankruptcy Court may properly, and upon the Effective Date shall, retain non-exclusive jurisdiction over all matters arising in, arising under, and related to, the Chapter 11 Case, including the matters set forth in Article XI of the Prepackaged Plan and section 1142 of the Bankruptcy Code.

UU. Waiver of Stay. Given the facts and circumstances of the Chapter 11 Case, it is appropriate that this Order shall not be stayed pursuant to Bankruptcy Rules 3020(e), 6004(g), 6006(d), or 7062, and the Confirmation Order shall take effect immediately upon its entry.

ORDER

ACCORDINGLY, IT IS HEREBY ORDERED, ADJUDGED, DECREED, AND DETERMINED THAT:

1. Findings of Fact and Conclusions of Law. The above-referenced findings of fact and conclusions of law are hereby incorporated by reference as though fully set forth herein and shall constitute findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable herein by Bankruptcy Rule 9014. To the extent that any finding of fact shall be determined to be a conclusion of law, it shall be deemed so, and vice versa.

2. Combined Notice. The Combined Notice complied with the terms of the Scheduling Order, was appropriate and satisfactory based upon the circumstances of the Chapter 11 Case, and was in compliance with the provisions of the Bankruptcy Code; the Bankruptcy Rules, the Guidelines, the Local Rules, and applicable non-bankruptcy law.

3. Solicitation. The solicitation of votes on the Prepackaged Plan complied with the Solicitation Procedures, was appropriate and satisfactory based upon the circumstances of the Chapter 11 Case, and was in compliance with the provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, the Scheduling Order, the Guidelines, and applicable non-bankruptcy law.

4. Ballots. The forms of Ballots annexed to the Scheduling Motion are adequate and appropriate, are in compliance with Bankruptcy Rule 3018(c), substantially conform to Official Form B 314 and are approved in all respects.

5. Solicitation of Disclosure Statement. The Disclosure Statement (a) contains adequate information of a kind that is consistent with the disclosure requirements of applicable non-bankruptcy law, including the Securities Act, (b) contains “adequate information” (as such term is defined in section 1125(a)(1) and used in section 1126(b)(2) of the Bankruptcy Code) with respect to the Debtor, the Prepackaged Plan, and the transactions contemplated therein, and (c) is approved in all respects. To the extent that the Debtor’s solicitation was deemed to constitute an offer of new securities, such Solicitation is exempt from registration pursuant to section 4(a)(2) and Regulation D of the Securities Act. Specifically, section 4(a)(2) and Regulation D of the Securities Act creates an exemption from the registration requirements under the Securities Act for transactions not involving a “public offering.” 15 U.S.C. § 77d(a)(2). The Debtor has complied with the requirements of section 4(a)(2) and Regulation D of the Securities Act as the prepetition solicitation of acceptances would constitute a private placement of securities. The solicitation was made only to those holders of Class 4 (Term Loan Claims), Class 5 (Senior Notes Claims), and Class 6 (Convertible Notes Claims) who are “Accredited Investors” (within the meaning of rule 501(a) of Regulation D of the Securities Act), as creditors were required to certify on their Ballots that they belonged to such category. Therefore, the requirements of section 1126(b)(1) of the Bankruptcy Code are inapplicable to the Debtor’s prepetition solicitation.

6. Confirmation of Prepackaged Plan. The Prepackaged Plan and each of its provisions shall be, and hereby are, CONFIRMED under section 1129 of the Bankruptcy Code. The documents contained in or contemplated by the Prepackaged Plan, including, without limitation, the Plan Supplement and Definitive Documents, are hereby authorized and approved (to the extent the Debtor is a party thereto). The terms of the Prepackaged Plan are incorporated by reference into and are an integral part of this Order.

7. Objections. All objections to confirmation of the Prepackaged Plan and other responses or reservation of rights with respect to confirmation of the Prepackaged Plan or the Plan Supplement (i) have been withdrawn, waived, or otherwise resolved by the Debtor prior to entry of this Order, or (ii) to the extent that any objections (including any reservations of rights contained therein) to confirmation of the Prepackaged Plan or the Plan Supplement or other responses or reservation of rights with respect to confirmation of the Prepackaged Plan or the Plan Supplement have not been withdrawn prior to entry of this Order, such objections shall be, and hereby are, overruled on the merits.

8. Binding Effect. As of the Effective Date, the Prepackaged Plan and this Order shall bind all holders of Claims against and Interests in the Debtor and their respective successors and assigns, whether or not any such holders were (a) Impaired or Unimpaired under the Prepackaged Plan, (b) deemed to accept or reject the Prepackaged Plan, (c) failed to vote to accept or reject the Prepackaged Plan, or (d) voted to reject the Prepackaged Plan.

9. Free and Clear. On the Effective Date, pursuant to sections 1141(b) and (c) of the Bankruptcy Code, all property of the Debtor’s Estate shall vest in the Reorganized Debtor free and clear of all Claims, Liens, encumbrances, charges, and other interests, except as provided pursuant to the Prepackaged Plan, this Order, the Exit Warehouse Facilities Documents, the Amended and Restated Credit Facility Documents, and the New Second Lien Notes Documents. On and after the Effective Date, the Reorganized Debtor may take any action, including, without limitation, the operation of its business, the use, acquisition, sale, lease and disposition of property and the entry into transactions, agreements, understandings, or arrangements, whether in or other than in the ordinary course of business, and execute, deliver, implement, and fully perform any and all obligations, instruments, documents and papers or otherwise in connection with any of the foregoing, free of any restrictions of the Bankruptcy Code or Bankruptcy Rules and in all respects as if there was no pending case under any chapter or provision of the Bankruptcy Code, except as expressly provided in this Order or the Prepackaged Plan. Without limiting the foregoing, the Reorganized Debtor may pay the charges that they incur on or after the Effective Date for professional fees, disbursements, expenses, or related support services without application to the Bankruptcy Court.

10. Approval of the Amended Organizational Documents. The Amended Organizational Documents are hereby approved. The Debtor and the Reorganized Debtor, as applicable, are authorized, without further approval of the Bankruptcy Court or any other party, to execute and deliver all agreements, documents, instruments, and certificates relating to the Amended Organizational Documents, including the Registration Rights Agreement, and take such other actions as reasonably deemed necessary to perform their obligations thereunder. On the Effective Date, Reorganized Debtor and all of the holders of New Common Stock, Mandatorily Convertible Preferred Stock, and the New Warrants shall be deemed to be parties to the Registration Rights Agreement without the need for execution by any such holder. The Registration Rights Agreement shall be binding on Reorganized Debtor and all parties receiving, and all holders of, New Common Stock, Mandatorily Convertible Preferred Stock and the New Warrants; provided, that, regardless of whether such parties execute the Registration Rights Agreement, such parties will be deemed to have signed the Registration Rights Agreement, which shall be as binding on such parties as if they had actually signed it.

11. Designation of Directors and Officers Approved. On the Effective Date, the initial board of directors and officers of the Reorganized Debtor shall consist of those individuals identified in the Notice of D&O, and such directors and officers shall be deemed elected or appointed (as applicable) and authorized to serve as directors or officers of the Reorganized Debtor pursuant to the terms of the Amended Organizational Documents. Such appointment and designation is hereby approved and ratified as being in the best interests of the Debtor and creditors and consistent with public policy, and such directors hereby are deemed elected and appointed to serve in their respective capacities as of the Effective Date without further action of the Bankruptcy Court, the Reorganized Debtor or its security holders.

12. DIP Claims. On the Effective Date, subject to the satisfaction or waiver of all conditions precedent to effectiveness (i) in the Prepackaged Plan, (ii) in the Exit Warehouse Facilities Documents, and (iii) in the DIP Warehouse Master Refinancing Amendment, the DIP Guaranties shall terminate, and the DIP Lenders will receive from the Debtor the payment of the Exit Warehouse Facilities Fees, and the Exit Guaranties shall become effective.

13. Amended and Restated Credit Facility Approved.

(a) On the Effective Date, the Reorganized Debtor shall execute and deliver, as applicable, the Amended and Restated Credit Facility Agreement, the Amended and Restated Credit Facility Documents and all related documents. All such documents (including the schedules thereto) are incorporated in the Prepackaged Plan and this Order by reference, and shall become effective in accordance with their terms and the Prepackaged Plan.

(b) The Bankruptcy Court hereby (i) approves the Amended and Restated Credit Facility, the Amended and Restated Credit Facility Agreement and the Amended and Restated Credit Facility Documents and all transactions contemplated thereby and thereof, and all actions to be taken, undertakings to be made, and obligations to be incurred by the Reorganized Debtor contemplated thereby, including the payment of all other fees and expenses (including payment of legal fees and expenses of counsel to the lenders and administrative agent), losses, damages, indemnities and other amounts provided for by Amended and Restated Credit Facility Documents, and (ii) authorizes the Reorganized Debtor, without further notice to or action, order or approval of this Bankruptcy Court and without the need for any further corporate or shareholder action, to enter into, deliver and fully perform its obligations under the Amended and Restated Credit Facility Documents, as well as any notes, documents or agreements contemplated thereby, including, without limitation, any documents required in connection with the creation, continuation, or perfection of Liens, mortgages, or other security interests contemplated thereby.

(c) Upon their execution, the Amended and Restated Credit Facility Documents shall constitute legal, valid, binding and authorized debt obligations of the Reorganized Debtor, and the terms and provisions set forth in the Amended and Restated Credit Facility Documents shall be enforceable in accordance with their terms. The financial accommodations to be extended pursuant to the Amended and Restated Credit Facility Documents are being extended, and shall be deemed to have been extended, in good faith, for legitimate business purposes, and are reasonable, and shall not be subject to challenge, avoidance, recharacterization or subordination (whether equitable, contractual or otherwise) for any purpose whatsoever under the Bankruptcy Code or any other applicable nonbankruptcy law, and shall not constitute preferential transfers, fraudulent transfers, fraudulent conveyances or other voidable transfers under the Bankruptcy Code or any other applicable non-bankruptcy law.

(d) On the Effective Date, all Liens, mortgages, deeds of trust, pledges and other security interests securing the obligations arising under the Amended and Restated Credit Facility Agreement and the other Amended and Restated Credit Facility Documents that were Collateral securing the Term Loan Claims as of the Commencement Date are unaltered by the Prepackaged Plan, and all such Liens, mortgages, deeds of trust, pledges and other security interests are continued and perfected with respect to the Amended and Restated Credit Facility Documents to the same extent, in the same manner and on the same terms and priorities as they were with respect to the Term Loan Claims, except as the foregoing may be modified pursuant to the Amended and Restated Credit Facility Documents and the New Intercreditor Agreement.

(e) On the Effective Date, all of the Liens, mortgages, deeds of trust, pledges and other security interests to be granted in accordance with the Amended and Restated Credit Facility Documents (i) shall be deemed to be approved and granted in good faith, for good and valuable consideration, for reasonably equivalent value, and for legitimate business purposes as an inducement to lenders to extend credit thereunder and are reasonable, (ii) shall be valid, legal, binding, and enforceable Liens on, and security interests in, the collateral granted under and in accordance with the terms of the respective Amended and Restated Credit Facility Documents, (iii) shall be deemed fully perfected on the Effective Date to the extent required by the Amended and Restated Credit Facility Documents, and the priorities of such Liens, mortgages, deeds of trust and other security interests shall be as set forth in the respective Amended and Restated Credit Facility Documents and the New Intercreditor Agreement, and (iv) shall not be subject to avoidance, recharacterization, or subordination (whether equitable, contractual or otherwise) or any other challenge for any purposes whatsoever under the Bankruptcy Code or any applicable non-bankruptcy law and shall not constitute preferential transfers, fraudulent conveyances or other voidable transfers under the Bankruptcy Code or any applicable non-bankruptcy law. The Debtor, the Reorganized Debtor and the secured parties (and their designees and agents) under such Amended and Restated Credit Facility Documents are hereby authorized to make, and to the extent contemplated by the Amended and Restated Credit Facility Documents, the Debtor, the Reorganized Debtor and their respective affiliates shall make, all filings and recordings, and to obtain all governmental approvals and consents to evidence, establish, continue and perfect all such Liens, mortgages, deeds of trust and other security interests under the provisions of the applicable state, provincial, federal or other law (whether domestic or foreign) that would be applicable in the absence of the Prepackaged Plan and this Order (it being understood that perfection of the Liens, mortgages, deeds of trust and other security interests granted under the Amended and Restated Credit Facility Documents shall occur automatically on the Effective Date by virtue of the entry of this Order, and any such filings, recordings, approvals and consents shall not be necessary or required), and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens, mortgages, deeds of trust and other security interests to third parties. For purposes of all mortgages and deposit account control agreements that secured the obligations arising under the Prepetition Credit Agreement, the Amended and Restated Credit Facility Agreement is deemed an amendment and restatement of the Prepetition Credit Agreement, and such mortgages and control agreements shall survive the Effective Date, shall not be cancelled, and shall continue to secure the Amended and Restated Credit Facility Agreement, except as expressly set forth in the Amended and Restated Credit Facility Agreement. The Reorganized Debtor shall be authorized to execute, deliver, and enter into and perform under the Amended and Restated Credit Facility Documents without the need for any further corporate action and without further action by the holders of Claims or Interests. On the Effective Date, all letters of credit and similar forms of credit support funded directly or indirectly by the revolver commitments under the Prepetition Credit Agreement will be refinanced in full.

14. Exit Warehouse Facilities Approved.

(a) On the Effective Date, the Reorganized Debtor shall execute and deliver, to the extent the Reorganized Debtor is a party thereto, the Exit Warehouse Facility Agreements, and all related documents, including the Exit Warehouse Facilities Documents. All such documents (including the schedules thereto) are incorporated in the Prepackaged Plan and this Order by reference, and shall become effective in accordance with their terms and the Prepackaged Plan.

(b) The Bankruptcy Court hereby approves (i) to the extent the Reorganized Debtor is a party thereto, the Exit Warehouse Facilities, the Exit Warehouse Facilities Agreements and the Exit Warehouse Facilities Documents and all transactions contemplated thereby and thereof, and all actions to be taken, undertakings to be made, and obligations to be incurred by the Reorganized Debtor contemplated thereby, including the payment of all other fees and expenses (including payment of legal fees and expenses of counsel to the lenders), losses, damages, indemnities and other amounts provided for by the Exit Warehouse Facilities Documents, and (ii) authorizes the Reorganized Debtor, without further notice to or action, order or approval of this Bankruptcy Court and without the need for any further corporate or shareholder action, to enter into and fully perform its obligations under the Exit Warehouse Facilities Agreements Documents (to the extent the Reorganized Debtor is a party thereto).

(c) Upon their execution, to the extent the Reorganized Debtor is a party thereto, the Exit Warehouse Facilities Documents shall constitute legal, valid, binding and authorized debt obligations of the Reorganized Debtor, and the terms and provisions set forth in the Exit Warehouse Facilities Documents shall be enforceable in accordance with their terms. The financial accommodations to be extended pursuant to the Exit Warehouse Facilities Documents are being extended, and shall be deemed to have been extended, to the extent the Reorganized Debtor is a party thereto, in good faith, for legitimate business purposes, are reasonable, shall not be subject to challenge, avoidance, recharacterization or subordination (including equitable subordination) for any purposes whatsoever, and shall not constitute preferential transfers, fraudulent conveyances or other voidable transfers under the Bankruptcy Code or any other applicable non-bankruptcy law.

15. New Second Lien Notes Approved.

(a) On the Effective Date, the Reorganized Debtor shall execute and deliver, as applicable, the New Second Lien Notes Indenture, the New Second Lien Notes Documents, and all related documents, including the New Second Lien Notes. All such documents (including the schedules thereto) are incorporated in the Prepackaged Plan and this Order by reference, and shall become effective in accordance with their terms and the Prepackaged Plan.

(b) The Bankruptcy Court hereby (i) approves the New Second Lien Notes, the New Second Lien Notes Indenture, and the New Second Lien Notes Documents, and all transactions contemplated thereby and thereof, and all actions to be taken, undertakings to be made, and obligations to be incurred by the Reorganized Debtor contemplated thereby, including the payment of all other fees and expenses (including payment of legal fees and expenses of counsel to the noteholders and indenture trustee), losses, damages, indemnities and other amounts provided for by New Second Lien Notes Documents, and (ii) authorizes the Reorganized Debtor, without further notice to or action, order or approval of this Bankruptcy Court and without the need for any further corporate or shareholder action, to enter into, deliver and fully perform its obligations under the New Second Lien Notes Documents, as well as any notes, documents or agreements contemplated thereby, including, without limitation, any documents required in connection with the creation, continuation, or perfection of Liens, mortgages, or other security interests contemplated thereby.

(c) Upon their execution, the New Second Lien Notes Documents shall constitute legal, valid, binding and authorized debt obligations of the Reorganized Debtor, and the terms and provisions set forth in the New Second Lien Notes Documents shall be enforceable in accordance with their terms. The financial accommodations to be extended pursuant to the New Second Lien Notes Documents are being extended, and shall be deemed to have been extended, in good faith, for legitimate business purposes, and are reasonable, and shall not be subject to challenge, avoidance, recharacterization or subordination (whether equitable, contractual or otherwise) for any purpose whatsoever under the Bankruptcy Code or any other applicable nonbankruptcy law, and shall not constitute preferential transfers, fraudulent transfers, fraudulent conveyances or other voidable transfers under the Bankruptcy Code or any other applicable non-bankruptcy law.

(d) On the Effective Date, all of the Liens, mortgages, deeds of trust, pledges and other security interests to be granted in accordance with the New Second Lien Notes Documents (i) shall be deemed to be approved and granted in good faith, for good and valuable consideration, for reasonably equivalent value, and for legitimate business purposes as an inducement to noteholders to extend credit thereunder and are reasonable, (ii) shall be valid, legal, binding, and enforceable Liens on, and security interests in, the collateral granted under and in accordance with the terms of the respective New Second Lien Notes Documents, (iii) shall be deemed fully perfected on the Effective Date to the extent required by the New Second Lien Notes Documents, and the priorities of such Liens, mortgages, deeds of trust and other security interests shall be as set forth in the respective New Second Lien Notes Documents and the New Intercreditor Agreement, and (iv) shall not be subject to avoidance, recharacterization, or subordination (whether equitable, contractual or otherwise) or any other challenge for any purposes whatsoever under the Bankruptcy Code or any applicable non-bankruptcy law and shall not constitute preferential transfers, fraudulent conveyances or other voidable transfers under the Bankruptcy Code or any applicable non-bankruptcy law. The Debtor, the Reorganized Debtor and the secured parties (and their designees and agents) under such New Second Lien Notes Documents are hereby authorized to make, and to the extent contemplated by the New Second Lien Notes Documents, the Debtor, the Reorganized Debtor and their respective affiliates shall make, all filings and recordings, and to obtain all governmental approvals and consents to evidence, establish, continue and perfect all such Liens, mortgages, deeds of trust and other security interests under the provisions of the applicable state, provincial, federal or other law (whether domestic or foreign) that would be applicable in the absence of the Prepackaged Plan and this Order (it being understood that perfection of the Liens, mortgages, deeds of trust and other security interests granted under the New Second Lien Notes Documents shall occur automatically on the Effective Date by virtue of the entry of this Order, and any such filings, recordings, approvals and consents shall not be necessary or required), and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens, mortgages, deeds of trust and other security interests to third parties. The Reorganized Debtor shall be authorized to execute, deliver, and enter into and perform under the New Second Lien Notes Documents without the need for any further corporate action and without further action by the holders of Claims or Interests.

16. New Warrants Approved.

(a) On the Effective Date, the Reorganized Debtor shall execute and deliver, as applicable, the New Warrant Agreements, and all related documents (the “New Warrant Documents”). All such documents (including the schedules thereto) are incorporated in the Prepackaged Plan and this Order by reference, and shall become effective in accordance with their terms and the Prepackaged Plan.

(b) The Bankruptcy Court hereby (i) approves the New Warrants, the New Warrant Agreements, the New Warrant Documents, and all transactions contemplated thereby and thereof, and all actions to be taken, undertakings to be made, and obligations to be incurred by the Reorganized Debtor contemplated thereby, including the payment of all other fees and expenses (including payment of legal fees and expenses of counsel to the lenders), losses, damages, indemnities and other amounts provided for by the New Warrant Documents Documents, and (ii) authorizes the Reorganized Debtor, without further notice to or action, order or approval of this Bankruptcy Court and without the need for any further corporate or shareholder action, to enter into and fully perform their obligations under the New Warrant Documents.

17. Upon their execution, the New Warrant Documents shall constitute legal, valid, binding and authorized debt obligations of each of the Reorganized Debtor, and the terms and provisions set forth in the New Warrant Documents shall be enforceable in accordance with their terms. The financial accommodations to be extended pursuant to the New Warrant

Documents are being extended, and shall be deemed to have been extended, in good faith, for legitimate business purposes, are reasonable, shall not be subject to challenge, avoidance, recharacterization or subordination (including equitable subordination) for any purposes whatsoever, and shall not constitute preferential transfers, fraudulent conveyances or other voidable transfers under the Bankruptcy Code or any other applicable non-bankruptcy law.

18. Mandatorily Convertible Preferred Stock Approved

(a) On the Effective Date, the Reorganized Debtor shall execute and deliver, as applicable, the Articles Supplementary for the Mandatorily Convertible Preferred Stock, and all related documents (the “Mandatorily Convertible Preferred Stock Documents”). All such documents (including the schedules thereto) are incorporated in the Prepackaged Plan and this Order by reference, and shall become effective in accordance with their terms and the Prepackaged Plan.

(b) The Bankruptcy Court hereby (i) approves the Mandatorily Convertible Preferred Stock, Articles Supplementary for the Mandatorily Convertible Preferred Stock and the Mandatorily Convertible Preferred Stock Documents and all transactions contemplated thereby and thereof, and all actions to be taken, undertakings to be made, and obligations to be incurred by the Reorganized Debtor contemplated thereby, including the payment of all other fees and expenses (including payment of legal fees and expenses of counsel to the lenders), losses, damages, indemnities and other amounts provided for by the Mandatorily Convertible Preferred Stock Documents, and (ii) authorizes the Reorganized Debtor, without further notice to or action, order or approval of this Bankruptcy Court and without the need for any further corporate or shareholder action, to enter into and fully perform their obligations under the Mandatorily Convertible Preferred Stock Documents.

19. Upon their execution, the Mandatorily Convertible Preferred Stock Documents shall constitute legal, valid, binding and authorized debt obligations of each of the Reorganized Debtor, and the terms and provisions set forth in the Mandatorily Convertible Preferred Stock Documents shall be enforceable in accordance with their terms. The financial accommodations to be extended pursuant to the Mandatorily Convertible Preferred Stock Documents are being extended, and shall be deemed to have been extended, in good faith, for legitimate business purposes, are reasonable, shall not be subject to challenge, avoidance, recharacterization or subordination (including equitable subordination) for any purposes whatsoever, and shall not constitute preferential transfers, fraudulent conveyances or other voidable transfers under the Bankruptcy Code or any other applicable non-bankruptcy law.

20. Issuance of New Common Stock, Mandatorily Convertible Preferred Stock and the New Warrants. On the Effective Date, the Debtor or Reorganized Debtor, as applicable, are authorized to issue or cause to be issued and shall issue the New Common Stock, the Mandatorily Convertible Preferred Stock, and the New Warrants in accordance with the terms of the Prepackaged Plan without the need for any further corporate or shareholder action. All of the New Common Stock, Mandatorily Convertible Preferred Stock and New Warrants, issuable under the Prepackaged Plan, when so issued, shall be duly authorized, validly issued, fully paid, and non-assessable.

21. Cancellation of Liens. Except as otherwise specifically provided in the Prepackaged Plan, including with respect to the Amended and Restated Credit Facility Agreement, upon the Effective Date, any Lien securing a Secured Claim shall be deemed released, and the holder of such Secured Claim (or any agent for such holder) shall be authorized and directed to release any collateral or other property of the Debtor (including any Cash collateral) held by such holder and to take such actions as may be requested by the Debtor, Reorganized Debtor, or applicable administrative agent to cancel, extinguish, and release such Liens, if they have been or will be satisfied or discharged in full pursuant to the Prepackaged Plan. Upon the payment or other satisfaction of an Allowed Other Secured Claim, the holder of such Allowed Other Secured Claim shall deliver to the Debtor or Reorganized Debtor (as applicable) any Collateral or other property of the Debtor held by such holder, and any termination statements, instruments of satisfactions, or releases of all security interests with respect to its Allowed Other Secured Claim that may be required in order to terminate any related financing statements, mortgages, mechanic’s liens, or lis pendens.

22. Assumption of Contracts and Leases. Pursuant to Article VIII of the Prepackaged Plan, as of and subject to the occurrence of the Effective Date and the payment of any applicable Cure amount then due, payment of any applicable Cure amount then due, all executory contracts and unexpired leases to which the Debtor is a party, and which have not expired by their own terms on or prior to the Confirmation Date, including the Employee Arrangements (subject to Section 5.14 of the Prepackaged Plan), shall be deemed assumed except for any executory contract or unexpired lease that (a) previously has been assumed or rejected pursuant to a Final Order of the Bankruptcy Court, (b) is the subject of a separate (i) assumption motion filed by the Debtor or (ii) rejection motion filed by the Debtor under section 365 of the Bankruptcy Code before the Confirmation Date, (c) is identified for rejection on the schedule of rejected contracts annexed to the Plan Supplement, or (d) is the subject of a pending Cure Dispute. Subject to the occurrence of the Effective Date, entry of this Order by the Bankruptcy Court shall constitute approval of the assumptions provided for in the Prepackaged Plan pursuant to sections 365(a) and 1123 of the Bankruptcy Code and a determination by the

Bankruptcy Court that the Reorganized Debtor has provided adequate assurance of future performance under such assumed executory contracts and unexpired leases. Each executory contract and unexpired lease assumed pursuant to the Prepackaged Plan shall vest in and be fully enforceable by the Reorganized Debtor in accordance with its terms, except as modified by the provision of the Prepackaged Plan, any order of the Bankruptcy Court authorizing and providing for its assumption or applicable law.

23. Cure Notice. On December 22, 2017, the Debtor filed and served the Notice of Assumption of Executory Contracts and Unexpired Leases of Debtor and Related Procedures (the “Cure Notice”) (ECF No. 122) notifying counterparties of the Debtor’s intention to assume their contract or unexpired lease with the Debtor in connection with the Prepackaged Plan except as provided in section 8.14 of the Prepackaged Plan. Any counterparty to an executory contract or unexpired lease that does not timely object to the notice of the proposed assumption of such executory contract or unexpired lease within ten (10) days of the service thereof, shall be deemed to have assented to assumption of the applicable executory contract or unexpired lease notwithstanding any provision thereof that purports to (i) prohibit, restrict, or condition the transfer or assignment of such contract or lease, (ii) terminate or modify, or permit the termination or modification of, a contract or lease as a result of any direct or indirect transfer or assignment of the rights of the Debtor under such contract or lease or a change, if any, in the ownership or control to the extent contemplated by the Prepackaged Plan, (iii) increase, accelerate, or otherwise alter any obligations or liabilities of the Debtor or the Reorganized Debtor under such executory contract or unexpired lease, or (iv) create or impose a Lien upon any property or Asset of the Debtor or the Reorganized Debtor, as applicable. Each such provision shall be deemed to not apply to the assumption of such executory contract or unexpired lease pursuant to the Prepackaged Plan and counterparties to assumed executory contracts or unexpired leases that fail to object to the proposed assumption in accordance with the terms set forth in Section 8.2 of the Prepackaged Plan, shall forever be barred and enjoined from objecting to the proposed assumption or to the validity of such assumption (including with respect to any Cure amounts or the provision of adequate assurance of future performance), or taking actions prohibited by the foregoing or the Bankruptcy Code on account of transactions contemplated by the Prepackaged Plan.

24. Rejection of Contracts and Unexpired Leases. Subject to the occurrence of the Effective Date, entry of this Order by the Bankruptcy Court shall constitute approval of the rejection of the executory contracts and unexpired leases identified in the Schedule of Rejected Contracts exhibited to the Plan Supplement pursuant to section 365(a) and 1123 of the Bankruptcy Code.

25. Fannie Mae: Notwithstanding any other provision of this Order, the Prepackaged Plan, the Plan Supplement, the Exit Warehouse Facilities Documents, the Amended and Restated Credit Facility Documents, the DIP Orders or any other order in the Chapter 11 Case,6 (1) Fannie Mae’s rights, powers, prerogatives, remedies, payment or lien priorities, and claims against the Debtor, any non-Debtor affiliate (including Ditech and RMS) or any other person or entity under the Fannie Mae Lender Contracts (including, without limitation, any guaranty by the Debtor of the obligations thereunder) shall not be impaired, released, modified, or limited in any respect, except as otherwise expressly agreed in writing by Fannie Mae; (2) no

[6]

Terms contained within this paragraph that are not otherwise defined shall have the meaning attributed to them in the Final Order Pursuant to 11 U.S.C. §§ 105, 361, 362, 363, 364 and 507 (A) Authorizing Debtor to Guarantee Warehouse Financing of Certain Non-Debtor Subsidiaries and Use Cash Collateral; (B) Providing Superpriority Administrative Expense Status; (C) Granting Adequate Protection; (D) Modifying Automatic Stay; and (E) Granting Related Relief (ECF No. 118) (the “Final DIP Order”).

lien or security interest shall attach to, modify, prime or otherwise affect (a) mortgage servicing rights with respect to mortgages which are now or hereafter serviced by Ditech or RMS (or any of their affiliates) for Fannie Mae, except as otherwise expressly authorized by Fannie Mae pursuant to the applicable Fannie Mae Acknowledgment Agreement, (b) any other rights related to the Fannie Mae Lender Contracts including the “Purchased Servicing Advance Receivables” as defined and referenced in, and except as otherwise expressly authorized by, the Fannie Mae Acknowledgment Agreements, or (c) any cash, accounts, securities, or other collateral (and any proceeds thereof) pledged to Fannie Mae pursuant to any collateral pledge agreement or other security agreement between Ditech and Fannie Mae (including the Collateral as defined in that certain Pledge and Security Agreement in favor of Fannie Mae dated as of December 19, 2014 (as amended, the “Pledge Agreement”); (3) the term of Fannie Mae Acknowledgment Agreements shall remain unchanged, and any extension of the term or changes to other provisions of the Fannie Mae Acknowledgment Agreements must be expressly agreed to by the parties in a separate written agreement, (4) Fannie Mae does not, and shall not be deemed to, release any Released Party or any other person or entity from any claims or causes of action that it may have, nor shall Fannie Mae be enjoined from pursuing any such claims or causes of action; and (5) Fannie Mae shall not be required to file a proof of claim, or take any other action in this Bankruptcy Case, to preserve any of its rights, claims, or defenses against the Debtor or any other person or entity, all of which are hereby expressly preserved and shall survive the entry of this Order and the effectiveness of the Prepackaged Plan.

26. Freddie Mac: Notwithstanding any other provision of this Order, the Prepackaged Plan, the Plan Supplement, the Exit Warehouse Facilities Documents, the Amended and Restated Credit Facility Documents, the Final DIP Order or any other order in the Chapter 11 Case,7 (1) Freddie Mac’s rights, powers, prerogatives, remedies, payment or lien priorities, and claims against the Debtor, any non-Debtor affiliate (including Ditech) or any other person or entity under the Freddie Mac Master Agreement or the Freddie Mac Purchase Agreement shall not be impaired, released, modified, or limited in any respect, except as otherwise expressly agreed in writing by Freddie Mac; (2) no lien or security interest shall attach to, modify, prime, or otherwise affect (a) mortgage servicing rights with respect to mortgages which are now or hereafter serviced by Ditech (or any of its affiliates) for Freddie Mac, (b) the “Servicing Collateral” as defined and referenced in, and except as otherwise expressly authorized by, the Freddie Mac Acknowledgment Agreement, or (c) any cash, accounts, securities, or other collateral (and any proceeds thereof) pledged to Freddie Mac pursuant to any collateral pledge agreement or other security agreement between Ditech and Freddie Mac (including, without limitation, the Amended and Restated Collateral Pledge Agreement, dated as of January 17, 2014, between Freddie Mac and Ditech (the “Freddie Mac Pledge Agreement”)); (3) the term of the Freddie Mac Acknowledgment Agreement shall remain unchanged, and any extension of the term or changes to other provisions of the Freddie Mac Acknowledgment Agreement must be expressly agreed to by the parties in a separate written agreement, (4) Freddie Mac does not, and shall not be deemed to, release any Released Party or any other person or entity from any claims or causes of action that it may have, nor shall Freddie Mac be enjoined from pursuing any such claims or causes of action; and (5) Freddie Mac shall not be required to file a proof of claim, or take any other action in this Bankruptcy Case, to preserve any of its rights, claims, or defenses against the Debtor or any other person or entity, all of which are hereby expressly preserved and shall survive entry of this Order and the effectiveness of the Prepackaged Plan.

[7]

Terms contained within this paragraph that are not otherwise defined shall have the meaning attributed to them in the Final Order Pursuant to 11 U.S.C. §§ 105, 361, 362, 363, 364 and 507 (A) Authorizing Debtor to Guarantee Warehouse Financing of Certain Non-Debtor Subsidiaries and Use Cash Collateral; (B) Providing Superpriority Administrative Expense Status; (C) Granting Adequate Protection; (D) Modifying Automatic Stay; and (E) Granting Related Relief (ECF No. 118) (the “Final DIP Order”).

27. Professional Compensation. All Entities seeking an award by the Bankruptcy Court of Fee Claims shall file and serve on counsel to the Debtor, the U.S. Trustee, and counsel to the Requisite RSA Parties, on or before the date that is forty-five (45) days after the Effective Date, their respective final applications for allowance of compensation for services rendered and reimbursement of expenses incurred from the Petition Date through the Effective Date. Objections to any Fee Claims must be filed and served on counsel to the Debtor, counsel to the Requisite RSA Parties, and the requesting party no later than twenty-one (21) calendar days after the filing of the final applications for compensation or reimbursement (unless otherwise agreed by the party requesting compensation of a Fee Claim). Allowed Fee Claims shall be paid in full, in Cash, in such amounts as are Allowed by the Bankruptcy Court (i) upon the later of (A) the Effective Date and (B) the date upon which a Final Order relating to any such Allowed Fee Claim is entered, in each case, or as soon as reasonably practicable thereafter, or (ii) upon such other terms as may be mutually agreed upon between the holder of such an Allowed Fee Claim and the Debtor or the Reorganized Debtor, as applicable. The Reorganized Debtor is authorized to pay compensation for services rendered or reimbursement of expenses incurred after the Effective Date in the ordinary course and without the need for Bankruptcy Court approval. On or about the date that is not later than the third Business Day prior to the Effective Date, holders of Fee Claims shall provide a reasonable estimate of such Fee Claims to the Debtor or the Reorganized Debtor, counsel to the Consenting Term Lenders, and counsel to the Consenting Senior Noteholders, and the Debtor or Reorganized Debtor shall either escrow or separately reserve for and segregate such estimated amounts for the benefit of the holders of the Fee Claims until the fee applications related thereto are resolved by Final Order or agreement of the parties.

28. Discharge of Claims and Termination of Interests. Upon the Effective Date and in consideration of the distributions to be made hereunder, except as otherwise expressly provided under the Prepackaged Plan or this Order, including with respect to Unimpaired Claims, each holder (as well as any representatives, trustees, or agents on behalf of each holder) of a Claim or Interest and any affiliate of such holder shall be deemed to have forever waived, released, and discharged the Debtor, to the fullest extent permitted by section 1141 of the Bankruptcy Code, of and from any and all Claims, Interest, rights, and liabilities that arose prior to the Effective Date. Upon the Effective Date, all such Entities shall be forever precluded and enjoined, pursuant to section 524 of the Bankruptcy Code, from prosecuting or asserting any such discharged Claim against or terminated Interest in the Debtor against the Debtor, the Reorganized Debtor, or any of its Assets or property, whether or not such holder has filed a proof of Claim and whether or not the facts or legal bases therefor were known or existed prior to the Effective Date.

29. Release and Exculpation Provisions. All injunctions, releases, and exculpation provisions set forth in the Prepackaged Plan, including but not limited to those contained in Sections 10.5, 10.6 and 10.7 of the Prepackaged Plan, are approved and shall be effective and binding on all persons and entities, to the extent provided therein, and as if fully set forth herein.

30. Retention of Causes of Action/Reservation of Rights. Except as otherwise provided in Section 10.6(a) of the Prepackaged Plan, nothing contained in the Prepackaged Plan or the Confirmation Order shall be deemed to be a waiver or relinquishment of any rights, Claims, Causes of Action, rights of setoff or recoupment, or other legal or equitable defenses that the Debtor had immediately prior to the Effective Date on behalf of the Estate or itself in accordance with any provision of the Bankruptcy Code or any applicable nonbankruptcy law, including, without limitation, any affirmative Causes of Action against parties with a relationship with the Debtor, other than the Released Parties. The Reorganized Debtor shall have, retain, reserve, and be entitled to assert all such Claims, Causes of Action, rights of setoff or recoupment, and other legal or equitable defenses as fully as if the Chapter 11 Case had not been commenced, and all of the Debtor’s legal and equitable rights in respect of any Unimpaired Claim may be asserted after the Confirmation Date and Effective Date to the same extent as if the Chapter 11 Case had not been commenced. Notwithstanding the foregoing, the Debtor and the Reorganized Debtor shall not retain any Claims or Causes of Action released pursuant to the Prepackaged Plan against the Released Parties or arising under chapter 5 of the Bankruptcy Code (except that such Claims or Causes of Action may be asserted as a defense to a Claim in connection with the claims reconciliation and objection procedures pursuant to section 502(d) of the Bankruptcy Code or otherwise).

31. Limitation or Discharge and Modification of Automatic Stay and Injunction for Prepetition Actions. Notwithstanding anything to the contrary in the Prepackaged Plan or this Order, any Priority Non-Tax Claims, Other Secured Claim, or General Unsecured Claim that has not been resolved or paid by the Debtor in the ordinary course, including paid in such amount as may be agreed by the party and the Reorganized Debtor, as of the date of this Order, shall not be discharged and shall be liquidated and paid in the ordinary course pursuant to Section 4.2, 4.3 or 4.4 of the Prepackaged Plan, respectively, subject to all defenses or disputes the Debtor or Reorganized Debtor may have with respect to such Claims which shall be retained by the Reorganized Debtor. Nothing in the Prepackaged Plan or in this Order shall affect in any respect the rights of any entity in respect of any complaint filed or action commenced against the Debtor prior to the Petition Date or that could have been filed or commenced against the Debtor prepetition (other than in respect of the Prepetition Credit Agreement), to prosecute such action in the court or tribunal in which such action was commenced on and after the Effective Date; provided that, the Debtor reserves the right to object to the validity, priority, or classification of such Claim or Interest. To the extent that an entity is successful either in prosecuting such an action or settling such an action, such entity will be deemed to have an Allowed Claim or Allowed Interest, as the case may be, in the amount approved by final order of the applicable court, as applicable, as of the date of such settlement or successful prosecution of the action and shall be afforded the treatment set forth in the Prepackaged Plan, as applicable. Notwithstanding any other provision in the Prepackaged Plan, as currently exists or as may be modified or amended, the release and the injunction in Sections 10.6(b) and 10.5 shall not apply to the non-derivative causes of action and claims for relief which are or may be asserted against any non-debtor defendant in the securities class action pending in the United States District Court for the Eastern District of Pennsylvania titled Elkin v. Walter Investment Management Corp., et. al., No. 2:17-cv-02025-JCJ (the “Elkin Class Action”) or the ability of the Plaintiffs in the Elkin Class Action to obtain discovery from the Debtors or the Reorganized Debtor post-confirmation.

32. Survival of Debtor’s Indemnification Obligations. Pursuant to Section 8.5 of the Prepackaged Plan, any obligations of the Debtor pursuant to its corporate charters, bylaws, or other organizational documents to indemnify current and former officers, directors, agents, and/or employees with respect to all present and future actions, suits, and proceedings against the Debtor or such directors, officers, agents, and/or employees, based upon any act or omission for or on behalf of the Debtor will not be discharged or impaired by confirmation of the Prepackaged Plan or the occurrence of the Effective Date. All such obligations will be deemed and treated as executory contracts assumed by the Debtor under the Prepackaged Plan and will continue as obligations of the Reorganized Debtor. In addition, after the Effective Date, the Reorganized Debtor will not terminate or otherwise reduce the coverage under any directors’ and officers’ insurance policies (including any “tail policy”) in effect as of the Petition Date, and all members, managers, directors and officers of the Debtor who served in such capacity at any time prior to the Effective Date will be entitled to the full benefits of any such policy for the full term of such policy regardless of whether such members, managers, directors, and/or officers remain in such positions after the Effective Date. On the Effective Date, all guarantees, indemnities, or other credit support provided by the Debtor in support of the primary obligations of its Affiliates or any other Entity shall be Unimpaired by the Prepackaged Plan and Reinstated to their position immediately prior to the Petition Date.

(c) Insurance Policies. All insurance policies pursuant to which the Debtor has any obligations in effect as of the Effective Date shall be deemed and treated as executory contracts pursuant to the Prepackaged Plan and shall be assumed by the Debtor and Reorganized Debtor and shall continue in full force and effect thereafter in accordance with their respective terms. All other insurance policies shall vest in the Reorganized Debtor.

33. Intellectual Property Licenses and Agreements. All intellectual property contracts, licenses, royalties, or other similar agreements to which the Debtor has any rights or obligations in effect as of the date of this Order shall be deemed and treated as executory contracts pursuant to the Prepackaged Plan and shall be assumed by the Debtor and Reorganized Debtor and shall continue in full force and effect unless any such intellectual property contract, license, royalty, or other similar agreement otherwise is specifically rejected pursuant to a separate order of the Bankruptcy Court or is the subject of a separate rejection motion filed by the Debtor in accordance with Section 8.1 of the Prepackaged Plan. Unless otherwise noted hereunder, all other intellectual property contracts, licenses, royalties, or other similar agreements shall vest in the Reorganized Debtor and the Reorganized Debtor may take all actions as may be necessary or appropriate to ensure such vesting as contemplated herein.

34. U.S. Trustee Matters.

(a) Notwithstanding anything set forth in the Prepackaged Plan, the Plan Supplement, or in this Order to the contrary, this Order shall not authorize, or be deemed to authorize, the Debtor (or the Reorganized Debtor, as applicable) to enter into, or assume, key employee retention agreements or the Management Incentive Plan and confirmation of the Prepackaged Plan shall not be deemed to be approval of the key employee retention agreements or the terms and conditions of the Management Incentive Plan in any respect; provided that the foregoing shall not (i) prejudice or be deemed to prejudice the Reorganized Debtor’s rights to consider or enter into the Employee Arrangements or the Management Incentive Plan after the Effective Date, (ii) otherwise modify sections 1.79 or 5.14(b) of the Prepackaged Plan, or (iii) modify the aggregate allocation of New Common Stock to be reserved for issuance under the Management Incentive Plan as set forth in the Prepackaged Plan.

(b) Nothing in the Prepackaged Plan or this Order shall discharge, release or exculpate any Affiliate Co-Plan Proponent or their Related Parties from any claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action, remedies, losses, and liabilities owed to, held by, or brought by the United States Trustee Program arising from or related to the servicing of mortgage loans.

35. Plan Implementation.

(a) In accordance with section 1142 of the Bankruptcy Code and any provisions of the business corporation law of any applicable jurisdiction (collectively, the “Reorganization Effectuation Statutes”), without further action by the Bankruptcy Court or the equity holders, officers, or directors of any Debtor or Reorganized Debtor, the Debtor and the Reorganized Debtor, as well as the officers of the Debtor or Reorganized Debtor are authorized to: (i) take any and all actions necessary or appropriate to implement, effectuate and consummate the Prepackaged Plan, the Plan Supplement, the Plan Documents and Agreements, the Definitive Documents, this Order, and the transactions contemplated thereby or hereby, including, without limitation, the transactions identified in Article V of the Prepackaged Plan; and (ii) execute and deliver, adopt or amend, as the case may be, any contracts, instruments, releases, agreements and documents necessary to implement, effectuate, and consummate the Prepackaged Plan and the Plan Supplement, including, without limitation, those contracts, instruments, releases, agreements and documents identified in Article V of the Prepackaged Plan.

(b) Except as set forth in the Prepackaged Plan, all actions authorized to be taken pursuant to the Prepackaged Plan, the Plan Supplement, and the Plan Documents and Agreements including, without limitation, (i) the adoption or assumption, as appropriate, of any Executory Contracts, (ii) selection of directors and officers for the Reorganized Debtor, (iii) issuances and distributions of New Common Stock, and (iv) entry into any contracts, instruments, releases, agreements, and documents necessary to implement, effectuate, and consummate the Prepackaged Plan, including, without limitation, those contracts, instruments, releases, agreements and documents identified in Article V of the Prepackaged Plan, shall be effective prior to, on, or after the Effective Date pursuant to this Order, without further notice, application to, or order of this Bankruptcy Court, or further action by the respective managers, officers, directors, members or equity holders of the Debtor or Reorganized Debtor.

(c) To the extent that, under applicable non-bankruptcy law, any of the foregoing actions would otherwise require the consent or approval of the equity holders, members, managers or directors of any of the Debtor or Reorganized Debtor, this Order shall, pursuant to section 1142 of the Bankruptcy Code and the Reorganization Effectuation Statutes, constitute such consent or approval, and such actions are deemed to have been taken by unanimous action of the directors, managers, members and equity holders of the appropriate Debtor or Reorganized Debtor, as applicable.

(d) All such transactions effected by the Debtor during the pendency of the Chapter 11 Case from the Petition Date through the Confirmation Date (or as otherwise contemplated by this Order) are approved and ratified, subject to the satisfaction of any applicable terms and conditions to effectiveness of such transactions and the occurrence of the Effective Date.

36. Payment of Statutory Fees. On the Effective Date and thereafter as may be required, the Reorganized Debtor shall pay all fees incurred pursuant to sections 1911 through 1930 of chapter 123 of title 28 of the United States Code, together with interest, if any, pursuant to § 3717 of title 31 of the United States Code for the Debtor’s case, or until such time as a final decree is entered closing the Debtor’s case, a Final Order converting the Debtor’s case to a case under chapter 7 of the Bankruptcy Code is entered, or a Final Order dismissing the Debtor’s case is entered.

37. Documents, Mortgages, and Instruments. Each federal, state, commonwealth, local, foreign, or other governmental agency is hereby authorized to accept any and all documents, mortgages, and instruments necessary or appropriate to effectuate, implement or consummate the transactions contemplated by the Prepackaged Plan (including but not limited to the Amended and Restated Credit Facility Documents, the Exit Warehouse Facilities Documents, the New Second Lien Notes Documents, the Amended Organizational Documents) and this Order.

38. Reversal/Stay/Modification/Vacatur of Confirmation Order. Except as otherwise provided in this Order, if any or all of the provisions of this Order are hereafter reversed, modified, vacated, or stayed by subsequent order of this Bankruptcy Court, or any other court, such reversal, stay, modification or vacatur shall not affect the validity or enforceability of any act, obligation, indebtedness, liability, priority, or lien incurred or undertaken by the Debtor or the Reorganized Debtor, as applicable, prior to the effective date of such reversal, stay, modification, or vacatur. Notwithstanding any such reversal, stay, modification, or vacatur of this Order, any such act or obligation incurred or undertaken pursuant to, or in reliance on, this Order prior to the effective date of such reversal, stay, modification, or vacatur shall be governed in all respects by the provisions of this Order and the Prepackaged Plan or any amendments or modifications thereto.

39. Retention of Jurisdiction. On and after the Effective Date, pursuant to sections 105 and 1142 of the Bankruptcy Code, this Bankruptcy Court, except as otherwise provided in the Prepackaged Plan or in this Order, shall retain non-exclusive jurisdiction over all matters arising in, arising under and related to, the Chapter 11 Case including, but not limited to, jurisdiction over the matters set forth in Article XI of the Prepackaged Plan.

40. Modifications and Amendments. Subject to the terms of the Restructuring Support Agreements and the Master Refinancing Amendment, after entry of this Order, the Debtor may, upon order of the Court, amend, modify or supplement the Prepackaged Plan in the manner provided for by section 1127 of the Bankruptcy Code or as otherwise permitted by law, in each case without additional disclosure pursuant to section 1125 of the Bankruptcy Code. In addition, after entry of this Order, so long as such action does not materially and adversely affect the treatment of holders of Allowed Claims or Allowed Interests pursuant to the Prepackaged Plan and subject to the reasonable consent of the Requisite RSA Parties and the DIP Lenders, the Debtor may remedy any defect or omission or reconcile any inconsistencies in the Prepackaged Plan or the Confirmation Order with respect to such matters as may be necessary to carry out the purposes or effects of the Prepackaged Plan, and any holder of a Claim or Interest that has accepted the Prepackaged Plan shall be deemed to have accepted this Plan as amended, modified, or supplemented.

41. Provisions of Prepackaged Plan and Confirmation Order Nonseverable and Mutually Dependent. The provisions of the Prepackaged Plan and this Order, including the findings of fact and conclusions of law set forth herein, are nonseverable and mutually dependent.

42. Applicable Non-bankruptcy Law. Pursuant to section 1123(a) and 1142(a) of the Bankruptcy Code, the provisions of this Order, the Prepackaged Plan and related documents or any amendments or modifications thereto shall apply and be enforceable notwithstanding any otherwise applicable non-bankruptcy law.

43. Waiver of Filings. Any requirement under section 521 of the Bankruptcy Code or Bankruptcy Rule 1007 obligating the Debtor to file any list, schedule, or statement with the Bankruptcy Court or the Office of the U.S. Trustee (except for monthly operating reports or any other post-confirmation reporting obligation to the U.S. Trustee), is hereby waived as to any such list, schedule, or statement not filed as of the Confirmation Date.

44. Governmental Approvals Not Required. Without limiting any other part of this Order, this Order shall constitute all approvals and consents required, if any, by the laws, rules, or regulations of any state or other governmental authority with respect to the implementation or consummation of the Prepackaged Plan and Disclosure Statement, any documents, instruments, or agreements, and any amendments or modifications thereto, and any other acts referred to in, or contemplated by, the Prepackaged Plan and the Disclosure Statement.

45. Notice of Entry of Confirmation Order and Effective Date. On or before the fourteenth (14th) day following the date of entry of this Order, the Debtor shall serve notice of entry of this Order (which may be combined with the Notice of the Effective Date) pursuant to Bankruptcy Rules 2002(f)(7), 2002(k), and 3020(c) on all known creditors and interest holders, the U.S. Trustee, and other parties in interest, by causing notice of entry of this Order (the “Notice of Confirmation”), to be delivered to such parties by first-class mail, postage prepaid. The Debtor shall also post the Notice of Confirmation on the website maintained by Prime Clerk, at https://cases.primeclerk.com/Walter/Home-Index (the “Case Website”). The notice described herein is adequate under the circumstances, and no other or further notice is necessary.

46. Notice of Effective Date. On the Effective Date, the Debtor shall file a notice of the occurrence of the Effective Date (“Notice of Effective Date”) with the Bankruptcy Court. As soon as practicable after the occurrence of the Effective Date, the Reorganized Debtor shall serve the Notice of Effective Date on all holders of Claims and Interests, the U.S. Trustee, and other parties in interest, by causing the Notice of Effective Date to be delivered to such parties by first-class mail. The Reorganized Debtor shall also post the Notice of Effective Date on the Case Website.

47. Substantial Consummation. On the Effective Date, the Prepackaged Plan shall be deemed to be substantially consummated under sections 1101 and 1127 of the Bankruptcy Code.

48. Final Order. This Order is a final order and the period in which an appeal must be filed shall commence upon the entry hereof.

49. Inconsistency. To the extent of any inconsistency between this Order and the Prepackaged Plan, this Order shall govern; provided that, nothing in this Order shall be deemed to alter, modify, or amend Section 9.2 of the Prepackaged Plan.

50. No Stay of Confirmation. The requirements under Bankruptcy Rule 3020(e) that an order confirming a plan is stayed until the expiration of 14 days after entry of the order are hereby waived. This Order shall take effect immediately and shall not be stayed pursuant to Bankruptcy Rules 3020(e), 6004(g), 6006(d), 7062, or otherwise.

51. No Waiver. The failure to specifically include any particular provision of the Prepackaged Plan in this Order will not diminish the effectiveness of such provision nor constitute a waiver thereof, it being the intent of this Bankruptcy Court that the Prepackaged Plan is confirmed in its entirety and incorporated herein by this reference.

52. Closure of the Chapter 11 Case. As soon as practicable after the Effective Date, the Reorganized Debtor is authorized to submit an order to the Bankruptcy Court under certification of counsel that is in form and substance acceptable to the U.S. Trustee that closes and issues a final decree for each of the Chapter 11 Case.

Dated:	January 18, 2018
New York, New York
/s/ James L. Garrity, Jr.
HONORABLE JAMES L. GARRITY, JR.
UNITED STATES BANKRUPTCY JUDGE

Exhibit 1

Amended Plan

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

x
In re	:
	:	Chapter 11
WALTER INVESTMENT MANAGEMENT	:
CORP.,	:	Case No. 17-13446 (JLG)
:
Debtor.[1]	:
:
x

AMENDED PREPACKAGED CHAPTER 11 PLAN OF REORGANIZATION OF WALTER

INVESTMENT MANAGEMENT CORP. AND THE AFFILIATE CO-PLAN PROPONENTS

WEIL, GOTSHAL & MANGES LLP

Ray C. Schrock, P.C.

Sunny Singh, Esq.

767 Fifth Avenue

New York, New York 10153

Telephone: (212) 310-8000

Facsimile: (212) 310-8007

Counsel for Debtor

and Debtor in Possession and

Counsel to Affiliate Co-Plan

Proponents

Dated:	January 11, 2018
New York, New York

[1]	The last four digits of the Debtor’s federal tax identification number are 0486. The Debtor’s mailing address is 1100 Virginia Drive, Suite 100, Fort Washington, PA 19034.

i

(continued)

(continued)

(continued)

		Page

12.9.	Dissolution of Statutory Committees	51
12.10.	Severability of Plan Provisions	51
12.11.	Governing Law	51
12.12.	Time	51
12.13.	Dates of Actions to Implement the Plan	51
12.14.	Immediate Binding Effect	51
12.15.	Deemed Acts	52
12.16.	Successor and Assigns	52
12.17.	Entire Agreement	52
12.18.	Exhibits to Plan	52
12.19.	Notices	52

Walter Investment Management Corp. (“WIMC” or the “Debtor”) and the Affiliate Co-Plan Proponents propose the following chapter 11 plan of reorganization pursuant to section 1121(a) of the Bankruptcy Code. Capitalized terms used herein shall have the meanings set forth in Article I.A.

ARTICLE I DEFINITIONS AND INTERPRETATION.

A. Definitions. The following terms shall have the respective meanings specified below:

1.1 Accepting Class means a Class that votes to accept the Plan in accordance with section 1126 of the Bankruptcy Code.

1.2 Administrative Expense Claim means any right to payment constituting a cost or expense of administration incurred during the Chapter 11 Case of a kind specified under section 503(b) of the Bankruptcy Code and entitled to priority under sections 507(a)(2), 507(b), or 1114(e)(2) of the Bankruptcy Code, including, without limitation, (a) the actual and necessary costs and expenses incurred after the Commencement Date and through the Effective Date of preserving the Estate and operating the businesses of the Debtor; (b) Fee Claims; (c) Restructuring Expenses; and (d) the DIP Claims.

1.3 Affiliate Co-Plan Proponents means Ditech, DF Insurance Agency LLC, Green Tree Credit LLC, Green Tree Credit Solutions LLC, Green Tree Insurance Agency of Nevada, Inc., Green Tree Investment Holdings III LLC, Walter Management Holding Company LLC, Green Tree Servicing Corp., Mortgage Asset Systems, LLC, REO Management Solutions, LLC, RMS, and Walter Reverse Acquisition LLC.

1.4 Affiliates means “Affiliates” as such term is defined in section 101(2) of the Bankruptcy Code.

1.5 Allowed means, with reference to any Claim or Interest, a Claim or Interest (a) arising on or before the Effective Date as to which (i) no objection to allowance or priority, and no request for estimation or other challenge, including, without limitation, pursuant to section 502(d) of the Bankruptcy Code or otherwise, has been interposed and not withdrawn within the applicable period fixed by the Plan or applicable law, or (ii) any objection has been determined in favor of the holder of the Claim or Interest by a Final Order, (b) that is compromised, settled, or otherwise resolved pursuant to the authority of the Debtor or Reorganized Debtor, (c) as to which the liability of the Debtor or Reorganized Debtor, as applicable, and the amount thereof is determined by a Final Order of a court of competent jurisdiction, or (d) expressly allowed hereunder; provided that, notwithstanding the foregoing, (x) unless expressly waived by the Plan, the Allowed amount of Claims or Interests shall be subject to and shall not exceed the limitations or maximum amounts permitted by the Bankruptcy Code, including sections 502 or 503 of the Bankruptcy Code, to the extent applicable, and (y) the Reorganized Debtor shall retain all claims and defenses with respect to Allowed Claims that are Reinstated or otherwise Unimpaired pursuant to the Plan.

1.6 Allowed Senior Notes Claim means “Allowed Senior Notes Claim” as such term is defined in Section 4.5(b) of the Plan.

1.7 Amended and Restated Credit Facility means the credit facility available under the Amended and Restated Credit Facility Agreement in an aggregate principal amount equal to (i) the Prepetition Term Loans outstanding under the Prepetition Credit Agreement as of the Effective Date and (ii) any accrued and unpaid interest under the Prepetition Credit Agreement as of the Effective Date, with Reorganized WIMC, as borrower, in accordance with and subject to the terms and conditions of the Amended and Restated Credit Facility Documents.

1.8 Amended and Restated Credit Facility Agent means Credit Suisse AG, Cayman Islands Branch, solely in its capacity as administrative agent under the Amended and Restated Credit Facility Agreement, and its successors and assigns.

1.9 Amended and Restated Credit Facility Agreement means the Prepetition Credit Agreement, as amended and restated, dated as of the Effective Date, between Reorganized WIMC, as borrower, the guarantors named therein, the Amended and Restated Credit Facility Agent, and the Term Lenders, which shall be substantially in the form attached at Exhibit F to the Disclosure Statement.

1.10 Amended and Restated Credit Facility Documents means collectively, the Amended and Restated Credit Facility Agreement and each other agreement, security agreement, pledge agreement, Collateral assignment, mortgage, control agreement, guarantee, certificate, document or instrument executed and/or delivered in connection with any of the foregoing, whether or not specifically mentioned herein or therein, as the same may be modified, amended, restated, supplemented or replaced from time to time.

1.11 Amended Organizational Documents means the form of certificate of incorporation and other forms of organizational documents and bylaws for the Reorganized Debtor. To the extent such Amended Organizational Documents reflect material changes to the Debtor’s existing forms of organization documents and bylaws, draft forms of such Amended Organizational Documents will be included in the Plan Supplement.

1.12 Articles Supplementary for the Mandatorily Convertible Preferred Stock means the articles supplementary setting forth the terms of the Mandatorily Convertible Preferred Stock, the form of which shall be filed as part of the Plan Supplement.

1.13 Asset means all of the right, title, and interest of the Debtor in and to property of whatever type or nature (including, without limitation, real, personal, mixed, intellectual, tangible, and intangible property).

1.14 Bankruptcy Code means title 11 of the United States Code, 11 U.S.C. § 101, et seq., as amended from time to time, as applicable to the Chapter 11 Case.

1.15 Bankruptcy Court means the United States Bankruptcy Court for the Southern District of New York having jurisdiction over the Chapter 11 Case or any other court having jurisdiction over the Chapter 11 Case, including, to the extent of the withdrawal of any reference under 28 U.S.C. § 157, the United States District Court for the Southern District of New York.

1.16 Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code and any Local Bankruptcy Rules of the Bankruptcy Court, in each case, as amended from time to time and applicable to the Chapter 11 Case.

1.17 Benefit Plans means each (i) “employee benefit plan,” as defined in section 3(3) of ERISA and (ii) all other pension, retirement, bonus, incentive, health, life, disability, group insurance, vacation, holiday and fringe benefit plan, program, contract, or arrangement (whether written or unwritten) maintained, contributed to, or required to be contributed to, by the Debtor for the benefit of any of its current or former employees or independent contractors, other than those that entitle employees to, or that otherwise give rise to, Interests, or consideration based on the value of Interests, in the Debtor.

2

1.18 Business Day means any day other than a Saturday, a Sunday, or any other day on which banking institutions in New York, New York are required or authorized to close by law or executive order.

1.19 Cash means legal tender of the United States of America.

1.20 Causes of Action means any action, claim, cross-claim, third-party claim, cause of action, controversy, demand, right, lien, indemnity, guaranty, suit, obligation, liability, loss, debt, damage, judgment, account, defense, remedies, offset, power, privilege, license and franchise of any kind or character whatsoever, known, unknown, foreseen or unforeseen, existing or hereafter arising, contingent or non-contingent, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, disputed or undisputed, secured or unsecured, assertable directly or derivatively, whether arising before, on, or after the Commencement Date, in contract or in tort, in law or in equity or pursuant to any other theory of law (including, without limitation, under any state or federal securities laws). Causes of Action also includes: (a) any right of setoff, counterclaim or recoupment and any claim for breach of contract or for breach of duties imposed by law or in equity; (b) the right to object to Claims or Interests; (c) any claim pursuant to section 362 or chapter 5 of the Bankruptcy Code; (d) any claim or defense including fraud, mistake, duress and usury and any other defenses set forth in section 558 of the Bankruptcy Code; and (e) any state law fraudulent transfer claim.

1.21 Chapter 11 Case means the case under chapter 11 of the Bankruptcy Code commenced by WIMC in the Bankruptcy Court and styled as In re Walter Investment Management Corp.

1.22 Claim has the meaning set forth in section 101(5) of the Bankruptcy Code, as against any Debtor.

1.23 Class means any group of Claims or Interests classified as set forth in Article III of the Plan pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code.

1.24 Collateral means any Asset of the Estate that is subject to a Lien securing the payment or performance of a Claim, which Lien is not invalid and has not been avoided under the Bankruptcy Code or applicable nonbankruptcy law.

1.25 Commencement Date means the date on which the Debtor commenced its Chapter 11 Case.

1.26 Confirmation Date means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order.

1.27 Confirmation Hearing means the hearing to be held by the Bankruptcy Court to consider confirmation of the Plan, as such hearing may be adjourned or continued from time to time.

1.28 Confirmation Order means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

1.29 Consenting Senior Noteholders means the Senior Noteholders that are party to the Senior Noteholder RSA together with their respective successors and permitted assigns and any subsequent Senior Noteholders that become party to the RSA in accordance with the terms of the Senior Noteholder RSA.

3

1.30 Consenting Term Lenders means the Term Lenders that are party to the Term Lender RSA together with their respective successors and permitted assigns and any subsequent Term Lenders that become party to the Term Lender RSA in accordance with the terms of the Term Lender RSA.

1.31 Convertible Noteholders means the holders of Convertible Notes, in their respective capacities as such.

1.32 Convertible Notes means the 4.50% convertible senior subordinated notes issued pursuant to the Prepetition Convertible Notes Indenture.

1.33 Convertible Notes Claims means any Claims arising from or in connection to the Prepetition Convertible Notes Indenture.

1.34 Convertible Notes Trustee means Wells Fargo Bank, National Association, solely in its capacity as trustee under the Prepetition Convertible Notes Indenture, and its successors and assigns.

1.35 Cure means the payment of Cash by the Debtor, or the distribution of other property (as the parties may agree or the Bankruptcy Court may order), as necessary to (a) cure a monetary default by the Debtor in accordance with the terms of an executory contract or unexpired lease of the Debtor, and (b) permit the Debtor to assume such executory contract or unexpired lease pursuant to section 365 of the Bankruptcy Code.

1.36 Cure Dispute means a pending objection relating to assumption of an executory contract or unexpired lease pursuant to section 365 of the Bankruptcy Code.

1.37 Debtor has the meaning set forth in the introductory paragraph of the Plan.

1.38 Debtor in Possession means the Debtor in its capacity as debtor in possession in the Chapter 11 Case pursuant to sections 1101, 1107(a) and 1108 of the Bankruptcy Code.

1.39 Definitive Documents means this Plan and the documents (including any related orders, agreements, instruments, schedules or exhibits) that are contemplated by the Plan and that are otherwise necessary or desirable to implement, or otherwise relate to the Plan, including, but not necessarily limited to: (a) the documents to be filed in the Plan Supplement; (b) the Amended and Restated Credit Facility Documents; (c) the New Second Lien Notes Documents; (d) the New Intercreditor Agreement; (e) the Disclosure Statement; (f) any motion seeking the approval of the adequacy of the Disclosure Statement and solicitation of the Plan; (g) the Confirmation Order; (h) the motion for use of cash collateral and to incur postpetition financing and any credit agreement with respect thereto; (i) any orders authorizing WIMC to continue to access cash collateral and incur any postpetition financing on an interim basis or final basis (including the DIP Orders); (j) the post-Effective Date organizational documents for WIMC, shareholder-related agreements, or other related documents (including the Mandatorily Convertible Preferred Stock, the Articles Supplementary for the Mandatorily Convertible Preferred Stock, the New Warrants, the New Warrant Agreements, and the Amended Organizational Documents); (k) the DIP Warehouse Facility Agreements, the DIP Guaranties, and the DIP Warehouse Master Refinancing Amendment; (l) the Exit Warehouse Facilities Documents; and (m) the definitive documentation with respect to the Management Incentive Plan (to the extent the terms, conditions, and definitive documentation relating to the Management Incentive Plan have been finalized prior to the Effective Date).

1.40 DIP Claims means all Claims held by the DIP Lenders on account of, arising under or relating to the DIP Guaranties, the DIP Warehouse Facilities, or the DIP Orders.

4

1.41 DIP Guaranties means the guaranties of the Debtor as provided for in the DIP Warehouse Guaranty in favor of the Administrative Agent (as defined therein) for the benefit of the DIP Lenders.

1.42 DIP Lenders means the Persons party to the DIP Warehouse Facility Agreements as “Lenders”, “Buyers”, “Administrative Agent”, “Credit Parties” and/or similar terms thereunder and any other “Buyer Parties” (as defined in the DIP Warehouse Guaranty), and each of their respective successors and permitted assigns.

1.43 DIP Motion means the motion filed by the Debtor requesting authorization to, among other things, enter into the DIP Guaranties, the DIP Warehouse Master Refinancing Amendment, and granting certain rights, protections, and claims to and for the benefit of the DIP Lenders.

1.44 DIP Orders means the interim and final orders of the Bankruptcy Court authorizing, among other things, the Debtor to enter into the DIP Guaranties, the DIP Warehouse Master Refinancing Amendment, and granting certain rights, protections, and claims to and for the benefit of the DIP Lenders.

1.45 DIP Warehouse Facilities means warehouse facilities governed by the DIP Warehouse Facility Agreements.

1.46 DIP Warehouse Facility Agreements mean, collectively, (i) the New Forward Origination Facility Agreement, (ii) the New Reverse Mortgage Facility Agreement, and (iii) the New Servicing Advance Facility Agreement.

1.47 DIP Warehouse Guaranty means that certain amended, restated and consolidated master DIP guaranty, dated as of November 30, 2017, attached as Exhibit D to the DIP Motion.

1.48 DIP Warehouse Master Refinancing Amendment means that certain Omnibus Master Refinancing Amendment, by and among, Ditech and RMS, as borrowers, WIMC, as guarantor, and the DIP Lenders (as may be amended, restated, supplemented, or modified from time to time, solely in accordance with the terms thereof), attached as Exhibit C to the DIP Motion.

1.49 Disallowed means, with respect to any Claim or Interest, that such Claim or Interest has been determined by a Final Order or specified in a provision of the Plan not to be Allowed.

1.50 Disbursing Agent means any Entity (including the Debtor if it acts in such capacity) in its capacity as a disbursing agent under Article VI of the Plan.

1.51 Disclosure Statement means the disclosure statement filed by the Debtor in support of the Plan, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code.

1.52 Disputed means with respect to a Claim or Interest, that (a) is neither Allowed nor Disallowed under the Plan or a Final Order, nor deemed Allowed under sections 502, 503, or 1111 of the Bankruptcy Code, or (b) the Debtor or any party in interest has interposed a timely objection or request for estimation, and such objection or request for estimation has not been withdrawn or determined by a Final Order. If the Debtor disputes only a portion of a Claim, such Claim shall be deemed Allowed in any amount the Debtor does not dispute, and Disputed as to the balance of such Claim.

1.53 Distribution Record Date means the Effective Date or such other date as agreed upon among the Debtor, the Requisite Term Lenders, and the Prepetition Administrative Agent.

5

1.54 Ditech means Ditech Financial LLC, an indirect wholly owned subsidiary of WIMC.

1.55 DTC means the Depository Trust Company.

1.56 Effective Date means the date on which all conditions to the effectiveness of the Plan set forth in Article IX hereof have been satisfied or waived in accordance with the terms of the Plan.

1.57 Employee Arrangements shall have the meaning ascribed to such term in Section 5.14 of the Plan.

1.58 Entity means an individual, corporation, partnership, limited partnership, limited liability company, association, joint stock company, joint venture, estate, trust, unincorporated organization, government unit (as defined in section 101(27) of the Bankruptcy Code) or any political subdivision thereof, or other person (as defined in section 101(41) of the Bankruptcy Code) or other entity.

1.59 ERISA means the Employee Retirement Income Security Act of 1974, as amended.

1.60 Estate means the estate of the Debtor created under section 541 of the Bankruptcy Code.

1.61 Exchange Act means the Securities Exchange Act of 1934, as amended.

1.62 Exculpated Parties means collectively the: (a) Debtor and its direct and indirect subsidiaries, including the Affiliate Co-Plan Proponents; (b) Consenting Term Lenders; (c) Prepetition Administrative Agent; (d) Consenting Senior Noteholders; (e) Prepetition Senior Notes Trustee; (f) Convertible Notes Trustee; (g) the DIP Lenders; and (h) with respect to each of the foregoing Entities in clauses (a) through (g), all persons and Entities who acted on their behalf in connection with the matters as to which exculpation is provided herein.

1.63 Existing Equity Interests means any common stock in WIMC pursuant to WIMC’s certificate of incorporation or otherwise that is issued and outstanding as of the Commencement Date.

1.64 Exit Guaranties means the guaranties of the Debtor, in form and substance acceptable to the Exit Warehouse Facilities Lenders with respect to each Exit Warehouse Facility; provided that, the Debtor shall neither guarantee nor be deemed to guarantee any obligations under the Exit Indentures or any of Ditech’s obligations under any servicing advance facility following the Effective Date, except that Debtor shall be jointly and severally liable for certain of Ditech’s indemnity obligations under the Receivables Sale Agreements related to the Exit Indentures; provided further, that any post-Effective Date guarantee (if any) by the Debtor with respect to the New Forward Origination Facility Agreement and/or the New Reverse Mortgage Facility Agreement shall be consistent with the DIP Warehouse Guaranty.

1.65 Exit Indentures shall have the meaning assigned to such term in the DIP Warehouse Master Refinancing Amendment.

1.66 Exit Warehouse Facilities means the DIP Warehouse Facilities that are continued, replaced, rolled over, or otherwise satisfied without impairing the rights of holders of Claims under such facilities, and shall be in form and substance acceptable to the DIP Lenders and the Debtor.

1.67 Exit Warehouse Facilities Agreements means, upon the occurrence of the Effective Date and satisfaction or waiver of all conditions precedent to effectiveness as set forth in the DIP Warehouse Refinancing Amendment, those certain agreements governing the Exit Warehouse Facilities, including,

6

without limitation, the DIP Warehouse Facility Agreements, Exit Guaranties, Receivables Sale Agreements, and Exit Indentures (as may be amended, restated, supplemented, replaced or modified from time to time) and which shall be in form and substance acceptable to the Exit Warehouse Facilities Lenders, the Debtor, Ditech and RMS, and acceptable in all material respects to the Requisite RSA Parties.

1.68 Exit Warehouse Facilities Documents means, collectively, the Exit Warehouse Facilities Agreements and each other agreement, security agreement, pledge agreement, Collateral assignments, mortgages, control agreements, guarantee, certificate, document or instrument executed and/or delivered in connection with any of the foregoing, whether or not specifically mentioned herein or therein, as the same may be modified, amended, restated, supplemented or replaced from time to time and otherwise acceptable to the Exit Warehouse Facilities Lenders, the Debtor, Ditech and RMS, and acceptable in all material respects to the Requisite RSA Parties.

1.69 Exit Warehouse Facilities Fees means the fees payable on the Effective Date to the Exit Warehouse Facilities Lenders, in accordance with the Exit Warehouse Facilities Agreements.

1.70 Exit Warehouse Facilities Lenders means the Persons party to the Exit Warehouse Facilities Agreements as “Lenders”, “Buyers”, “Administrative Agent”, “Credit Parties” and/or similar terms thereunder and any other “Buyer Parties” or similar terms (as defined in any Exit Guaranty), and each of their respective successors and permitted assigns.

1.71 Fee Claim means a Claim for professional services rendered or costs incurred on or after the Commencement Date through the Effective Date by professional persons retained by the Debtor by an order of the Bankruptcy Court pursuant to sections 327, 328, 329, 330, 331, or 503(b) of the Bankruptcy Code in the Chapter 11 Case.

1.72 Final Order means an order or judgment of a court of competent jurisdiction that has been entered on the docket maintained by the clerk of such court, which has not been reversed, vacated or stayed and as to which (a) the time to appeal, petition for certiorari, or move for a new trial, reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for a new trial, reargument, or rehearing shall then be pending, or (b) if an appeal, writ of certiorari, new trial, reargument, or rehearing thereof has been sought, such order or judgment shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied, or a new trial, reargument, or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for a new trial, reargument, or rehearing shall have expired; provided that, no order or judgment shall fail to be a “Final Order” solely because of the possibility that a motion under Rules 59 or 60 of the Federal Rules of Civil Procedure or any analogous Bankruptcy Rule (or any analogous rules applicable in another court of competent jurisdiction) or sections 502(j) or 1144 of the Bankruptcy Code has been or may be filed with respect to such order or judgment.

1.73 General Unsecured Claim means any Claim against the Debtor (other than the Senior Notes Claims, the Convertible Notes Claims or any Intercompany Claims) as of the Commencement Date that is neither secured by Collateral nor entitled to priority under the Bankruptcy Code or any order of the Bankruptcy Court.

1.74 Impaired means, with respect to a Claim, Interest, or Class of Claims or Interests, “impaired” within the meaning of sections 1123(a)(4) and 1124 of the Bankruptcy Code.

1.75 Insured Claims means any Claim or portion of a Claim that is, or may be, insured under any of the Debtor’s insurance policies.

7

1.76 Intercompany Claim means any Claim against WIMC held by a direct or indirect subsidiary of WIMC.

1.77 Interests means any equity security (as defined in section 101(16) of the Bankruptcy Code) of the Debtor, including all shares, common stock, preferred stock, or other instrument evidencing any fixed or contingent ownership interest in the Debtor, whether or not transferable, and any option, warrant, or other right, including restricted stock units, contractual or otherwise, to acquire or receive consideration based on any such interest in the Debtor, whether fully vested or vesting in the future, including, without limitation, equity or equity-based incentives, grants, or other instruments issued, granted or promised to be granted to current or former employees, directors, officers, or contractors of the Debtor, to acquire any such interests in a Debtor that existed immediately before the Effective Date.

1.78 Lien has the meaning set forth in section 101(37) of the Bankruptcy Code.

1.79 Management Incentive Plan means a post-emergence management incentive plan, under which 10% of the New Common Stock (after taking into account the shares to be issued under the Management Incentive Plan) will be reserved for issuance as awards on terms and conditions described in and consistent with the Management Incentive Plan Term Sheet (to the extent that a Management Incentive Plan Term Sheet is finalized) and adopted by the New Board.

1.80 Management Incentive Plan Term Sheet means the term sheet for the Management Incentive Plan included in the Plan Supplement, if agreed by such time among the Debtor and the Requisite Senior Noteholders.

1.81 Mandatorily Convertible Preferred Stock means the shares of preferred stock issued by Reorganized WIMC authorized pursuant to the Amended Organizational Documents of Reorganized WIMC, and all of which shall be deemed validly issued, fully-paid, and non-assessable.

1.82 New Board means the new board of directors of Reorganized WIMC.

1.83 New Common Stock means the shares of common stock, par value $.01 per share issued by Reorganized WIMC authorized pursuant to the Amended Organizational Documents of Reorganized WIMC, and all of which shall be deemed validly issued, fully-paid, and non-assessable.

1.84 New Forward Origination Facility Agreement means that certain amended and restated master repurchase agreement between Ditech and certain of the DIP Lenders, as provided therein, dated as of November 18, 2016 (as amended, restated, supplemented or otherwise modified from time to time, including Amendment No. 4 dated as of November 30, 2017), a form of which was attached as Exhibit E-1 to the DIP Motion, and as further amended by the DIP Warehouse Master Refinancing Amendment, together with all the documents related thereto.

1.85 New Intercreditor Agreement means that certain intercreditor agreement, to be entered into on the Effective Date, by and between the Amended and Restated Credit Facility Agent and the New Second Lien Notes Trustee, substantially in the form to be contained in the Plan Supplement, the terms of which shall be acceptable to the Requisite RSA Parties.

1.86 New Reverse Mortgage Facility Agreement means that certain second amended and restated master repurchase agreement between RMS and the DIP Lenders, dated as of November 30, 2017, a form of which was attached as Exhibit E-2 to the DIP Motion, as amended, restated, supplemented or otherwise modified from time to time, and as further amended by the DIP Warehouse Master Refinancing Amendment, together with all the documents related thereto.

8

1.87 New Second Lien Notes means the 9.0% second lien PIK toggle notes due 2024 to be issued by Reorganized WIMC in the principal amount of two hundred fifty million dollars ($250,000,000), pursuant to the New Second Lien Notes Indenture.

1.88 New Second Lien Notes Documents means, collectively, the New Second Lien Notes Indenture, the New Second Lien Notes, and each other agreement, security agreement, pledge agreement, Collateral assignments, mortgages, control agreements, guarantee, certificate, document or instrument executed and/or delivered in connection with any of the foregoing, whether or not specifically mentioned herein or therein, as the same may be modified, amended, restated, supplemented or replaced from time to time.

1.89 New Second Lien Notes Indenture means that certain indenture dated as of the Effective Date, with the Reorganized Debtor, as issuer, and the subsidiary guarantees named therein in accordance with and subject to the terms and conditions of the New Second Lien Notes Documents.

1.90 New Second Lien Notes Trustee means Wilmington Savings Fund Society, FSB, solely in its capacity as trustee and collateral agent under the New Second Lien Notes Indenture.

1.91 New Servicing Advance Facility Agreement means that certain master repurchase agreement (VFN Securities) between Ditech and certain of the DIP Lenders, as provided therein, dated as of November 30, 2017, a form of which was attached as Exhibit E-3 to the DIP Motion, as amended, restated, supplemented or otherwise modified from time to time, and as further amended by the DIP Warehouse Master Refinancing Amendment, together with all the documents related thereto, and which shall terminate on the Effective Date.

1.92 New Warrant Agreements means the documents governing the New Warrants, the form of which shall be filed as part of the Plan Supplement.

1.93 New Warrants means the two tranches of ten (10) year warrants issued in accordance with the Plan, as more fully set forth in the New Warrant Agreements.

1.94 Other Interests means any Interest in WIMC other than an Existing Equity Interest.

1.95 Other Secured Claim means a Secured Claim, other than an Administrative Expense Claim, a Priority Tax Claim, a Term Loan Claim, or a Revolving Loan Claim.

1.96 Person means any individual, corporation, partnership, limited liability company, association, indenture trustee, organization, joint stock company, joint venture, estate, trust, Governmental Unit or any political subdivision thereof, or any other Entity.

1.97 Plan means this prepackaged chapter 11 plan, including all appendices, exhibits, schedules, and supplements hereto (including, without limitation, any appendices, schedules, and supplements to the Plan contained in the Plan Supplement), as the same may be amended, supplemented, or modified from time to time in accordance with the provisions of the Bankruptcy Code and the terms hereof.

1.98 Plan Supplement means a supplemental appendix to the Plan containing, among other things, forms of documents, schedules, and exhibits to the Plan to be filed with the Court, including, but not limited to, the following: (a) Amended Organizational Documents (to the extent such Amended Organizational Documents reflect material changes from the Debtor’s existing organizational documents and bylaws), (b) Amended and Restated Credit Facility Agreement, (c) New Intercreditor Agreement, (d)

9

the New Second Lien Notes and the New Second Lien Notes Indenture, (e) Articles Supplementary for the Mandatorily Convertible Preferred Stock, (f) the New Warrant Agreements, (g) certain exit financing documents, (h) Registration Rights Agreement, (i) Management Incentive Plan Term Sheet, if agreed, (j) schedule of rejected contracts, and (k) to the extent known, information required to be disclosed in accordance with section 1129(a)(5) of the Bankruptcy Code; provided that, through the Effective Date, the Debtor shall have the right to amend the Plan Supplement and any schedules, exhibits, or amendments thereto, in accordance with the terms of the Plan, the Restructuring Support Agreements, and the DIP Warehouse Master Refinancing Amendment. The Plan Supplement shall be filed with the Bankruptcy Court not later than seven (7) calendar days prior to the deadline to object to the Plan.

1.99 Prepetition Administrative Agent means Credit Suisse AG, Cayman Islands Branch (formerly Credit Suisse AG), solely in its capacity as administrative agent under the Prepetition Credit Agreement, and its successors and assigns.

1.100 Prepetition Convertible Notes Indenture means that certain indenture dated as of January 13, 2012 between WIMC, the guarantors named therein, and the Convertible Notes Trustee, as supplemented by the First Supplemental Indenture dated as of October 23, 2012, and as further amended, modified, or supplemented from time to time prior to the Commencement Date.

1.101 Prepetition Credit Agreement means that certain Amended and Restated Credit Facility Agreement, dated as of December 19, 2013, by and among WIMC, as the borrower, each of the other loan parties named therein, the Prepetition Administrative Agent and the other lenders party thereto, as amended, modified, or supplemented from time to time prior to the Commencement Date.

1.102 Prepetition Senior Notes Indenture means that certain indenture dated as of December 17, 2013 between WIMC, the guarantors named therein, and the Prepetition Senior Notes Trustee, as amended, modified, or supplemented from time to time prior to the Commencement Date.

1.103 Prepetition Senior Notes Trustee means Wilmington Savings Fund Society, FSB, solely in its capacity as trustee under the Prepetition Senior Notes Indenture, and its successors and assigns.

1.104 Prepetition Term Loans means “Term Loans” as defined in the Prepetition Credit Agreement.

1.105 Priority Non-Tax Claim means any Claim other than an Administrative Expense Claim or a Priority Tax Claim, entitled to priority in payment as specified in section 507(a) of the Bankruptcy Code.

1.106 Priority Tax Claim means any Secured Claim or unsecured Claim of a governmental unit of the kind entitled to priority in payment as specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.

1.107 Pro Rata means the proportion that an Allowed Claim or Interests in a particular Class bears to the aggregate amount of Allowed Claims or Interests in that Class, or the proportion that Allowed Claims or Interests in a particular Class bear to the aggregate amount of Allowed Claims and Disputed Claims or Allowed Interests and Disputed Interests in a particular Class and other Classes entitled to share in the same recovery as such Class under the Plan.

1.108 Receivables Sale Agreements means that certain (i) Receivable Sale Agreement among Ditech, Debtor and Ditech Agency Advance Depositor LLC and (ii) Receivable Sale Agreement among Ditech, Debtor and Ditech PLS Advance Depositor LLC, each entered into in connection with the related Exit Indenture.

10

1.109 Reinstate, Reinstated, or Reinstatement means leaving a Claim Unimpaired under the Plan.

1.110 Related Parties means with respect to any Released Party, such entities’ predecessors, successors and assigns, subsidiaries, affiliates, managed accounts or funds, and all of their respective current and former officers, directors, principals, shareholders (and any fund managers, fiduciaries or other agents of shareholders with any involvement related to the Debtor), members, partners, employees, agents, advisory board members, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, management companies, fund advisors and other professionals, and such persons’ respective heirs, executors, estates, servants and nominees; provided that, any person or entity who has asserted or subsequently asserts a Claim against a Released Party shall not be a Related Party with respect to any release provided by such Released Party hereunder.

1.111 Released Parties means collectively the: (a) Debtor and its direct and indirect subsidiaries, including the Affiliate Co-Plan Proponents; (b) Consenting Term Lenders; (c) Prepetition Administrative Agent; (d) Consenting Senior Noteholders; (e) Prepetition Senior Notes Trustee, (f) Convertible Notes Trustee; (g) the DIP Lenders; (h) each Significant Equity Holder; and (i) Related Parties for each of the foregoing; provided that, Released Parties shall exclude any of the foregoing parties that do not (or are not deemed to) provide the releases under the Plan.

1.112 Reorganized Debtor or Reorganized WIMC means WIMC as reorganized on the Effective Date in accordance with the Plan.

1.113 Requisite RSA Parties means each of the Requisite Term Lenders and the Requisite Senior Noteholders.

1.114 Requisite Senior Noteholders means, as of the date of determination, Consenting Senior Noteholders holding at least a majority in aggregate principal amount outstanding of the Senior Notes held by the Consenting Senior Noteholders as of such date.

1.115 Requisite Term Lenders means, as of the date of determination, Consenting Term Lenders holding at least a majority in aggregate principal amount outstanding of the Prepetition Term Loans held by the Consenting Term Lenders as of such date.

1.116 Restructuring Expenses means with respect to (i) the Requisite Term Lenders, the reasonable fees, costs, and expenses of (a) Kirkland & Ellis LLP, (b) one law firm acting as local counsel (if any), and (c) FTI Consulting Inc.; (ii) the Prepetition Administrative Agent, the reasonable fees, costs, and expenses of: (a) the Prepetition Administrative Agent, (b) Davis Polk & Wardwell LLP, as counsel to the Prepetition Administrative Agent and (c) one law firm acting as local counsel (if any), in each case, in accordance with the Prepetition Credit Agreement; (iii) the Requisite Senior Noteholders, the reasonable fees, costs, and expenses of: (a) Milbank, Tweed, Hadley & McCloy LLP, (b) one law firm acting as local counsel (if any), and (c) Moelis & Company, in each case, pursuant to the terms of their respective engagement letters with WIMC; (iv) all prepetition and postpetition reasonable and documented out-of-pocket expenses of any Consenting Senior Noteholder (excluding any individual Consenting Senior Noteholder’s attorneys’ fees or expenses), if any, but not exceeding $200,000 in the aggregate for all Consenting Senior Noteholders; (v) the Prepetition Senior Notes Trustee, the reasonable fees, costs, and expenses of: (a) the Prepetition Senior Notes Trustee, (b) Pryor Cashman LLP, as counsel to the Prepetition Senior Notes Trustee and (c) one law firm acting as local counsel (if any), in each case, in

11

accordance with the Prepetition Senior Notes Indenture; (vi) the Convertible Notes Trustee, the reasonable fees, costs, and expenses of: (a) the Convertible Notes Trustee, and (b) Thompson Hine LLP, as counsel to the Convertible Notes Trustee; and (vii) the DIP Lenders, fees, costs and expenses to the extent reimbursable pursuant to the terms of any of the DIP Warehouse Facilities Agreements, the DIP Guaranties, or the DIP Warehouse Master Refinancing Amendment.

1.117 Restructuring Support Agreements mean the Term Lender RSA and the Senior Noteholder RSA.

1.118 Restructuring Term Sheet means the term sheet attached as an exhibit to the Term Lender RSA and the Senior Noteholder RSA.

1.119 Revolving Credit Facility means “Revolving Credit Facility” as defined in the Prepetition Credit Agreement.

1.120 Revolving Loan Claims mean any Claims arising from or in connection to the Revolving Credit Facility.

1.121 RMS means, collectively, Reverse Mortgage Solutions, Inc., RMS REO CS, LLC, and RMS REO BRC, LLC, each an indirect wholly owned subsidiary of WIMC.

1.122 Secured Claim means a Claim (a) secured by a Lien on Collateral to the extent of the value of such Collateral as (i) set forth in the Plan, (ii) agreed to by the holder of such Claim and the Debtor, or (iii) determined by a Final Order in accordance with section 506(a) of the Bankruptcy Code, or (b) secured by the amount of any right of setoff of the holder thereof in accordance with section 553 of the Bankruptcy Code.

1.123 Security has the meaning set forth in section 101(49) of the Bankruptcy Code.

1.124 Senior Noteholder RSA means that certain restructuring support agreement, dated as of October 20, 2017, by and among the Debtor and the Consenting Senior Noteholders (as may be amended, supplemented, or modified from time to time in accordance with the terms thereof) annexed to the Disclosure Statement as Exhibit C.

1.125 Senior Noteholders means the holders of Senior Notes in their respective capacities as such.

1.126 Senior Notes means the 7.875% Senior Secured Notes due 2021 issued pursuant to the Prepetition Senior Notes Indenture.

1.127 Senior Notes Claims means any Claims arising from or in connection to the Prepetition Senior Notes Indenture, other than Restructuring Expenses.

1.128 Significant Equity Holder means any person, entity or group of affiliated persons and/or entities that, as of the Commencement Date, holds, controls or has the power to vote, in the aggregate, in excess of fifteen percent (15%) of the total outstanding Existing Equity Interests as of such date, and who have executed voluntary releases in favor of the Released Parties prior to the Commencement Date.

1.129 Tax Code means the Internal Revenue Code of 1986, as amended from time to time.

12

1.130 Term Lender RSA means that certain amended and restated restructuring support agreement, dated as of October 20, 2017, by and among the Debtor and the Consenting Term Lenders (as may be amended, supplemented, or modified from time to time in accordance with the terms thereof) annexed to the Disclosure Statement as Exhibit B.

1.131 Term Lenders means “Term Lenders” as defined in the Prepetition Credit Agreement.

1.132 Term Loan Claims mean any Claims arising from or in connection with the Prepetition Term Loan, other than Restructuring Expenses.

1.133 Unimpaired means, with respect to a Claim, Interest, or Class of Claims or Interests, not “impaired” within the meaning of sections 1123(a)(4) and 1124 of the Bankruptcy Code.

1.134 U.S. Trustee means the United States Trustee for the Southern District of New York.

1.135 Voting Deadline means the date by which all persons or Entities entitled to vote on the Plan must vote to accept or reject the Plan.

B. Interpretation; Application of Definitions and Rules of Construction.

Unless otherwise specified, all section or exhibit references in the Plan are to the respective section in, or exhibit to, the Plan, as the same may be amended, waived, or modified from time to time. The words “herein,” “hereof,” “hereto,” “hereunder,” and other words of similar import refer to the Plan as a whole and not to any particular section, subsection, or clause contained therein. The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the provisions hereof. For purposes herein: (a) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (b) any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that the referenced document shall be substantially in that form or substantially on those terms and conditions; (c) unless otherwise specified, all references herein to “Sections” are references to Sections hereof or hereto; (d) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; and (e) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be.

C. Reference to Monetary Figures.

All references in the Plan to monetary figures shall refer to the legal tender of the United States of America, unless otherwise expressly provided.

D. Controlling Document.

Subject to Sections 9.1 and 9.2 of the Plan, in the event of any conflict between the terms and provisions in the Plan (without reference to the Plan Supplement) and the terms and provisions in the Disclosure Statement, the Plan Supplement, any other instrument or document created or executed pursuant to the Plan (including any Definitive Document), or any order (other than the Confirmation Order) referenced in the Plan (or any exhibits, schedules, appendices, supplements, or amendments to any of the foregoing), the Plan (without reference to the Plan Supplement) shall govern and control; provided, however, that, notwithstanding anything herein to the contrary, in the event of a conflict or inconsistency between the terms of the Restructuring Support Agreements and the terms of the Plan, the terms of the

13

Plan shall control; provided, further, that notwithstanding anything herein to the contrary, in the event of a conflict between the Confirmation Order, on the one hand, and any of the Plan, the Plan Supplement, the Definitive Documents, on the other hand, the Confirmation Order shall govern and control in all respects.

ARTICLE II ADMINISTRATIVE EXPENSE AND PRIORITY CLAIMS.

2.1. Administrative Expense Claims.

Except to the extent that a holder of an Allowed Administrative Expense Claim agrees to less favorable treatment, each holder of an Allowed Administrative Expense Claim (other than a Fee Claim, a DIP Claim, or a Restructuring Expense) shall receive, in full and final satisfaction of such Claim, Cash in an amount equal to such Allowed Administrative Expense Claim on, or as soon thereafter as is reasonably practicable, the later of (a) the Effective Date and (b) the first Business Day after the date that is thirty (30) calendar days after the date such Administrative Expense Claim becomes an Allowed Administrative Expense Claim; provided that, Allowed Administrative Expense Claims representing liabilities incurred in the ordinary course of business by the Debtor, as Debtor in Possession, shall be paid by the Debtor or the Reorganized Debtor in the ordinary course of business, consistent with past practice and in accordance with the terms and subject to the conditions of any course of dealing or agreements governing, instruments evidencing, or other documents relating to such transactions.

2.2. Fee Claims.

(a) All Entities seeking an award by the Bankruptcy Court of Fee Claims shall file and serve on counsel to the Debtor, the U.S. Trustee, and counsel to the Requisite RSA Parties, on or before the date that is forty-five (45) days after the Effective Date, their respective final applications for allowance of compensation for services rendered and reimbursement of expenses incurred from the Commencement Date through the Effective Date. Objections to any Fee Claims must be filed and served on counsel to the Debtor, counsel to the Requisite RSA Parties, and the requesting party no later than twenty-one (21) calendar days after the filing of the final applications for compensation or reimbursement (unless otherwise agreed by the party requesting compensation of a Fee Claim).

(b) Allowed Fee Claims shall be paid in full, in Cash, in such amounts as are Allowed by the Bankruptcy Court (i) upon the later of (A) the Effective Date and (B) the date upon which a Final Order relating to any such Allowed Fee Claim is entered, in each case, or as soon as reasonably practicable thereafter, or (ii) upon such other terms as may be mutually agreed upon between the holder of such an Allowed Fee Claim and the Debtor or the Reorganized Debtor, as applicable.

(c) The Reorganized Debtor is authorized to pay compensation for services rendered or reimbursement of expenses incurred after the Effective Date in the ordinary course and without the need for Bankruptcy Court approval. On or about the date that is not later than the third Business Day prior to the Effective Date, holders of Fee Claims shall provide a reasonable estimate of such Fee Claims to the Debtor or the Reorganized Debtor, counsel to the Consenting Term Lenders, and counsel to the Consenting Senior Noteholders, and the Debtor or Reorganized Debtor shall either escrow or separately reserve for and segregate such estimated amounts for the benefit of the holders of the Fee Claims until the fee applications related thereto are resolved by Final Order or agreement of the parties.

2.3. Priority Tax Claims.

Except to the extent that a holder of an Allowed Priority Tax Claim agrees to less favorable treatment, each holder of an Allowed Priority Tax Claim shall receive, in full and final satisfaction of such Allowed Priority Tax Claim, at the sole option of the Debtor or the Reorganized

14

Debtor, as applicable Cash in an amount equal to such Allowed Priority Tax Claim on, or as soon thereafter as is reasonably practicable, the later of (a) the Effective Date, to the extent such Claim is an Allowed Priority Tax Claim on the Effective Date, (b) the first Business Day after the date that is thirty (30) calendar days after the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, and (c) the date such Allowed Priority Tax Claim is due and payable in the ordinary course as such obligation becomes due; provided that, the Debtor reserves the right to prepay all or a portion of any such amounts at any time under this option without penalty or premium.

2.4. DIP Claims.

On the Effective Date, subject to the satisfaction or waiver of all conditions precedent to effectiveness (i) in the Plan, (ii) in the Exit Warehouse Facilities Documents, and (iii) in the DIP Warehouse Master Refinancing Amendment, the DIP Guaranties shall terminate, and the DIP Lenders will receive from the Debtor the payment of the Exit Warehouse Facilities Fees, and the Exit Guaranties shall become effective.

2.5. Restructuring Expenses.

During the period commencing on the Commencement Date through the Effective Date, the Debtor will promptly pay, or cause an Affiliate Co-Plan Proponent to promptly pay, in full in Cash any Restructuring Expenses in accordance with the terms of the Restructuring Support Agreements. Without limiting the foregoing, to the extent that any Restructuring Expenses remain unpaid as of the Business Day prior to the Effective Date, on the Effective Date, the Reorganized Debtor shall pay in full in Cash any outstanding Restructuring Expenses that are invoiced without the requirement for the filing of retention applications, fee applications, or any other applications in the Chapter 11 Case, and without any requirement for further notice or Bankruptcy Court review or approval. For the avoidance of doubt, any Restructuring Expenses invoiced after the Effective Date shall be paid promptly, but no later than ten (10) business days of receiving an invoice.

ARTICLE III CLASSIFICATION OF CLAIMS AND INTERESTS.

3.1. Classification in General.

A Claim or Interest is placed in a particular Class for all purposes, including voting, confirmation, and distribution under the Plan and under sections 1122 and 1123(a)(1) of the Bankruptcy Code; provided that, a Claim or Interest is placed in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim or Interest is an Allowed Claim or Allowed Interest in that Class and such Allowed Claim or Allowed Interest has not been satisfied, released, or otherwise settled prior to the Effective Date.

3.2. Summary of Classification.

The following table designates the Classes of Claims against and Interests in the Debtor and specifies which of those Classes are (a) Impaired or Unimpaired by the Plan, (b) entitled to vote to accept or reject the Plan in accordance with section 1126 of the Bankruptcy Code, and (c) deemed to accept or reject the Plan. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Expense Claims and Priority Tax Claims have not been classified.

15

Class	Designation	Treatment	Entitled to Vote
1	Priority Non-Tax Claims	Unimpaired	No (Presumed to accept)
2	Other Secured Claims	Unimpaired	No (Presumed to accept)
3	Revolving Loan Claims	Unimpaired	No (Presumed to accept)
4	Term Loan Claims	Impaired	Yes
5	Senior Notes Claims	Impaired	Yes
6	Convertible Notes Claims	Impaired	Yes
7	General Unsecured Claims	Unimpaired	No (Presumed to accept)
8	Intercompany Claims	Unimpaired	No (Presumed to accept)
9	Existing Equity Interests	Impaired	No (Deemed to reject)
10	Other Interests	Impaired	No (Deemed to reject)

3.3. Special Provision Governing Unimpaired Claims.

Nothing under the Plan shall affect the rights of the Debtor or the Reorganized Debtor, as applicable, in respect of any Unimpaired Claims, including all rights in respect of legal and equitable defenses to, or setoffs or recoupments against, any such Unimpaired Claims.

3.4. Elimination of Vacant Classes.

Any Class of Claims against or Interests in the Debtor that, as of the commencement of the Confirmation Hearing, does not have at least one holder of a Claim or Interest that is Allowed in an amount greater than zero for voting purposes shall be considered vacant, deemed eliminated from the Plan for purposes of voting to accept or reject the Plan, and disregarded for purposes of determining whether the Plan satisfies section 1129(a)(8) of the Bankruptcy Code with respect to that Class.

ARTICLE IV TREATMENT OF CLAIMS AND INTERESTS.

4.1. Priority Non-Tax Claims (Class 1).

(a) Classification: Class 1 consists of Priority Non-Tax Claims.

(b) Treatment: Except to the extent that a holder of an Allowed Priority Non-Tax Claim against the Debtor agrees to a less favorable treatment of such Claim, in full and final satisfaction of such Allowed Priority Non-Tax Claim, at the sole option of the Debtor or the Reorganized Debtor: (i) each such holder shall receive payment in Cash in an amount equal to such Claim, payable on the later of the Effective Date and the date that is ten (10) Business Days after the date on which such Priority Non-Tax Claim becomes an Allowed Priority Non-Tax Claim, or as soon thereafter as is reasonably practicable, (ii) such holder’s Allowed Priority Non-Tax Claim shall be Reinstated, or (iii) such holder shall receive such other treatment so as to render such holder’s Allowed Priority Non-Tax Claim Unimpaired.

(c) Voting: Class 1 is Unimpaired, and the holders of Priority Non-Tax Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, holders of Priority Non-Tax Claims are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to Priority Non-Tax Claims.

16

4.2. Other Secured Claims (Class 2).

(a) Classification: Class 2 consists of the Other Secured Claims. To the extent that Other Secured Claims are secured by different Collateral or different interests in the same Collateral, such Claims shall be treated as separate subclasses of Class 2 for purposes of voting to accept or reject the Plan and receiving distributions under the Plan.

(b) Treatment: Except to the extent that a holder of an Allowed Other Secured Claim agrees to different treatment, on the later of the Effective Date and the date that is ten (10) Business Days after the date such Other Secured Claim becomes an Allowed Claim, or as soon thereafter as is reasonably practicable, each holder of an Allowed Other Secured Claim will receive, on account of such Allowed Claim, at the sole option of the Debtor or Reorganized Debtor: (i) Cash in an amount equal to the Allowed amount of such Claim, (ii) Reinstatement of such holder’s Allowed Other Secured Claim, (iii) such other treatment sufficient to render such holder’s Allowed Other Secured Claim Unimpaired, or (iv) return of the applicable Collateral in satisfaction of the Allowed amount of such Other Secured Claim.

(c) Voting: Class 2 is Unimpaired, and the holders of Other Secured Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, holders of Other Secured Claims are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Other Secured Claims.

4.3. Revolving Loan Claims (Class 3).

(a) Classification: Class 3 consists of Revolving Loan Claims.

(b) Treatment: Except to the extent that a holder of an Allowed Revolving Loan Claim agrees to different treatment, holders of Revolving Loan Claims will receive, in full and final satisfaction of their Allowed Revolving Loan Claim, (i) payment in Cash in full of its Claim (if any) and termination of all letters of credit issued under the Revolving Credit Facility, which letters of credit will be refinanced, or (ii) such other treatment satisfactory to each holder of an Allowed Revolving Loan Claim, in such holder’s sole discretion.

(c) Voting: Class 3 is Unimpaired, and the holders of Revolving Loan Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, holders of Revolving Loan Claims are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Revolving Loan Claims.

4.4. Term Loan Claims (Class 4).

(a) Classification: Class 4 consists of Term Loan Claims.

(b) Allowance: The Term Loan Claims are Allowed pursuant to section 506(a) of the Bankruptcy Code against the Debtor in the aggregate principal amount then outstanding under the Prepetition Credit Agreement as of the Effective Date plus accrued but unpaid interest (excluding default interest), plus any other premiums, fees, costs, or other amounts due but unpaid under the Prepetition Credit Agreement. The Prepetition Administrative Agent and the Term Loan Lenders shall not be required to file proofs of Claim on account of any Term Loan Claims.

17

(c) Treatment: As of the Effective Date, holders of Term Loan Claims will become bound by the Amended and Restated Credit Facility Agreement and receive, in full and final satisfaction of their Allowed Term Loan Claims on the Effective Date, their Pro Rata share of (i) term loans under the Amended and Restated Credit Facility Agreement (such term loans to be in an aggregate principal amount equal to the outstanding term loans under the Prepetition Credit Agreement) and (ii) any accrued and unpaid interest under the Prepetition Credit Agreement as of the Effective Date. On the Effective Date, the Prepetition Credit Agreement shall be deemed cancelled (except as set forth in Section 5.10 hereof) and replaced by the Amended and Restated Credit Facility Agreement, without the need for any holder of a Term Loan Claim that does not vote for the Plan or votes to reject the Plan executing the Amended and Restated Credit Facility Agreement, and each Lien, mortgage and security interest that secures the obligations arising under the Prepetition Credit Agreement as of the Commencement Date shall be reaffirmed, ratified and deemed granted by the Reorganized Debtor to secure all obligations of the Reorganized Debtor arising under the Amended and Restated Credit Facility Agreement.

(d) Voting: Class 4 is Impaired, and the holders of Term Loan Claims in Class 4 are entitled to vote to accept or reject the Plan.

4.5. Senior Notes Claims (Class 5).

(a) Classification: Class 5 consists of Senior Notes Claims.

(b) Allowance: The Senior Notes Claims are Allowed against the Debtor in the aggregate principal amount then outstanding under the Senior Notes plus accrued but unpaid interest, plus any other premiums, fees, costs, or other amounts due but unpaid under the Senior Notes, the Prepetition Senior Notes Indenture or any related documents as of the Commencement Date (the “Allowed Senior Notes Claim”). Neither the holders of the Senior Notes Claims or the Prepetition Senior Notes Trustee shall be required to file proofs of Claim on account of any Senior Notes Claim.

(c) Treatment: On the Effective Date, holders of Senior Notes Claims will receive, in full and final satisfaction of their Allowed Senior Notes Claims, their Pro Rata share of (i) New Second Lien Notes, (ii) Mandatorily Convertible Preferred Stock, and (iii) 100% of the New Common Stock issued on the Effective Date, subject to dilution by shares of New Common Stock issuable on conversion of the Mandatorily Convertible Preferred Stock and shares of New Common Stock issued or issuable pursuant to the Management Incentive Plan and shares of New Common Stock issued after the Effective Date; provided that, if Class 6 (Convertible Notes Claims) is an Accepting Class, (a) 50% of the New Common Stock that would have otherwise been distributable to Class 5 pursuant to the terms set forth above, shall be distributed to holders of Convertible Notes Claims in accordance with Section 4.6(b) of the Plan, and (b) 50% of the New Common Stock that would have otherwise been distributable to Class 5 pursuant to the terms set forth above, shall be distributed to holders of Existing Equity Interests in accordance with Section 4.9(b) of the Plan. On the Effective Date, the Senior Notes shall be deemed cancelled (except as set forth in Section 5.10 hereof) without further action by or order of the Bankruptcy Court.

(d) Voting: Class 5 is Impaired, and the holders of Senior Notes Claims in Class 5 are entitled to vote to accept or reject the Plan.

4.6. Convertible Notes Claims (Class 6).

(a) Classification: Class 6 consists of Convertible Notes Claims.

(b) Treatment: If Class 6 (Convertible Notes Claims) is an Accepting Class, holders of Senior Notes Claims shall be deemed to have consented to a distribution to holders of Convertible Notes Claims of, and holders of Convertible Notes Claims shall receive on the Effective Date, in full and

18

final satisfaction of their Allowed Convertible Notes Claims, their Pro Rata share of (i) New Common Stock representing, in the aggregate, 50% of the New Common Stock issued on the Effective Date that would have otherwise been distributable to Class 5 pursuant to the terms set forth in Section 4.5(c) hereof, subject to dilution by shares of New Common Stock issuable upon conversion of the Mandatorily Convertible Preferred Stock, shares of New Common Stock issued or issuable pursuant to the Management Incentive Plan and shares of New Common Stock issued after the Effective Date, including pursuant to the New Warrants, and (ii) 50% of each tranche of the New Warrants; provided that, if the Class of Convertible Notes Claims is not an Accepting Class, then holders of Convertible Notes Claims will not receive or retain any property under the Plan on account of such Claims. On the Effective Date, the Convertible Notes shall be deemed cancelled (except as set forth in Section 5.10 hereof) without further action by or order of the Bankruptcy Court.

(c) Voting: Class 6 is Impaired, and the holders of Convertible Notes Claims in Class 6 are entitled to vote to accept or reject the Plan.

4.7. General Unsecured Claims (Class 7).

(a) Classification: Class 7 consists of General Unsecured Claims.

(b) Treatment: Except to the extent that a holder of an Allowed General Unsecured Claim against the Debtor agrees to a less favorable treatment of such Claim or has been paid before the Effective Date, at the sole option of the Debtor or the Reorganized Debtor on and after the Effective Date, (i) the Debtor or Reorganized Debtor will continue to pay or treat each Allowed General Unsecured Claim in the ordinary course of business as if the Chapter 11 Case had not been commenced, or (ii) such holder will receive such other treatment so as to render such holder’s Allowed General Unsecured Claim Unimpaired pursuant to section 1124 of the Bankruptcy Code, in each case subject to all defenses or disputes the Debtor and Reorganized Debtor may assert as to the validity or amount of such Claims, including as provided in Section 10.8 of the Plan; provided that, notwithstanding the foregoing, the Allowed amount of General Unsecured Claims shall be subject to and shall not exceed the limitations or maximum amounts permitted by the Bankruptcy Code, including sections 502 or 503 of the Bankruptcy Code, to the extent applicable. For the avoidance of doubt, any guarantees, indemnification or other credit support by the Debtor in support of its Affiliates or any other Entity shall be treated as not having been accelerated and shall otherwise be continued after the Effective Date in accordance with the terms of such obligation. To the extent that a holder of a General Unsecured Claim against the Debtor agrees to less favorable treatment of such Claim, the Debtor will provide reasonable prior notice to counsel to the Requisite RSA Parties, including a reasonably detailed description of the proposed terms of such less favorable treatment.

(c) Voting: Class 7 is Unimpaired, and the holders of General Unsecured Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, holders of General Unsecured Claims are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such General Unsecured Claims.

4.8. Intercompany Claims (Class 8).

(a) Classification: Class 8 consists of Intercompany Claims.

(b) Treatment: On or after the Effective Date, all Intercompany Claims will be paid, adjusted, continued, settled, reinstated, discharged, or eliminated as determined by the Debtor and its Affiliates, in each case to the extent determined to be appropriate by the Debtor or Reorganized Debtor and its Affiliates in their discretion.

19

(c) Voting: Class 8 is Unimpaired, and the holders of Intercompany Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, holders of Intercompany Claims are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Intercompany Claims.

4.9. Existing Equity Interests (Class 9).

(a) Classification: Class 9 consists of Existing Equity Interests.

(b) Treatment: If Class 6 (Convertible Notes Claims) is an Accepting Class, holders of Senior Notes Claims shall be deemed to have consented to a distribution to holders of Existing Equity Interests of, and holders of Existing Equity Interests shall receive on the Effective Date, in full and final satisfaction of their Allowed Existing Equity Interest, their Pro Rata share of (i) New Common Stock representing, in the aggregate, 50% of the New Common Stock issued on the Effective Date that would have otherwise been distributable to Class 5 pursuant to the terms set forth in Section 4.5(c) hereof, subject to dilution by shares of New Common Stock issuable upon conversion of the Mandatorily Convertible Preferred Stock, shares of New Common Stock issued or issuable pursuant to the Management Incentive Plan and shares of New Common Stock issued after the Effective Date, including pursuant to the New Warrants, and (ii) 50% of each tranche of the New Warrants; provided that, if the Class of Convertible Notes Claims is not an Accepting Class, then holders of Existing Equity Interests will not receive or retain any property under the Plan on account of such Interests. On the Effective Date, all Interests shall be deemed cancelled (except as set forth in Section 5.10 hereof) without further action by or order of the Bankruptcy Court, and shall be of no further force and effect, whether surrendered for cancellation or otherwise.

(c) Voting: The holders of Existing Equity Interests are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, holders of Existing Equity Interests are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Existing Equity Interests.

4.10. Other Interests (Class 10)

(a) Classification: Class 10 consists of Other Interests.

(b) Treatment: Holders of Other Interests shall not receive or retain any property under the Plan on account of such Other Interests. On the Effective Date, all Interests shall be deemed cancelled without further action by or order of the Bankruptcy Court, and shall be of no further force and effect, whether surrendered for cancellation or otherwise.

(c) Voting: Class 10 is Impaired, and the holders of Other Interests are conclusively deemed to have rejected the Plan. Therefore, holders of Other Interests are not entitled to vote to accept or reject the Plan, and the votes of such holders of Other Interests will not be solicited.

ARTICLE V MEANS FOR IMPLEMENTATION.

5.1. Contributions of Affiliate Co-Plan Proponents

As consideration for, among other things, the releases provided pursuant to this Plan, the Affiliate Co-Plan Proponents shall, for the benefit of the Debtor and the Debtor’s Estate, make contributions to enable the implementation of this Plan, such contributions being fundamentally necessary

20

to the implementation of this Plan. The contributions of the Affiliate Co-Plan Proponents include the following, among others:

(a) The Affiliate Co-Plan Proponents have consented to the treatment set forth in this Plan as applicable to them;

(b) The Affiliate Co-Plan Proponents shall make or fund all payments required to be paid by the Debtor under this Plan on account of any Allowed Claims and the Affiliate Co-Plan Proponents have consented to the repayment of such intercompany transactions with consideration other than Cash;

(c) The Affiliate Co-Plan Proponents shall make or fund all necessary disbursements on behalf of the Debtor in the ordinary course of business and the Affiliate Co-Plan Proponents have consented to the repayment of such intercompany transactions with consideration other than Cash;

(d) In relation to the Amended and Restated Credit Facility Agreement, the Affiliate Co-Plan Proponents have agreed to enter into guarantees in support of the Debtor’s obligations thereunder and shall, pursuant to this Plan, grant Liens over their assets in support of, and to the extent set forth in, such guarantees;

(e) In relation to the New Second Lien Notes Indenture, the Affiliate Co-Plan Proponents have agreed to enter into guarantees in support of the Debtor’s obligations thereunder and shall, pursuant to this Plan, grant Liens over all or substantially all of their assets in support of such guarantees.

5.2. Compromise and Settlement of Claims, Interests, and Controversies.

Pursuant to sections 363 and 1123(b)(3) of the Bankruptcy Code and Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided pursuant to the Plan, the provisions of the Plan shall constitute a good faith compromise of Claims, Interests, and controversies relating to the contractual, legal, and subordination rights that a creditor or an Interest holder may have with respect to any Claim or Interest or any distribution to be made on account of an Allowed Claim or Interest. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Claims, Interests, and controversies, as well as a finding by the Bankruptcy Court that such compromise or settlement is in the best interests of the Debtor, its Estate, and holders of such Claims and Interests, and is fair, equitable, and reasonable.

5.3. Continued Corporate Existence.

(a) The Debtor shall continue to exist after the Effective Date as Reorganized Debtor in accordance with the applicable laws of the respective jurisdiction in which it is incorporated or organized and pursuant to the Amended Organizational Documents unless otherwise determined in accordance with Section 5.12 of the Plan.

(b) On or after the Effective Date, the Reorganized Debtor may take such action that may be necessary or appropriate as permitted by applicable law and the Reorganized Debtor’s Amended Organizational Documents, as the Reorganized Debtor may determine is reasonable and appropriate to effect any transaction described in, approved by, or necessary or appropriate to effectuate the Plan, including, without limitation, causing: (i) the legal name of the Reorganized Debtor to be changed; or (ii) the closure of the Reorganized Debtor’s Chapter 11 Case on the Effective Date or any time thereafter.

21

5.4. Exit Warehouse Facilities.

(a) On the Effective Date, in accordance with, and subject to, the terms and conditions of the Exit Warehouse Facilities Documents, the Reorganized Debtor, subject to the Amended and Restated Credit Facility Agreement, will act as guarantor under the New Forward Origination Facility Agreement and the New Reverse Mortgage Facility Agreement and shall be jointly and severally liable for certain of Ditech’s indemnity obligations under the Receivables Sale Agreements related to the Exit Indentures, in each case, without the need for any further corporate action and without further action by the holders of Claims or Interests.

(b) The Reorganized Debtor, subject to the Amended and Restated Credit Facility Agreement, shall be authorized to execute, deliver, and enter into and perform under the Exit Guaranties without the need for any further corporate action and without further action by the holders of Claims or Interests.

5.5. Amended and Restated Credit Facility.

(a) On the Effective Date, the Amended and Restated Credit Facility Agreement shall be executed and delivered, and the Reorganized Debtor shall be authorized to execute, deliver and enter into, the Amended and Restated Credit Facility Agreement and the other Amended and Restated Credit Facility Documents, without the need for any further corporate action and without further action by the holders of Claims or Interests.

(b) All Liens, mortgages and security interests securing the obligations arising under the Amended and Restated Credit Facility Agreement and the other Amended and Restated Credit Facility Documents that were Collateral securing the Term Loan Claims as of the Commencement Date are unaltered by the Plan, and all such liens, mortgages and security interests are created and perfected with respect to the Amended and Restated Credit Facility Documents to the same extent, in the same manner and on the same terms and priorities as they were with respect to the Term Loan Claims, except as the foregoing may be modified pursuant to the Amended and Restated Credit Facility Documents and the New Intercreditor Agreement. All Liens and security interests granted and continuing pursuant to the Amended and Restated Credit Facility Documents shall be (i) valid, binding, perfected, and enforceable Liens and security interests in the personal and real property described in and subject to such document, with the priorities established in respect thereof under the New Intercreditor Agreement and/or applicable non-bankruptcy law, (ii) granted in good faith and deemed not to constitute a fraudulent conveyance or fraudulent transfer, and (iii) not otherwise subject to avoidance, recharacterization, or subordination (whether equitable, contractual or otherwise) under any applicable law. The Debtor, the Reorganized Debtor, and the Entities granted such Liens and security interests are authorized to make, and to the extent contemplated by the Amended and Restated Credit Facility Documents, the Debtor, the Reorganized Debtor, and their respective Affiliates will make, all filings and recordings, and to obtain all governmental approvals and consents necessary to establish, attach and perfect such Liens and security interests under any applicable law, and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interest to third parties. For purposes of all mortgages and deposit account control agreements that secured the obligations arising under the Prepetition Credit Agreement, the Amended and Restated Credit Facility Agreement is deemed an amendment and restatement of the Prepetition Credit Agreement, and such mortgages and control agreements shall survive the Effective Date, shall not be cancelled, and shall continue to secure the Amended and Restated Credit Facility Agreement, except as expressly set forth in the Amended and Restated Credit Facility Agreement.

22

(c) The Reorganized Debtor shall be authorized to execute, deliver, and enter into and perform under the Amended and Restated Credit Facility Documents without the need for any further corporate or limited liability company action and without further action by the holders of Claims or Interests.

(d) On the Effective Date, all letters of credit and similar forms of credit support funded directly or indirectly by the revolver commitments under the Prepetition Credit Agreement will be refinanced in full.

5.6. New Second Lien Notes.

(a) On the Effective Date, the New Second Lien Notes Indenture shall be executed and delivered, and the Reorganized Debtor shall be authorized to execute, deliver and enter into the New Second Lien Notes Indenture and the other New Second Lien Notes Documents, without the need for any further corporate action and without further action by the holders of Claims or Interests.

(b) On the Effective Date, the New Second Lien Notes Documents shall be executed and delivered. All Liens and security interests granted pursuant to the New Second Lien Notes Documents shall be (i) valid, binding, perfected (to the extent provided in the security documents), and enforceable Liens and security interests in the personal and real property described in and subject to such document, with the priorities established in respect thereof under the New Intercreditor Agreement and/or applicable non-bankruptcy law, (ii) granted in good faith and deemed not to constitute a fraudulent conveyance or fraudulent transfer, and (iii) not otherwise subject to avoidance, recharacterization, or subordination (whether equitable, contractual or otherwise) under any applicable law; provided that, the New Second Lien Notes (including any deficiency claim with respect to any New Second Lien Notes) shall be subordinate to the commitments under the Amended and Restated Credit Facility Agreement and certain other indebtedness that may be incurred after the Effective Date, as and to the extent, set forth in the New Second Lien Notes Indenture. The Debtor, the Reorganized Debtor, and the Entities granted such Liens and security interests are authorized to make, and to the extent contemplated by the New Second Lien Notes Documents, the Debtor, the Reorganized Debtor, and their respective Affiliates will make, all filings and recordings, and to obtain all governmental approvals and consents necessary to establish, attach and perfect such Liens and security interests under any applicable law, and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interest to third parties.

(c) The Reorganized Debtor shall be authorized to execute, deliver, and enter into and perform under the New Second Lien Notes Documents without the need for any further corporate or limited liability company action and without further action by the holders of Claims or Interests.

5.7. New Intercreditor Agreement.

On the Effective Date, the Amended and Restated Credit Facility Agent and the New Second Lien Notes Trustee shall enter into the New Intercreditor Agreement. Each lender under the Amended and Restated Credit Facility and each holder of the New Second Lien Notes shall be deemed to have directed the Amended and Restated Credit Facility Agent or the New Second Lien Notes Trustee, as applicable, to execute the New Intercreditor Agreement and shall be bound to the terms of the New Intercreditor Agreement from and after the Effective Date as if it were a signatory thereto.

23

5.8. Authorization and Issuance of New Plan Securities.

(a) On the Effective Date, the Debtor or the Reorganized Debtor, as applicable, is authorized to issue or cause to be issued and shall issue the New Second Lien Notes, New Common Stock, Mandatorily Convertible Preferred Stock, and New Warrants in accordance with the terms of the Plan and the Amended Organizational Documents without the need for any further corporate or shareholder action; provided that, if the Class of Convertible Notes Claims is not an Accepting Class, then the New Warrants shall not be issued. All of the New Common Stock, Mandatorily Convertible Preferred Stock, and New Warrants issuable under the Plan, when so issued, shall be duly authorized, validly issued, fully paid, and non-assessable.

(b) The distribution of the New Second Lien Notes, New Common Stock, Mandatorily Convertible Preferred Stock, and New Warrants pursuant to the Plan may be made by means of book-entry registration on the books of a transfer agent for shares of New Common Stock, Mandatorily Convertible Preferred Stock, and New Warrants or by means of book-entry exchange through the facilities of a transfer agent reasonably satisfactory to the Debtor and the Requisite Senior Noteholders, in accordance with the customary practices of such agent, as and to the extent practicable. A Warrant Agent, which may be the Transfer Agent, shall be appointed for the New Warrants.

(c) The Reorganized Debtor shall use its commercially reasonable efforts to have the New Common Stock and the New Warrants listed on a nationally recognized exchange, as soon as practicable subject to meeting applicable listing requirements following the Effective Date.

(d) The Reorganized Debtor intends that all Plan-related securities, including, without limitation, the New Common Stock, Mandatorily Convertible Preferred Stock, and New Warrants shall meet the eligibility requirements of DTC, and the Prepetition Senior Notes Trustee and Convertible Notes Trustee shall not be required to distribute any New Common Stock, Mandatorily Convertible Preferred Stock, New Second Lien Notes, and New Warrants, as applicable, that do not meet the eligibility requirements of DTC.

5.9. Section 1145 Exemption.

(a) The offer, issuance, and distribution of the New Common Stock, Mandatorily Convertible Preferred Stock, New Warrants and the New Second Lien Notes hereunder to holders of the Senior Notes Claims, the Convertible Notes Claims, or Existing Equity Interests, as applicable, under Sections 4.5, 4.6, and 4.9, respectively, of the Plan shall be exempt, pursuant to section 1145 of the Bankruptcy Code, without further act or action by any Entity, from registration under (i) the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder and (ii) any state or local law requiring registration for the offer, issuance, or distribution of Securities.

(b) The New Common Stock, Mandatorily Convertible Preferred Stock, New Warrants and the New Second Lien Notes will be freely tradable by the recipients thereof, subject to (i) the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 2(a)(11) of the Securities Act of 1933, (ii) compliance with any rules and regulations of the Securities and Exchange Commission, if any, applicable at the time of any future transfer of such securities or instruments, (iii) the restrictions, if the Debtor is eligible, and the Debtor and the Consenting Senior Noteholders both agree to utilize the special bankruptcy exception under section 382(l)(5) of the Tax Code, on the transferability and ownership of the Reorganized Debtor’s stock contained in the amended and restated certificate of incorporation of the Reorganized Debtor intended to preserve the value of the Reorganized Debtor’s tax attributes, and (iv) applicable regulatory approval.

24

(c) The Confirmation Order shall provide that the DTC shall be required to accept and conclusively rely upon the Plan and Confirmation Order in lieu of a legal opinion regarding whether the New Common Stock, Mandatorily Convertible Preferred Stock, New Warrants, and New Second Lien Notes are exempt from registration and/or eligible for the DTC book-entry delivery, settlement, and depository services.

5.10. Cancellation of Existing Securities and Agreements.

(a) Except for the purpose of evidencing a right to a distribution under the Plan and except as otherwise set forth in the Plan, including with respect to executory contracts or unexpired leases that shall be assumed by the Reorganized Debtor, on the Effective Date, all agreements, instruments, and other documents evidencing or issued pursuant to the Prepetition Credit Agreement, the Prepetition Senior Notes Indenture, and the Prepetition Convertible Notes Indenture, or any indebtedness or other obligations thereunder, and any Interest, and any rights of any holder in respect thereof, shall be deemed cancelled, discharged, and of no force or effect, and the obligations of the Debtor thereunder shall be deemed fully satisfied, released, and discharged. Notwithstanding such cancellation and discharge, the Prepetition Credit Agreement, the Prepetition Senior Notes Indenture, and the Prepetition Convertible Notes Indenture, and Existing Equity Interests shall continue in effect to the extent necessary (a) to allow the holders of such Claims or Interests to receive distributions under the Plan, (b) to allow the Debtor, the Reorganized Debtor, the Prepetition Administrative Agent, the Prepetition Senior Notes Trustee, and the Convertible Notes Trustee to make post-Effective Date distributions or take such other action pursuant to the Plan on account of such Claims or Interests and to otherwise exercise their rights and discharge their obligations relating to the interests of the holders of such Claims or Interests, (c) to allow holders of Claims to retain their respective rights and obligations vis-à-vis other holders of Claims pursuant to any applicable loan documents, (d) to allow the Prepetition Administrative Agent, the Prepetition Senior Notes Trustee, and the Convertible Notes Trustee to enforce their rights, claims, and interests vis-à-vis any party other than the Debtor, including any rights with respect to priority of payment and/or to exercise charging liens, (e) to preserve any rights of the Prepetition Administrative Agent, the Prepetition Senior Notes Trustee, and the Convertible Notes Trustee to payment of fees, expenses, and indemnification obligations as against any money or property distributable to lenders under the Prepetition Credit Agreement and holders under the Prepetition Senior Notes Indenture and the Prepetition Convertible Notes Indenture, as applicable, including any rights to priority of payment and/or to exercise charging liens, (f) to allow the Prepetition Administrative Agent, the Prepetition Senior Notes Trustee, and the Convertible Notes Trustee to enforce any obligations owed to it under the Plan, (g) to allow the Prepetition Administrative Agent, the Prepetition Senior Notes Trustee, and the Convertible Notes Trustee to exercise rights and obligations relating to the interests of lenders under the Prepetition Credit Agreement and holders under the Prepetition Senior Notes Indenture and the Prepetition Convertible Notes Indenture, as applicable, (h) to permit the Prepetition Administrative Agent and the Prepetition Senior Notes Trustee to perform any function necessary to effectuate the foregoing, (i) to allow the Prepetition Administrative Agent, the Prepetition Senior Notes Trustee, and the Convertible Notes Trustee to appear in the Chapter 11 Case or in any proceeding in the Bankruptcy Court or any other court, and (j) to permit the continuation of the Collateral, security, and related agreements under the Prepetition Credit Agreement with respect to the Amended and Restated Credit Facility Agreement as provided under the Plan, provided that, nothing in this Section 5.10 shall affect the discharge of Claims pursuant to the Bankruptcy Code, the Confirmation Order, or the Plan or result in any liability or expense to the Reorganized Debtor; provided, further, that Sections 2.20(c) and 9.05 of the Prepetition Credit Agreement shall survive the Effective Date and shall not be discharged or released pursuant to the Plan or the Confirmation Order. Except for the foregoing, subsequent to the performance by the Prepetition Administrative Agent of its obligations pursuant to the Plan, the Prepetition Administrative Agent and its agents shall be relieved of all further duties and responsibilities related to the Prepetition Credit Agreement, except with respect to any duties and responsibilities of the Prepetition Administrative Agent

25

that, pursuant to the Amended and Restated Credit Facility Agreement, survive the termination of the Prepetition Credit Agreement. Nothing in this Section 5.10 shall in any way affect or diminish the rights of the Prepetition Senior Notes Trustee and the Convertible Notes Trustee to exercise any charging lien against distributions to holders of Senior Notes Claims or Convertible Notes Claims, as applicable, with respect to any unpaid fees, as applicable.

(b) Notwithstanding the foregoing, any provision in any document, instrument, lease, or other agreement that causes or effectuates, or purports to cause or effectuate, a default, termination, waiver, or other forfeiture of, or by, the Debtor as a result of the cancellations, terminations, satisfaction, releases, or discharges provided for in the Plan shall be deemed null and void and shall be of no force and effect. Nothing contained herein shall be deemed to cancel, terminate, release, or discharge the obligation of the Debtor or any of its counterparties under any executory contract or lease to the extent such executory contract or lease has been assumed by the Debtor pursuant to a Final Order of the Bankruptcy Court or hereunder.

5.11. Officers and Board of Directors.

(a) Upon the Effective Date, the New Board will consist of nine (9) directors. Six (6) directors will be designated by the Requisite Senior Noteholders (the “Preferred Stock Designees”), and three (3) directors will be designated by the Debtor (the “WIMC Designees”). The identities of the directors and officers of the Reorganized Debtor shall be disclosed prior to the Confirmation Hearing in accordance with section 1129(a)(5) of the Bankruptcy Code.

(b) After the Effective Date and for a period of two years thereafter (the “Initial Period”), for so long as any Mandatorily Convertible Preferred Stock is issued and outstanding, the New Board will be nominated and elected as follows:

(i) Six (6) members of the New Board will be nominated for election by the Preferred Stock Designees and elected by holders of the Mandatorily Convertible Preferred Stock by plurality vote; and

(ii) Three (3) members of the New Board will be nominated for election by the WIMC Designees and elected by holders of New Common Stock by plurality vote.

(c) After the Initial Period, all directors shall be nominated for election by the New Board (or relevant committee).

(d) After the earlier of the conclusion of the Initial Period or the date on which no Mandatorily Convertible Preferred Stock remains issued and outstanding, all directors shall be elected by the holders of New Common Stock, the outstanding Mandatorily Convertible Preferred Stock on an as-converted basis and any other outstanding Common Stock voting together as a single class by plurality vote.

(e) From and after the Effective Date, the New Board will be classified into three (3) classes, with directors serving for three-year staggered terms. WIMC Designees will serve in the class up for re-election at the third annual meeting after the Effective Date. Directors may only be removed for cause. Vacancies shall be filled as follows: (i) vacancies in seats held by Preferred Stock Designees shall be filled by remaining Preferred Stock Designees, (ii) vacancies in seats held by WIMC Designees shall be filled by remaining WIMC Designees, and (iii) other vacancies shall be filled by the Board of Directors. To the extent a nominating committee exists, it will include at least two (2) WIMC Designees during the Initial Period.

26

(f) The new governance structure of the Reorganized Debtor and its New Board and its committees will be set forth in the Amended Organizational Documents. For the first eighteen (18) months after the Effective Date, any sale of all or substantially all of the business of the Reorganized Debtor or its Assets, or any change of control transaction, changes to the New Board composition or structure (including the size of the New Board) and amendments to organizational documents affecting the rights described in this Section 5.11 must be approved by at least seven (7) of nine (9) directors.

(g) Except to the extent that a member of the board of directors of the Debtor continues to serve as a director of the Debtor on and after the Effective Date, the members of the board of directors of the Debtor prior to the Effective Date, in their capacities as such, shall have no continuing obligations to the Reorganized Debtor on or after the Effective Date and each such director will be deemed to have resigned or shall otherwise cease to be a director of the Debtor on the Effective Date.

5.12. Effectuating Documents; Further Transactions.

(a) On or as soon as practicable after the Effective Date, the Reorganized Debtor shall take such actions as may be or become necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan, including (i) the execution and delivery of appropriate agreements or other documents of merger, consolidation, restructuring, financing, conversion, disposition, transfer, dissolution, or liquidation containing terms that are consistent with the terms of the Plan and that satisfy the applicable requirements of applicable law and any other terms to which the applicable Entities may determine, (ii) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any Asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan and having other terms to which the applicable parties agree, (iii) the filing of appropriate certificates or articles of incorporation, reincorporation, merger, consolidation, conversion, or dissolution and the Amended Organizational Documents pursuant to applicable state law, (iv) the issuance of securities, all of which shall be authorized and approved in all respects in each case without further action being required under applicable law, regulation, order, or rule, and (v) all other actions that the applicable Entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable law or to reincorporate in another jurisdiction, subject, in each case, to the Amended Organizational Documents.

(b) Each officer or member of the board of directors of the Debtor is (and each officer or member of the board of directors of the Reorganized Debtor shall be) authorized and directed to issue, execute, deliver, file, or record such contracts, securities, instruments, releases, indentures, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the Plan and the securities issued pursuant to the Plan in the name of and on behalf of the Reorganized Debtor, all of which shall be authorized and approved in all respects, in each case, without the need for any approvals, authorization, consents, or any further action required under applicable law, regulation, order, or rule (including, without limitation, any action by the stockholders or directors or managers of the Debtor or the Reorganized Debtor) except for those expressly required pursuant to the Plan.

(c) The charter, bylaws, and other organizational documents, as applicable, of the Reorganized Debtor (i) will be amended or amended and restated by the Reorganized Debtor consistent with section 1123(a)(6) of the Bankruptcy Code, if applicable, and otherwise in accordance with the Plan, and the Restructuring Support Agreements, and (ii) notwithstanding anything to the contrary, will provide that the Mandatorily Convertible Preferred Stock shall vote with New Common Stock on an as-converted basis as to all matters; provided that, during the Initial Period, the Mandatorily Convertible Preferred Stock shall (x) not vote on an as-converted basis with respect to the election of directors, during which time the holders of the Mandatorily Convertible Preferred Stock will have the right to elect the Preferred

27

Stock Designees, and the holders of the New Common Stock will have the right to elect the WIMC Designees, and (y) not be entitled to vote to amend certain provisions of the bylaws and/or certificate of incorporation in any manner that adversely impacts the Board representation rights of the holders of the New Common Stock or the WIMC Designees during the Initial Period (e.g., removal of directors, nomination/election rights, etc.). If the Debtor and Consenting Senior Noteholders agree to utilize the special bankruptcy exception under Section 382(l)(5) of the Tax Code, on or after the Commencement Date, the Debtor may seek Bankruptcy Court approval of certain procedures and potential restrictions on the accumulation of Claims with respect to persons who are or will be substantial claimholders. If, as of the Effective Date, the Debtor expects to qualify for, and the Debtor and the Consenting Senior Noteholders both agree to utilize the special bankruptcy exception under Section 382(l)(5) of the Tax Code, the charter, bylaws, and other organizational documents, as applicable, of the Reorganized Debtor (x) generally will restrict any person or entity from accumulating 4.75% or more of any class of stock of the Reorganized Debtor through secondary acquisitions and, if a person already owns 4.75% or more of such stock, from acquiring additional stock, and (y) may restrict any person or entity that owns, 4.75% of the Mandatorily Convertible Preferred Stock, or on a fully diluted basis (taking into account the convertibility of the Mandatorily Convertible Preferred Stock) owns 4.75% or more of the New Common Stock, from disposing of all or a portion of such stock, subject to certain exceptions.

(d) All matters provided for herein involving the corporate structure of the Debtor or Reorganized Debtor, to the extent applicable, or any corporate or related action required by the Debtor or Reorganized Debtor in connection herewith shall be deemed to have occurred and shall be in effect, without any requirement of further action by the stockholders, members, or directors or managers of the Debtor or Reorganized Debtor, and with like effect as though such action had been taken unanimously by the stockholders, members, directors, managers, or officers, as applicable, of the Debtor or Reorganized Debtor.

5.13. Cancellation of Liens.

(a) Except as otherwise specifically provided herein, upon the Effective Date, any Lien securing a Secured Claim shall be deemed released, and the holder of such Secured Claim (or any agent for such holder) shall be authorized and directed to release any Collateral or other property of the Debtor (including any cash collateral) held by such holder and to take such actions as may be requested by the Debtor or Reorganized Debtor to cancel, extinguish, and release such Liens, if they have been or will be satisfied or discharged in full pursuant to the Plan.

(b) Upon the payment or other satisfaction of an Allowed Other Secured Claim, the holder of such Allowed Other Secured Claim shall deliver to the Debtor or Reorganized Debtor (as applicable) any Collateral or other property of the Debtor held by such holder, and any termination statements, instruments of satisfactions, or releases of all security interests with respect to its Allowed Other Secured Claim that may be required in order to terminate any related financing statements, mortgages, mechanic’s liens, or lis pendens.

(c) Except as provided herein and in connection with the Prepetition Credit Agreement, on the Effective Date, all notes, instruments, certificates evidencing debt to, or Interests in, the Debtor, including, without limitation, the Senior Notes, the Convertible Notes, and Existing Equity Interests, will be cancelled and obligations of the Debtor thereunder will be discharged. In addition, on the Effective Date, any registration rights or similar agreements with respect to Existing Equity Interests will also be cancelled and any obligations of the Debtor thereunder will be discharged.

28

5.14. Employee Matters.

(a) Subject to Section 5.14(c) of the Plan, on the Effective Date, the Reorganized Debtor shall be deemed to have assumed all employee compensation plans, Benefit Plans, employment agreements, offer letters, or award letters to which the Debtor is a party (collectively, the “Employee Arrangements”). Notwithstanding the foregoing, if an Employee Arrangement provides in part for a payment, premium, or other award upon the occurrence of a change of control, change in control, or other similar event, then such Employee Arrangement shall only be assumed to the extent that the restructuring, including consummation of the Plan, shall not be treated as a change of control, change in control, or other similar event under such Employee Arrangement.

(b) Following the Effective Date, the Reorganized Debtor will enter into the Management Incentive Plan. All awards issued under the Management Incentive Plan will be dilutive of all other New Common Stock (after giving effect to conversion of the Mandatorily Convertible Preferred Stock and any shares issued under the New Warrants) issued pursuant to the Plan. Within sixty (60) days following the Effective Date, the Management Incentive Plan shall be independently considered and, subject to the exercise of its fiduciary duties and to the extent it deems appropriate, approved by the New Board.

(c) Any Interest that is not an Existing Equity Interest granted to a current or former employee, officer, director or contractor under an Employee Arrangement or otherwise, shall be deemed cancelled on the Effective Date. For the avoidance of doubt, if an Employee Arrangement provides in part for an award or potential award of Interests or consideration based on the value of Interests that have not vested into Existing Equity Interests as of the Commencement Date, such Employee Arrangement shall be assumed in all respects other than the provisions of such agreement relating to Interest awards.

5.15. Subordination Agreements.

Pursuant to section 510(a) of the Bankruptcy Code, all subordination agreements governing Claims shall be enforced in accordance with such agreement’s terms; provided that, solely to the extent the Convertible Notes Claims (Class 6) is an Accepting Class, the subordination provisions set forth in the Prepetition Convertible Notes Indenture shall not be enforced and the Convertible Notes Claims shall be entitled solely to the distributions set forth in Section 4.6(b) of the Plan.

5.16. Nonconsensual Confirmation.

The Debtor intends to undertake to have the Bankruptcy Court confirm the Plan under section 1129(b) of the Bankruptcy Code as to any Classes that reject or are deemed to reject the Plan.

5.17. Closing of Chapter 11 Case.

After the Estate has been fully administered, the Reorganized Debtor shall seek authority from the Bankruptcy Court to close the Chapter 11 Case in accordance with the Bankruptcy Code and Bankruptcy Rules.

5.18. Notice of Effective Date.

On the Effective Date, the Debtor shall file a notice of the occurrence of the Effective Date with the Bankruptcy Court.

29

ARTICLE VI DISTRIBUTIONS.

6.1. Distributions Generally.

One or more Disbursing Agents shall make all distributions under the Plan to the appropriate holders of Allowed Claims in accordance with the terms of the Plan.

6.2. Distribution Record Date.

As of the close of business on the Distribution Record Date, the various transfer registers for the Term Loan Claims as maintained by the Debtor or its respective agent, including the Prepetition Administrative Agent, shall be deemed closed for purposes of determining whether a holder of such a Claim is a record holder entitled to distributions under the Plan, and there shall be no further changes in the record holders or the permitted designees of any such Claims. The Debtor, the Reorganized Debtor and the Prepetition Administrative Agent shall have no obligation to recognize any transfer or designation of such Claims occurring after the close of business on the Distribution Record Date. In addition, with respect to payment of any Cure amounts or assumption disputes, neither the Debtor nor the Disbursing Agent shall have any obligation to recognize or deal with any party other than the non-Debtor party to the applicable executory contract or unexpired lease as of the close of business on the Distribution Record Date, even if such non-Debtor party has sold, assigned, or otherwise transferred its Claim for a Cure amount. For the avoidance of doubt, the Distribution Record Date shall not apply to the Senior Notes, the Convertible Notes, and Existing Equity Interests, the holders of which shall receive a distribution in accordance with Article IV of the Plan and the customary procedures of DTC on or as soon as practicable after the Effective Date.

6.3. Date of Distributions.

Except as otherwise provided in the Plan, any distributions and deliveries to be made under the Plan shall be made on the Effective Date or as otherwise determined in accordance with the Plan, including, without limitation, the treatment provisions of Article IV of the Plan, or as soon as practicable thereafter; provided that, the Reorganized Debtor may implement periodic distribution dates to the extent it determines them to be appropriate.

6.4. Disbursing Agent.

All distributions under this Plan shall be made by the Disbursing Agent on and after the Effective Date as provided herein. The Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties. The Reorganized Debtor shall use all commercially reasonable efforts to provide the Disbursing Agent (if other than the Reorganized Debtor) with the amounts of Claims and the identities and addresses of holders of Claims, in each case, as set forth in the Debtor’s or Reorganized Debtor’s books and records. The Reorganized Debtor shall cooperate in good faith with the applicable Disbursing Agent (if other than the Reorganized Debtor) to comply with the reporting and withholding requirements outlined in section 6.19 hereof.

6.5. Rights and Powers of Disbursing Agent.

(a) From and after the Effective Date, the Disbursing Agent, solely in its capacity as Disbursing Agent, shall be exculpated by all Entities, including, without limitation, holders of Claims against and Interests in the Debtor and other parties in interest, from any and all Claims, Causes of Action, and other assertions of liability arising out of the discharge of the powers and duties conferred upon such Disbursing Agent by the Plan or any order of the Bankruptcy Court entered pursuant to or in

30

furtherance of the Plan, or applicable law, except for actions or omissions to act arising out of the gross negligence or willful misconduct, fraud, malpractice, criminal conduct, or ultra vires acts of such Disbursing Agent. No holder of a Claim or Interest or other party in interest shall have or pursue any claim or Cause of Action against the Disbursing Agent, solely in its capacity as Disbursing Agent, for making distributions in accordance with the Plan or for implementing provisions of the Plan, except for actions or omissions to act arising out of the gross negligence or willful misconduct, fraud, malpractice, criminal conduct, or ultra vires acts of such Disbursing Agent.

(b) A Disbursing Agent shall be empowered to (i) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties hereunder, (ii) make all distributions contemplated hereby, and (iii) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions hereof.

6.6. Expenses of Disbursing Agent.

Except as otherwise ordered by the Bankruptcy Court, any reasonable and documented fees and expenses incurred by the Disbursing Agent acting in such capacity (including reasonable documented attorneys’ fees and expenses) on or after the Effective Date shall be paid in Cash by the Reorganized Debtor in the ordinary course of business.

6.7. No Postpetition Interest on Claims.

Except to the extent that payments to Allowed General Unsecured Claims are not timely made pursuant to Section 4.7 of the Plan or as otherwise provided in the Plan, the Confirmation Order, the DIP Orders, or another order of the Bankruptcy Court or required by the Bankruptcy Code, interest shall not accrue or be paid on any Claims on or after the Commencement Date, provided that, if interest is payable pursuant to the preceding sentence, interest shall accrue at the federal judgment rate pursuant to 28 U.S.C. § 1961 on a non-compounded basis from the date the obligation underlying the Claim becomes due and is not timely paid through the date of payment. For the avoidance of any doubt, interest under the Prepetition Credit Agreement (at the non-default rate) during the period prior to the Effective Date shall be paid in full in Cash on the Effective Date to the extent that such interest is not paid in full in Cash during the pendency of the Chapter 11 Case pursuant to the DIP Orders.

6.8. Delivery of Distributions.

(a) Subject to Bankruptcy Rule 9010, all distributions to any holder or permitted designee, as applicable, of an Allowed Claim or Interest shall be made to a Disbursing Agent, who shall transmit such distribution to the applicable holders or permitted designees of Allowed Claims or Interests on behalf of the Debtor. In the event that any distribution to any holder or permitted designee is returned as undeliverable, no further distributions shall be made to such holder or such permitted designee unless and until such Disbursing Agent is notified in writing of such holder’s or permitted designee’s, as applicable, then-current address, at which time all currently-due, missed distributions shall be made to such holder as soon as reasonably practicable thereafter without interest. Nothing herein shall require the Disbursing Agent to attempt to locate holders or permitted designees, as applicable, of undeliverable distributions and, if located, assist such holders or permitted designees, as applicable, in complying with Section 6.19 of the Plan.

(b) Notwithstanding the foregoing, all distributions of Cash on account of Term Loan Claims, if any, shall be deposited with the Prepetition Administrative Agent for distribution to holders of Term Loan Claims in accordance with the terms of the Prepetition Credit Agreement. All

31

distributions other than of Cash on account of Term Loan Claims, if any, may, with the consent of the Prepetition Administrative Agent, be made by the Disbursing Agent directly to holders of Term Loan Claims in accordance with the terms of the Plan and the Prepetition Credit Agreement. To the extent the Prepetition Administrative Agent effectuates, or is requested to effectuate, any distributions hereunder, the Prepetition Administrative Agent shall be deemed a “Disbursing Agent” for purposes of the Plan.

(c) Distributions of the New Common Stock, the Mandatorily Convertible Preferred Stock, the New Warrants, and the New Second Lien Notes on account of Allowed Senior Notes Claims, Allowed Convertible Notes Claims, and Existing Equity Interests held through DTC shall be made through the facilities of DTC in accordance with DTC’s customary practices; provided that, until such distributions are made, the Prepetition Senior Notes Trustee and the Convertible Notes Trustee’s charging lien shall attach to the property to be distributed in the same manner as if such distributions were made through the Prepetition Senior Notes Trustee or the Convertible Notes Trustee, as applicable. All New Common Stock, Mandatorily Convertible Preferred Stock, New Warrants, and New Second Lien Notes to be distributed pursuant to the Plan shall, for Senior Notes Claims and Convertible Notes Claims, be issued in the names of such holders, their nominees of record, or their permitted designees as of the distribution record date, and, for holders of Existing Equity Interests, be issued pursuant to a mandatory or deemed exchange on or as soon as practicable after the Effective Date, each in accordance with DTC’s book entry procedures, to the extent applicable; provided that, such New Common Stock, Mandatorily Convertible Preferred Stock, New Warrants, and New Second Lien Notes are permitted to be held through DTC’s book-entry system; provided further, that to the extent that the New Common Stock, Mandatorily Convertible Preferred Stock, New Warrants, or New Second Lien Notes are not eligible for distribution in accordance with DTC’s customary practices, the Reorganized Debtor will take such reasonable actions as may be required to cause distributions of the New Common Stock, Mandatorily Convertible Preferred Stock, New Warrants, and New Second Lien Notes under the Plan. Except with respect to Existing Equity Interests not held through DTC, no distributions will be made other than through DTC if the New Common Stock, the Mandatorily Convertible Preferred Stock, the New Warrants, and the New Second Lien Notes are permitted to be held through DTC’s book entry system. Any distribution that otherwise would be made to any holder eligible to receive a distribution of a security available solely through DTC who does not own or hold an account eligible to receive a distribution through DTC on a relevant distribution date shall be forfeited.

6.9. Distributions after Effective Date.

Distributions made after the Effective Date to holders of Disputed Claims that are not Allowed Claims as of the Effective Date but which later become Allowed Claims shall be deemed to have been made on the Effective Date.

6.10. Unclaimed Property.

Undeliverable distributions or unclaimed distributions shall remain in the possession of the Debtor until such time as a distribution becomes deliverable or holder accepts distribution, or such distribution reverts back to the Debtor or Reorganized Debtor, as applicable, and shall not be supplemented with any interest, dividends, or other accruals of any kind. Such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of one hundred and eighty (180) days from the date of distribution. After such date all unclaimed property or interest in property shall revert to the Reorganized Debtor, and the Claim of any other holder to such property or interest in property shall be discharged and forever barred.

32

6.11. Time Bar to Cash Payments.

Checks issued by the Disbursing Agent in respect of Allowed Claims shall be null and void if not negotiated within one hundred and twenty (120) days after the date of issuance thereof. Thereafter, the amount represented by such voided check shall irrevocably revert to the Reorganized Debtor, and any Claim in respect of such voided check shall be discharged and forever barred, notwithstanding any federal or state escheat laws to the contrary. Requests for re-issuance of any check shall be made to the Disbursing Agent by the holder of the Allowed Claim to whom such check was originally issued.

6.12. Manner of Payment under Plan.

Except as otherwise specifically provided in the Plan, at the option of the Debtor or the Reorganized Debtor, as applicable, any Cash payment to be made hereunder may be made by a check or wire transfer or as otherwise required or provided in applicable agreements or customary practices of the Debtor.

6.13. Satisfaction of Claims.

Except as otherwise specifically provided in the Plan, any distributions and deliveries to be made on account of Allowed Claims under the Plan shall be in complete and final satisfaction, settlement, and discharge of and exchange for such Allowed Claims.

6.14. Fractional Stock and Notes.

If any distributions of New Common Stock, Mandatorily Convertible Preferred Stock, or New Warrants pursuant to the Plan would result in the issuance of a fractional share of New Common Stock, Mandatorily Convertible Preferred Stock, or New Warrants, then the number of shares of New Common Stock, Mandatorily Convertible Preferred Stock, or New Warrants to be issued in respect of such distribution will be calculated to one decimal place and rounded up or down to the closest whole share (with a half share or greater rounded up and less than a half share rounded down). The total number of shares of New Common Stock, Mandatorily Convertible Preferred Stock, or New Warrants to be distributed in connection with the Plan shall be adjusted as necessary to account for the rounding provided for in this Section 6.14. No consideration shall be provided in lieu of fractional shares that are rounded down. Neither the Reorganized Debtor nor the Disbursing Agent shall have any obligation to make a distribution that is less than one (1) share of New Common Stock, Mandatorily Convertible Preferred Stock, or New Warrants. The New Second Lien Notes shall be issued in denominations of $1,000 dollars and integral multiples of $1.00 and any other amounts shall be rounded down.

6.15. Minimum Cash Distributions.

The Disbursing Agent shall not be required to make any distribution of Cash less than One Hundred Dollars ($100) to any holder of an Allowed Claim; provided that, if any distribution is not made pursuant to this Section 6.15, such distribution shall be added to any subsequent distribution to be made on behalf of the holder’s Allowed Claim.

6.16. Setoffs and Recoupments.

The Debtor and the Reorganized Debtor, as applicable, or such entity’s designee (including, without limitation, the Disbursing Agent) may, but shall not be required to, set off or recoup against any Claim, and any distribution to be made on account of such Claim, any and all claims, rights,

33

and Causes of Action of any nature whatsoever that the Debtor or the Reorganized Debtor may have against the holder of such Claim pursuant to the Bankruptcy Code or applicable nonbankruptcy law; provided that, neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by a Debtor or Reorganized Debtor or its successor of any claims, rights, or Causes of Action that a Debtor or Reorganized Debtor or its successor or assign may possess against the holder of such Claim.

6.17. Allocation of Distributions between Principal and Interest.

Except as otherwise required by law (as reasonably determined by the Reorganized Debtor), distributions with respect to an Allowed Claim shall be allocated first to the principal portion of such Allowed Claim (as determined for United States federal income tax purposes) and, thereafter, to the remaining portion of such Allowed Claim, if any.

6.18. No Distribution in Excess of Amount of Allowed Claim.

Except as provided in Section 6.7 of the Plan, no holder of an Allowed Claim shall receive, on account of such Allowed Claim, distributions in excess of the Allowed amount of such Claim.

6.19. Withholding and Reporting Requirements.

(a) Withholding Rights. In connection with the Plan, any party issuing any instrument or making any distribution described in the Plan shall comply with all applicable withholding and reporting requirements imposed by any federal, state, or local taxing authority, and all distributions pursuant to the Plan and all related agreements shall be subject to any such withholding or reporting requirements. In the case of a non-Cash distribution that is subject to withholding, the distributing party may withhold an appropriate portion of such distributed property and either (i) sell such withheld property to generate Cash necessary to pay over the withholding tax (or reimburse the distributing party for any advance payment of the withholding tax), or (ii) pay the withholding tax using its own funds and retain such withheld property. Any amounts withheld pursuant to the preceding sentence shall be deemed to have been distributed to and received by the applicable recipient for all purposes of the Plan. Notwithstanding the foregoing, each holder of an Allowed Claim or any other Entity that receives a distribution pursuant to the Plan shall have responsibility for any taxes imposed by any governmental unit, including, without limitation, income, withholding, and other taxes, on account of such distribution. Any party issuing any instrument or making any distribution pursuant to the Plan has the right, but not the obligation, to not make a distribution until such holder has made arrangements satisfactory to such issuing or disbursing party for payment of any such tax obligations.

(b) Forms. Any party entitled to receive any property as an issuance or distribution under the Plan shall, upon request, deliver to the Disbursing Agent or such other Entity designated by the Reorganized Debtor (which Entity shall subsequently deliver to the Disbursing Agent any applicable IRS Form W-8 or Form W-9 received) an appropriate Form W-9 or (if the payee is a foreign Entity) Form W-8. If such request is made by the Reorganized Debtor, the Disbursing Agent, or such other Entity designated by the Reorganized Debtor or Disbursing Agent and the holder fails to comply before the date that is one hundred and eighty (180) days after the request is made, the amount of such distribution shall irrevocably revert to the applicable Reorganized Debtor and any Claim in respect of such distribution shall be discharged and forever barred from assertion against such Reorganized Debtor or its respective property.

34

6.20. Hart-Scott-Rodino Antitrust Improvements Act.

Any New Common Stock, Mandatorily Convertible Preferred Stock, or New Warrants to be distributed under the Plan to an Entity required to file a premerger notification and report form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, to the extent applicable, shall not be distributed until the notification and waiting periods applicable under such Act to such Entity have expired or been terminated.

ARTICLE VII PROCEDURES FOR DISPUTED CLAIMS.

7.1. Disputed Claims Process.

(a) Notwithstanding section 502(a) of the Bankruptcy Code, and in light of the Unimpaired status of all General Unsecured Claims under the Plan, holders of Claims do not need to file proofs of Claim with the Bankruptcy Court, and the Reorganized Debtor and the holders of Claims shall determine, adjudicate, and resolve any disputes over the validity and amounts of such Claims in the ordinary course of business; provided that, the Allowed amount of such Claims shall be subject to and shall not exceed the limitations under or maximum amounts permitted by the Bankruptcy Code, including sections 502 or 503 of the Bankruptcy Code, to the extent applicable. If a holder of a Claim elects to file a proof of Claim with the Bankruptcy Court, such holder shall be deemed to have consented to the jurisdiction of the Bankruptcy Court for all purposes with respect to the Claim, and the Bankruptcy Court shall retain nonexclusive jurisdiction over all such Claims, which shall be resolved on a case-by-case basis through settlements, Claim objections (or, if necessary, through adversary proceedings), adjudication in a forum other than the Bankruptcy Court, or by withdrawal of the Claims by the holders of such Claims. From and after the Effective Date, the Reorganized Debtor may satisfy, dispute, settle, or otherwise compromise any Claim without approval of the Bankruptcy Court.

(b) In accordance with the provisions of the Plan, pursuant to sections 363 and 1123(b)(3) of the Bankruptcy Code and Bankruptcy Rule 9019(a), without any further notice to or action, order or approval of the Bankruptcy Court, (i) prior to the Effective Date, the Debtor (after consulting with the Requisite Senior Noteholders regarding any Claim outside the ordinary course of business) may compromise and settle Claims against the Debtor or the Reorganized Debtor, as applicable, and Causes of Action against other Entities; provided that, if the Debtor intends to effect (or enter into any agreement to effect) any settlement of a pending or future dispute or litigation of any Claims or Causes of Action that requires the payment by the Debtor of an amount in excess of $5,500,000 on an individual basis, the Debtor shall first consult with the Requisite RSA Parties, and (ii) after the Effective Date, the Reorganized Debtor, may compromise and settle Claims against the Debtor or the Reorganized Debtor, as applicable, and Causes of Action against other Entities.

7.2. Objections to Claims.

Except insofar as a Claim is Allowed under the Plan, only the Reorganized Debtor shall be entitled to object to Claims after the Effective Date; provided that, the rights of parties in interest to object to a proof of Claim filed with the Bankruptcy Court under section 502(a) of the Bankruptcy Code are preserved. Any objections to proofs of Claim shall be served and filed (a) on or before the ninetieth (90th) day following the later of (i) the Effective Date and (ii) the date that a proof of Claim is filed or amended or a Claim is otherwise asserted or amended in writing by or on behalf of a holder of such Claim, or (b) such later date as ordered by the Bankruptcy Court upon motion filed by the Debtor or the Reorganized Debtor. The expiration of such period shall not limit or affect the Debtor’s or the Reorganized Debtor’s rights to dispute Claims asserted other than through a proof of Claim.

35

7.3. Estimation of Claims.

The Debtor or the Reorganized Debtor, as applicable, may at any time request that the Bankruptcy Court estimate any contingent, unliquidated, or Disputed Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether the Debtor previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including, without limitation, during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimates any contingent, unliquidated, or Disputed Claim, the amount so estimated shall constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on the amount of such Claim, the Debtor or the Reorganized Debtor may pursue supplementary proceedings to object to the allowance of such Claim.

7.4. No Distributions Pending Allowance.

If an objection, motion to estimate, or other challenge to a Claim is filed, no payment or distribution provided under the Plan shall be made on account of such Claim unless and until (and only to the extent that) such Claim becomes an Allowed Claim.

7.5. Distributions after Allowance.

To the extent that a Disputed Claim ultimately becomes an Allowed Claim, distributions (if any) shall be made to the holder of such Allowed Claim in accordance with the provisions of the Plan, including the treatment provisions provided in Article IV of the Plan.

7.6. Claim Resolution Procedures Cumulative.

All of the objection, estimation, and resolution procedures in the Plan are intended to be cumulative and not exclusive of one another. Claims may be estimated and subsequently settled, compromised, withdrawn, or resolved in accordance with the Plan without further notice or Bankruptcy Court approval.

7.7. Insured Claims.

If any portion of an Allowed Claim is an Insured Claim, no distributions under the Plan shall be made on account of such Allowed Claim until the holder of such Allowed Claim has exhausted all remedies with respect to any applicable insurance policies. To the extent that the Debtor’s insurers agree to satisfy a Claim in whole or in part, then immediately upon such agreement, the portion of such Claim so satisfied may be expunged without an objection to such Claim having to be filed and without any further notice to or action, order or approval of the Court.

ARTICLE VIII EXECUTORY CONTRACTS AND UNEXPIRED LEASES.

8.1. General Treatment.

As of and subject to the occurrence of the Effective Date and the payment of any applicable Cure amount then due, all executory contracts and unexpired leases to which the Debtor is a party, and which have not expired by their own terms on or prior to the Confirmation Date, including the Employee Arrangements (subject to Section 5.14 of this Plan), shall be deemed assumed except for any executory contract or unexpired lease that (a) previously has been assumed or rejected pursuant to a Final

36

Order of the Bankruptcy Court, (b) is the subject of a separate (i) assumption motion filed by the Debtor or (ii) rejection motion filed by the Debtor under section 365 of the Bankruptcy Code before the Confirmation Date, (c) is identified for rejection on the schedule of rejected contracts annexed to the Plan Supplement, or (d) is the subject of a pending Cure Dispute. Subject to the occurrence of the Effective Date, entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of the assumptions provided for in the Plan pursuant to sections 365(a) and 1123 of the Bankruptcy Code and a determination by the Bankruptcy Court that the Reorganized Debtor has provided adequate assurance of future performance under such assumed executory contracts and unexpired leases. Each executory contract and unexpired lease assumed pursuant to the Plan shall vest in and be fully enforceable by the Reorganized Debtor in accordance with its terms, except as modified by the provision of the Plan, any order of the Bankruptcy Court authorizing and providing for its assumption or applicable law. Prior to seeking the rejection of any executory contract or unexpired lease, the Debtor or the Reorganized Debtor, as applicable, shall consult with the Requisite RSA Parties.

8.2. Determination of Cure Disputes and Deemed Consent.

(a) Any monetary amounts by which any executory contract or unexpired lease to be assumed hereunder is in default shall be satisfied, under section 365(b)(1) of the Bankruptcy Code, by the Reorganized Debtor upon assumption thereof in the ordinary course. Following the Commencement Date, the Debtor shall serve a notice on parties to executory contracts and unexpired leases to be assumed reflecting the Debtor’s intention to assume the contract or unexpired lease in connection with the Plan. If the counterparty believes any Cure amounts are due by the Debtor in connection with the assumption, it shall assert such Cure amounts against the Debtor in the ordinary course of business.

(b) Upon assumption, Cure amounts shall be paid by the Debtor or Reorganized Debtor in the ordinary course, subject to all defenses and disputes the Debtor or the Reorganized Debtor may have with respect to such executory contracts or unexpired leases, which the Debtor or Reorganized Debtor may assert in the ordinary course. If there is a Cure Dispute pertaining to assumption of an executory contract or unexpired lease, such dispute shall be heard by the Bankruptcy Court prior to such assumption being effective, provided that, before the Effective Date, the Debtor (after consulting with the Requisite RSA Parties) or the Reorganized Debtor, as applicable, may settle any dispute regarding the Cure amount or the nature thereof without any further notice to any party or any action, order, or approval of the Bankruptcy Court. To the extent a Cure Dispute relates solely to the Cure amount, the Debtor (after consulting with the Requisite RSA Parties) may assume and/or assume and assign the applicable contract or lease prior to the resolution of the Cure Dispute provided that the Debtor or proposed assignee reserves Cash in an amount sufficient to pay the full amount reasonably asserted as the required cure payment by the non-Debtor party to such contract or lease (or such smaller amount as may be fixed or estimated by the Bankruptcy Court or otherwise agreed to by such non-Debtor party and the Reorganized Debtor). To the extent the Cure Dispute is resolved or determined unfavorably to the Debtor or Reorganized Debtor, as applicable, the Debtor (after consulting with the Requisite RSA Parties) or the Reorganized Debtor, as applicable, may reject the applicable Executory Contract after such determination.

(c) Any counterparty to an executory contract or unexpired lease that does not timely object to the notice of the proposed assumption of such executory contract or unexpired lease within ten (10) days of the service thereof, shall be deemed to have assented to assumption of the applicable executory contract or unexpired lease notwithstanding any provision thereof that purports to (i) prohibit, restrict, or condition the transfer or assignment of such contract or lease, (ii) terminate or modify, or permit the termination or modification of, a contract or lease as a result of any direct or indirect transfer or assignment of the rights of the Debtor under such contract or lease or a change, if any, in the ownership or control to the extent contemplated by the Plan, (iii) increase, accelerate, or otherwise alter any obligations

37

or liabilities of the Debtor or the Reorganized Debtor under such executory contract or unexpired lease, or (iv) create or impose a Lien upon any property or Asset of the Debtor or the Reorganized Debtor, as applicable. Each such provision shall be deemed to not apply to the assumption of such executory contract or unexpired lease pursuant to the Plan and counterparties to assumed executory contracts or unexpired leases that fail to object to the proposed assumption in accordance with the terms set forth in this Section 8.2(c), shall forever be barred and enjoined from objecting to the proposed assumption or to the validity of such assumption (including with respect to any Cure amounts or the provision of adequate assurance of future performance), or taking actions prohibited by the foregoing or the Bankruptcy Code on account of transactions contemplated by the Plan.

8.3. Payments Related to Assumption of Contracts and Leases.

Subject to resolution of any Cure Dispute, all Cures shall be satisfied by the Debtor or Reorganized Debtor, as the case may be, upon assumption of the underlying contracts and unexpired leases without acceleration in the ordinary course of business and per the terms of the contract or lease. Subject to the satisfaction of any monetary Cure amount, assumption of any executory contract or unexpired lease pursuant to the Plan, or otherwise, shall result in the full release and satisfaction of any Claims or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed executory contract or unexpired lease at any time before the effective date of the assumption. Any proofs of Claim filed with respect to an executory contract or unexpired lease that has been assumed shall be deemed disallowed and expunged, without further notice to or action, order or approval of the Bankruptcy Court or any other Entity, upon the deemed assumption of such contract or unexpired lease.

8.4. Rejection Claims.

In the event that the rejection of an executory contract or unexpired lease by the Debtor results in damages to the other party or parties to such contract or lease, any Allowed Claim for such damages shall be classified and treated in Class 7 (General Unsecured Claims).

8.5. Survival of the Debtor’s Indemnification Obligations and Parent Guarantees.

(a) Any obligations of the Debtor pursuant to its corporate charters, bylaws, or other organizational documents to indemnify current and former officers, directors, agents, and/or employees with respect to all present and future actions, suits, and proceedings against the Debtor or such directors, officers, agents, and/or employees, based upon any act or omission for or on behalf of the Debtor will not be discharged or impaired by confirmation of the Plan or the occurrence of the Effective Date. All such obligations will be deemed and treated as executory contracts assumed by the Debtor under the Plan and will continue as obligations of the Reorganized Debtor. In addition, after the Effective Date, the Reorganized Debtor will not terminate or otherwise reduce the coverage under any directors’ and officers’ insurance policies (including any “tail policy”) in effect as of the Commencement Date, and all members, managers, directors and officers of the Debtor who served in such capacity at any time prior to the Effective Date will be entitled to the full benefits of any such policy for the full term of such policy regardless of whether such members, managers, directors, and/or officers remain in such positions after the Effective Date.

(b) On the Effective Date, all guarantees, indemnities, or other credit support provided by the Debtor in support of the primary obligations of its Affiliates or any other Entity shall be Unimpaired by the Plan and Reinstated to their position immediately prior to the Commencement Date.

38

8.6. Insurance Policies.

All insurance policies pursuant to which the Debtor has any obligations in effect as of the Effective Date shall be deemed and treated as executory contracts pursuant to the Plan and shall be assumed by the Debtor and Reorganized Debtor and shall continue in full force and effect thereafter in accordance with their respective terms. All other insurance policies shall vest in the Reorganized Debtor.

8.7. Intellectual Property Licenses and Agreements.

All intellectual property contracts, licenses, royalties, or other similar agreements to which the Debtor has any rights or obligations in effect as of the date of the Confirmation Order shall be deemed and treated as executory contracts pursuant to the Plan and shall be assumed by the Debtor and Reorganized Debtor and shall continue in full force and effect unless any such intellectual property contract, license, royalty, or other similar agreement otherwise is specifically rejected pursuant to a separate order of the Bankruptcy Court or is the subject of a separate rejection motion filed by the Debtor in accordance with Section 8.1 of the Plan. Unless otherwise noted hereunder, all other intellectual property contracts, licenses, royalties, or other similar agreements shall vest in the Reorganized Debtor and the Reorganized Debtor may take all actions as may be necessary or appropriate to ensure such vesting as contemplated herein.

8.8. Modifications, Amendments, Supplements, Restatements, or Other Agreements.

Unless otherwise provided herein or by separate order of the Bankruptcy Court, each executory contract and unexpired lease that is assumed shall include any and all modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affects such executory contract or unexpired lease, without regard to whether such agreement, instrument, or other document is listed in the notice of assumed contracts.

8.9. Reservation of Rights.

(a) Neither the exclusion nor inclusion of any contract or lease by the Debtor on any exhibit, schedule, or other annex to the Plan or in the Plan Supplement, nor anything contained in the Plan, will constitute an admission by the Debtor that any such contract or lease is or is not in fact an executory contract or unexpired lease or that the Debtor or the Reorganized Debtor or their respective affiliates have any liability thereunder.

(b) Except as otherwise provided in the Plan, nothing in the Plan will waive, excuse, limit, diminish, or otherwise alter any of the defenses, Claims, Causes of Action, or other rights of the Debtor and the Reorganized Debtor under any executory or non-executory contract or any unexpired or expired lease.

(c) Nothing in the Plan will increase, augment, or add to any of the duties, obligations, responsibilities, or liabilities of the Debtor or the Reorganized Debtor under any executory or non-executory contract or any unexpired or expired lease.

(d) If there is a Cure Dispute or a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection under the Plan, the Debtor or Reorganized Debtor, as applicable, shall have sixty (60) days following entry of a Final Order resolving such Cure Dispute to alter their treatment of such contract or lease by filing a notice indicating such altered treatment.

39

ARTICLE IX CONDITIONS PRECEDENT TO CONFIRMATION OF PLAN AND EFFECTIVE DATE.

9.1. Conditions Precedent to Confirmation of Plan.

The following are conditions precedent to confirmation of the Plan:

(a) the Plan and the Plan Supplement and all of the schedules, documents, and exhibits contained therein shall be in form and substance consistent in all material respects with the Restructuring Support Agreements and the Restructuring Term Sheet and otherwise satisfactory, acceptable or reasonably acceptable to the Debtor, the Requisite RSA Parties to the extent set forth in the applicable Restructuring Support Agreement, and the DIP Lenders (but only in the case of the Exit Warehouse Facilities).

(b) the Restructuring Support Agreements shall not have been terminated and shall be in full force and effect;

(c) the Disclosure Statement shall have been approved by the Bankruptcy Court as having adequate information in accordance with section 1125 of the Bankruptcy Code;

(d) the Bankruptcy Court shall have entered the Confirmation Order in form and substance reasonably satisfactory to the Debtor, the Requisite RSA Parties, and the DIP Lenders; and

(e) the DIP Orders, the DIP Guaranties, the DIP Warehouse Master Refinancing Amendment, and the DIP Warehouse Facility Agreements shall be in full force and effect in accordance with the terms thereof, and no Event of Default (as defined in the DIP Warehouse Master Refinancing Amendment or the DIP Warehouse Facility Agreements) shall be continuing.

9.2. Conditions Precedent to Effective Date.

The following are conditions precedent to the Effective Date of the Plan:

(a) the Definitive Documents (including the Plan as confirmed by the Bankruptcy Court) (i) shall contain terms and conditions consistent in all material respects with the Restructuring Support Agreements and the Restructuring Term Sheet and will otherwise be acceptable, satisfactory or reasonably acceptable in form and substance to the Debtor and the Requisite RSA Parties to the extent set forth in the applicable Restructuring Support Agreement, (ii) shall contain terms and conditions consistent with the DIP Warehouse Master Refinancing Amendment and shall be, in form and substance, acceptable to the DIP Lenders, and (iii) shall, to the extent applicable, have been executed and delivered, and any conditions (other than the occurrence of the Effective Date or certification that the Effective Date has occurred) contained therein shall have been satisfied or waived in accordance therewith;

(b) the Amended Organizational Documents shall have been filed with the appropriate governmental authority, as applicable;

(c) an Event of Default under the DIP Warehouse Master Refinancing Amendment or the DIP Warehouse Facility Agreements shall not be continuing and an acceleration of the obligations or termination of commitments under the DIP Warehouse Facility Agreements shall not have occurred;

40

(d) all actions, documents, and agreements necessary to implement and consummate the Plan shall have been effected or executed and binding on all parties thereto and, to the extent required, filed with the applicable governmental units in accordance with applicable laws;

(e) the Bankruptcy Court shall have entered the Confirmation Order and such order shall not have been stayed, modified or vacated;

(f) all governmental and third-party approvals and consents, including Bankruptcy Court approval, necessary in connection with the transactions contemplated by the Plan shall have been obtained, not be subject to unfulfilled conditions, and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent, or otherwise impose materially adverse conditions on such transactions;

(g) the Restructuring Support Agreements shall not have been terminated and shall be in full force and effect; and

(h) all unpaid Restructuring Expenses shall have been paid in Cash, to the extent invoiced, at least two (2) business days prior to the Effective Date.

9.3. Waiver of Conditions Precedent.

(a) Except as otherwise provided herein, all actions required to be taken on the Effective Date shall take place and shall be deemed to have occurred simultaneously and no such action shall be deemed to have occurred prior to the taking of any other such action. Each of the conditions precedent in Section 9.1 and Section 9.2 of the Plan may be waived in writing by the Debtor with the prior written consent of the Requisite RSA Parties and the DIP Lenders without leave of or order of the Bankruptcy Court.

(b) The stay of the Confirmation Order pursuant to Bankruptcy Rule 3020(e) shall be deemed waived by and upon the entry of the Confirmation Order, and the Confirmation Order shall take effect immediately upon its entry.

9.4. Effect of Failure of a Condition.

If the conditions listed in Section 9.2 of the Plan are not satisfied or waived in accordance with Section 9.3 of the Plan on or before the first Business Day that is more than sixty (60) days after the date on which the Confirmation Order is entered or by such later date as set forth by the Debtor in a notice filed with the Bankruptcy Court prior to the expiration of such period, the Plan shall be null and void in all respects and nothing contained in the Plan or the Disclosure Statement shall (a) constitute a waiver or release of any Claims by or against or any Interests in the Debtor, (b) prejudice in any manner the rights of any Entity, or (c) constitute an admission, acknowledgement, offer, or undertaking by the Debtor, any of the Requisite RSA Parties or any other Entity.

ARTICLE X EFFECT OF CONFIRMATION OF PLAN.

10.1. Vesting of Assets.

On the Effective Date, pursuant to sections 1141(b) and (c) of the Bankruptcy Code, all property of the Debtor’s Estate shall vest in the Reorganized Debtor free and clear of all Claims, Liens, encumbrances, charges, and other interests, except as provided pursuant to the Plan, the Confirmation Order, the Exit Warehouse Facilities Documents, the Amended and Restated Credit Facility Documents,

41

or the New Second Lien Notes Documents. On and after the Effective Date, the Reorganized Debtor may take any action, including, without limitation, the operation of its businesses; the use, acquisition, sale, lease and disposition of property; and the entry into transactions, agreements, understandings, or arrangements, whether in or other than in the ordinary course of business, and execute, deliver, implement, and fully perform any and all obligations, instruments, documents, and papers or otherwise in connection with any of the foregoing, free of any restrictions of the Bankruptcy Code or Bankruptcy Rules and in all respects as if there was no pending case under any chapter or provision of the Bankruptcy Code, except as expressly provided herein. Without limiting the foregoing, the Reorganized Debtor may pay the charges that they incur on or after the Effective Date for professional fees, disbursements, expenses, or related support services without application to the Bankruptcy Court.

10.2. Binding Effect.

As of the Effective Date, the Plan shall bind all holders of Claims against and Interests in the Debtor and their respective successors and assigns, notwithstanding whether any such holders were (a) Impaired or Unimpaired under the Plan, (b) deemed to accept or reject the Plan, (c) failed to vote to accept or reject the Plan, or (d) voted to reject the Plan.

10.3. Discharge of Claims and Termination of Interests.

Upon the Effective Date and in consideration of the distributions to be made hereunder, except as otherwise expressly provided under the Plan, including with respect to Unimpaired Claims, each holder (as well as any representatives, trustees, or agents on behalf of each holder) of a Claim or Interest and any affiliate of such holder shall be deemed to have forever waived, released, and discharged the Debtor, to the fullest extent permitted by section 1141 of the Bankruptcy Code, of and from any and all Claims, Interest, rights, and liabilities that arose prior to the Effective Date. Upon the Effective Date, all such Entities shall be forever precluded and enjoined, pursuant to section 524 of the Bankruptcy Code, from prosecuting or asserting any such discharged Claim against or terminated Interest in the Debtor against the Debtor, the Reorganized Debtor, or any of its Assets or property, whether or not such holder has filed a proof of Claim and whether or not the facts or legal bases therefor were known or existed prior to the Effective Date.

10.4. Term of Injunctions or Stays.

Unless otherwise provided herein, the Confirmation Order, or in a Final Order of the Bankruptcy Court, all injunctions or stays arising under or entered during the Chapter 11 Case under section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the later of the Effective Date and the date indicated in the order providing for such injunction or stay.

10.5. Injunction.

(a) Upon entry of the Confirmation Order, all holders of Claims and Interests and other parties in interest, along with their respective present or former employees, agents, officers, directors, principals, and affiliates, shall be enjoined from taking any actions to interfere with the implementation or consummation of the Plan in relation to any Claim extinguished, discharged or released pursuant to the Plan.

(b) Except as expressly provided in the Plan, the Confirmation Order, or a separate order of the Bankruptcy Court or as agreed to by the Debtor and a holder of a Claim against or Interest in the Debtor, all Entities who have held, hold, or may hold Claims against or

42

Interests in the Debtor (whether proof of such Claims or Interests has been filed or not and whether or not such Entities vote in favor of, against or abstain from voting on the Plan or are presumed to have accepted or deemed to have rejected the Plan) and other parties in interest, along with their respective present or former employees, agents, officers, directors, principals, and affiliates are permanently enjoined, on and after the Effective Date, solely with respect to any Claims, Interests, and Causes of Action that will be or are extinguished, discharged, or released pursuant to the Plan from (i) commencing, conducting, or continuing in any manner, directly or indirectly, any suit, action, or other proceeding of any kind (including, without limitation, any proceeding in a judicial, arbitral, administrative or other forum) against or affecting the Released Parties or the property of any of the Released Parties, (ii) enforcing, levying, attaching (including, without limitation, any prejudgment attachment), collecting, or otherwise recovering by any manner or means, whether directly or indirectly, any judgment, award, decree, or order against the Released Parties or the property of any of the Released Parties, (iii) creating, perfecting, or otherwise enforcing in any manner, directly or indirectly, any encumbrance of any kind against the Released Parties or the property of any of the Released Parties, (iv) asserting any right of setoff, directly or indirectly, against any obligation due the Released Parties or the property of any of the Released Parties, except as contemplated or Allowed by the Plan; and (v) acting or proceeding in any manner, in any place whatsoever, that does not conform to or comply with the provisions of the Plan.

(c) By accepting distributions pursuant to the Plan, each holder of an Allowed Claim or Interest extinguished, discharged, or released pursuant to the Plan will be deemed to have affirmatively and specifically consented to be bound by the Plan, including, without limitation, the injunctions set forth in this Section 10.5.

(d) The injunctions in this Section 10.5 shall extend to any successors of the Debtor and the Reorganized Debtor and their respective property and interests in property.

(e) The injunctions in the Plan shall extend to the Affiliate Co-Plan Proponents to the extent any Claim or Interest arising from the Prepetition Credit Agreement or the Prepetition Senior Notes Indenture is extinguished, discharged, or released pursuant to the Plan.

10.6. Releases.

(a) Estate Releases.

As of the Effective Date, except (i) for the rights that remain in effect from and after the Effective Date to enforce the Plan and the Definitive Documents, and (ii) as provided in the Plan (including Sections 3.3 and 10.8) or Confirmation Order, for good and valuable consideration, the adequacy of which is hereby confirmed, including, without limitation, the service of the Released Parties to facilitate the reorganization of the Debtor and the implementation of the restructuring, the Released Parties will be deemed forever released and discharged, to the maximum extent permitted by law, by the Debtor, the Reorganized Debtor, and the Estate and all affiliates or subsidiaries managed or controlled thereby, from any and all Claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action, remedies, losses, and liabilities whatsoever, including any derivative claims, asserted or assertable on behalf of the Debtor, the Reorganized Debtor, or the Estate, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity, or otherwise, that the Debtor, the Reorganized Debtor, or the Estate would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim or Interest or other person, based on or relating to, or in any manner arising from, in whole or in part, the Debtor, the Chapter 11 Case, the purchase, sale, or rescission of the

43

purchase or sale of any security of the Debtor, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between the Debtor and any Released Party, the restructuring, the restructuring of any Claim or Interest before or during the Chapter 11 Case, the Disclosure Statement, the Restructuring Support Agreements, and the Plan and related agreements, instruments, and other documents (including the Definitive Documents), and the negotiation, formulation, or preparation thereof, the solicitation of votes with respect to the Plan, or any other act or omission, in all cases based upon any act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date; provided that, nothing in this Section 10.6(a) shall be construed to release the Released Parties from gross negligence, willful misconduct, or fraud as determined by a Final Order.

(b) Consensual Releases by Holders of Impaired Claims.

As of the Effective Date, except (i) for the right to enforce the Plan or any right or obligation arising under the Definitive Documents that remain in effect or become effective after the Effective Date or (ii) as otherwise expressly provided in the Plan or in the Confirmation Order, in exchange for good and valuable consideration, including the obligations of the Debtor under the Plan and the contributions of the Released Parties to facilitate and implement the Plan, to the fullest extent permissible under applicable law, as such law may be extended or integrated after the Effective Date, the Released Parties shall be deemed conclusively, absolutely, unconditionally, irrevocably and forever, released, and discharged by:

(i) the holders of Impaired Claims who voted to accept the Plan;

(ii) the Consenting Term Lenders and the Consenting Senior Noteholders;

(iii) any Significant Equity Holder; and

(iv) with respect to any Entity in the foregoing clauses (i) through (iii), such Entity’s (x) predecessors, successors and assigns, (y) subsidiaries, affiliates, managed accounts or funds, managed or controlled by such entity and (z) all persons entitled to assert claims through or on behalf of such entities with respect to the matters for which the releasing entities are providing releases, in each case, from any and all Claims, interests or Causes of Action whatsoever, including any derivative Claims asserted on behalf of the Debtor, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that such Entity would have been legally entitled to assert (whether individually or collectively), based on, relating to, or arising from, in whole or in part, the Debtor, the Debtor’s restructuring, the Chapter 11 Case, the purchase, sale or rescission of the purchase or sale of any security of the Debtor or the Reorganized Debtor, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the restructuring of Claims and Interests before or during the Chapter 11 Case, the negotiation, formulation, preparation, or consummation of the Plan (including the Plan Supplement), the Restructuring Support Agreements, the Definitive Documents, or any related agreements, instruments, or other documents (including, but not limited to, any guarantees by the Affiliate Co-Plan Proponents of the obligations under the Prepetition Credit Agreement or the Prepetition Senior Notes Indenture), the solicitation of votes with respect to the Plan, in all cases based upon any act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date; provided that, nothing in this Section 10.6(b) shall be construed to release the Released Parties from willful misconduct or fraud as determined by a Final Order.

44

(c) Releases of Affiliate Co-Plan Proponents by Holders of Claims in Classes 4 and 5.

As of the Effective Date, in exchange for good and valuable consideration, including the obligations of the Debtor under the Plan and the substantial contributions of the Affiliate Co-Plan Proponents to facilitate and implement the Plan, to the fullest extent permissible under applicable law, each holder of a Claim in Classes 4 and 5 (whether or not such holder voted to reject the Plan or abstained from voting on the Plan) shall be deemed to have conclusively, absolutely, unconditionally, irrevocably, and forever, released, and discharged the Affiliate Co-Plan Proponents from any and all Claims, interests, obligations, rights, suits, damages, Causes of Action, remedies, and liabilities, including any derivative Claims asserted on behalf of the Debtor, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity, or otherwise, that such Entity would have been legally entitled to assert (whether individually or collectively), based on or relating to, or in any manner arising from, in whole or in part, the Prepetition Credit Agreement, the Prepetition Senior Notes Indenture, or agreements related thereto (including, but not limited to, any guarantees by the Affiliate Co-Plan Proponents of the obligations under the Prepetition Credit Agreement or the Prepetition Senior Notes Indenture), and any acts or omissions by the Affiliate Co-Plan Proponents in connection therewith; provided that, nothing in this Section 10.6(c) shall be construed to release any Affiliate Co-Plan Proponent from gross negligence, willful misconduct, or fraud as determined by Final Order.

(d) Notwithstanding anything to the contrary herein, (i) any Person or Entity (A) releasing claims hereunder who does not provide (or is not deemed to provide), a valid and binding release of the Released Parties or (B) who has asserted or later asserts a claim against a Released Party, shall not be (or be deemed to be) a Released Party, and (ii) any Claim of the Debtor, its Estate or any of the Debtor’s direct or indirect subsidiaries, on the one hand, against the Debtor, its Estate or any of the Debtor’s direct or indirect subsidiaries, on the other hand, shall not be (or be deemed to be) released pursuant to the Plan. Nothing in the Plan shall limit the liability of attorneys to their respective clients pursuant to Rule 1.8(h) of the New York Rules of Professional Conduct.

10.7. Exculpation.

Notwithstanding anything herein to the contrary, and to the maximum extent permitted by applicable law, no Exculpated Party will have or incur, and each Exculpated Party is hereby released and exculpated from, any claim, obligation, suit, judgment, damage, demand, debt, right, cause of action, remedy, loss, and liability for any claim in connection with or arising out of the administration of the Chapter 11 Case; the negotiation, formulation, preparation, and pursuit of the Disclosure Statement, the Restructuring Support Agreements, the restructuring transactions, the Plan, or the solicitation of votes for, or confirmation of, the Plan; the funding or consummation of the Plan (including the Plan Supplement), the Definitive Documents, or any related agreements, instruments, or other documents, the solicitation of votes on the Plan, the offer, issuance, and distribution of any securities issued or to be issued pursuant to the Plan, whether or not such distribution occurs following the Effective Date; the occurrence of the Effective Date; negotiations regarding or concerning any of the foregoing, or the administration of the Plan or property to be distributed under the Plan, except for actions determined by Final Order to constitute gross negligence, willful misconduct, or fraud. This exculpation shall be in addition to, and not in limitation of, all other releases, indemnities, exculpations and any other applicable law or rules protecting such Exculpated Parties from liability.

45

10.8. Retention of Causes of Action/Reservation of Rights.

Except as otherwise provided in Section 10.6(a) of the Plan, nothing contained in the Plan or the Confirmation Order shall be deemed to be a waiver or relinquishment of any rights, Claims, Causes of Action, rights of setoff or recoupment, or other legal or equitable defenses that the Debtor had immediately prior to the Effective Date on behalf of the Estate or itself in accordance with any provision of the Bankruptcy Code or any applicable nonbankruptcy law, including, without limitation, any affirmative Causes of Action against parties with a relationship with the Debtor, other than the Released Parties. The Reorganized Debtor shall have, retain, reserve, and be entitled to assert all such Claims, Causes of Action, rights of setoff or recoupment, and other legal or equitable defenses as fully as if the Chapter 11 Case had not been commenced, and all of the Debtor’s legal and equitable rights in respect of any Unimpaired Claim may be asserted after the Confirmation Date and Effective Date to the same extent as if the Chapter 11 Case had not been commenced. Notwithstanding the foregoing, the Debtor and the Reorganized Debtor shall not retain any Claims or Causes of Action released pursuant to the Plan against the Released Parties or arising under chapter 5 of the Bankruptcy Code (except that such Claims or Causes of Action may be asserted as a defense to a Claim in connection with the claims reconciliation and objection procedures pursuant to section 502(d) of the Bankruptcy Code or otherwise).

10.9. Solicitation of Plan.

(a) As of and subject to the occurrence of the Confirmation Date: (i) the Debtor shall be deemed to have solicited acceptances of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code, including without limitation, sections 1125(a) and (e) of the Bankruptcy Code, and any applicable non-bankruptcy law, rule, or regulation governing the adequacy of disclosure in connection with such solicitation and (ii) the Debtor, the Consenting Term Lenders, the Consenting Senior Noteholders, and each of their respective directors, officers, employees, affiliates, agents, financial advisors, investment bankers, professionals, accountants, and attorneys shall be deemed to have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer and issuance of any securities under the Plan, and therefore are not, and on account of such offer, issuance, and solicitation will not be, liable at any time for any violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or the offer and issuance of any securities under the Plan.

(b) Notwithstanding anything herein to the contrary, as of the Effective Date, pursuant to section 1125(e) of the Bankruptcy Code, the Debtor and each of its officers and directors upon appropriate findings of the Bankruptcy Court will be deemed to have solicited acceptance of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code, and to have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code, in the offer, issuance, sale, or purchase of a security, offered or sold under the Plan of the Reorganized Debtor, and shall not be liable to any Person on account of such solicitation or participation.

10.10. Corporate Action.

Upon the Effective Date, all actions contemplated by the Plan shall be deemed authorized and approved in all respects, including (a) the assumption of all Employee Arrangements of the Debtor as provided, and subject to the terms and conditions, herein, (b) the selection of the directors, and officers for the Reorganized Debtor, (c) the distribution and issuance of the New Common Stock, Mandatorily Convertible Preferred Stock, and New Warrants (d) the entry into the Exit Warehouse Facilities and the

46

Amended and Restated Credit Facility Documents, (e) the distribution and issuance of the New Second Lien Notes and entry into the New Second Lien Notes Documents, (f) the performance of the Restructuring Support Agreements, and (g) all other actions contemplated by the Plan (whether to occur before, on, or after the Effective Date), in each case, in accordance with and subject to the terms hereof. All matters provided for in the Plan involving the corporate structure of the Debtor or the Reorganized Debtor, and any corporate action required by the Debtor or the Reorganized Debtor in connection with the Plan shall be deemed to have occurred and shall be in effect, without any requirement of further action by the Security holders, directors, managers, or officers of the Debtor or the Reorganized Debtor. On or (as applicable) before the Effective Date, the authorized officers of the Debtor or the Reorganized Debtor, as applicable, shall be authorized and directed to issue, execute, and deliver the agreements, documents, securities, and instruments contemplated by the Plan (or necessary or desirable to effect the transactions contemplated by the Plan) in the name of and on behalf of the Reorganized Debtor, including, but not limited to, (a) the Amended Organizational Documents, (b) the Exit Warehouse Facilities, (c) the Amended and Restated Credit Facility Documents, (d) the New Second Lien Notes Documents, and (e) any and all other agreements, documents, securities, and instruments relating to the foregoing. The authorizations and approvals contemplated by this Section 10.10 shall be effective notwithstanding any requirements under non-bankruptcy law.

10.11. Registration Rights.

On the Effective Date, the Reorganized Debtor shall enter into a registration rights agreement in form and substance reasonably acceptable to the Requisite Senior Noteholders and the Debtor or Reorganized Debtor, as applicable (“Registration Rights Agreement”). The Registration Rights Agreement shall provide the Registration Rights Parties with certain demand registration rights and with “piggyback” registration rights.

ARTICLE XI RETENTION OF JURISDICTION.

11.1. Retention of Jurisdiction.

On and after the Effective Date, the Bankruptcy Court shall retain non-exclusive jurisdiction over all matters arising in, arising under, and related to the Chapter 11 Case for, among other things, the following purposes:

(a) to hear and determine motions and/or applications for the assumption or rejection of executory contracts or unexpired leases, including Cure Disputes, and the allowance, classification, priority, compromise, estimation, or payment of Claims resulting therefrom;

(b) to determine any motion, adversary proceeding, application, contested matter, and other litigated matter pending on or commenced after the Confirmation Date;

(c) to ensure that distributions to holders of Allowed Claims are accomplished as provided for in the Plan and Confirmation Order and to adjudicate any and all disputes arising from or relating to distributions under the Plan;

(d) to consider the allowance, classification, priority, compromise, estimation, or payment of any Claim;

(e) to enter, implement, or enforce such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, reversed, revoked, modified, or vacated;

47

(f) to issue injunctions, enter and implement other orders, and take such other actions as may be necessary or appropriate to restrain interference by any Entity with the consummation, implementation, or enforcement of the Plan, the Confirmation Order, or any other order of the Bankruptcy Court;

(g) to hear and determine any application to modify the Plan in accordance with section 1127 of the Bankruptcy Code, to remedy any defect or omission or reconcile any inconsistency in the Plan, or any order of the Bankruptcy Court, including the Confirmation Order, in such a manner as may be necessary to carry out the purposes and effects thereof;

(h) to hear and determine all Fee Claims and Restructuring Expenses;

(i) to hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan, the Plan Supplement, or the Confirmation Order, or any agreement, instrument, or other document governing or relating to any of the foregoing;

(j) to take any action and issue such orders as may be necessary to construe, interpret, enforce, implement, execute, and consummate the Plan;

(k) to determine such other matters and for such other purposes as may be provided in the Confirmation Order;

(l) to hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code (including any requests for expedited determinations under section 505(b) of the Bankruptcy Code);

(m) to hear, adjudicate, decide, or resolve any and all matters related to Article X of the Plan, including, without limitation, the releases, discharge, exculpations, and injunctions issued thereunder;

(n) to resolve disputes concerning Disputed Claims or the administration thereof;

(o) to hear and determine any other matters related hereto and not inconsistent with the Bankruptcy Code and title 28 of the United States Code;

(p) to enter a final decree closing the Chapter 11 Case;

(q) to recover all Assets of the Debtor and property of the Debtor’s Estate, wherever located;

(r) to hear and determine any rights, Claims, or Causes of Action held by or accruing to the Debtor pursuant to the Bankruptcy Code or pursuant to any federal statute or legal theory; and

(s) to hear and resolve any dispute over the application to any Claim of any limit on the allowance of such Claim set forth in sections 502 or 503 of the Bankruptcy Code, other than defenses or limits that are asserted under non-bankruptcy law pursuant to section 502(b)(1) of the Bankruptcy Code.

48

11.2. Courts of Competent Jurisdiction.

If the Bankruptcy Court abstains from exercising, or declines to exercise, jurisdiction or is otherwise without jurisdiction over any matter arising out of the Plan, such abstention, refusal, or failure of jurisdiction shall have no effect upon and shall not control, prohibit, or limit the exercise of jurisdiction by any other court having competent jurisdiction with respect to such matter.

ARTICLE XII MISCELLANEOUS PROVISIONS.

12.1. Payment of Statutory Fees.

On the Effective Date and thereafter as may be required, the Reorganized Debtor shall pay all fees incurred pursuant to sections 1911 through 1930 of chapter 123 of title 28 of the United States Code, together with interest, if any, pursuant to § 3717 of title 31 of the United States Code for the Debtor’s case, or until such time as a final decree is entered closing the Debtor’s case, a Final Order converting the Debtor’s case to a case under chapter 7 of the Bankruptcy Code is entered, or a Final Order dismissing the Debtor’s case is entered.

12.2. Substantial Consummation of the Plan.

On the Effective Date, the Plan shall be deemed to be substantially consummated under sections 1101 and 1127(b) of the Bankruptcy Code.

12.3. Plan Supplement.

The Plan Supplement shall be filed with the Clerk of the Bankruptcy Court. Upon its filing with the Bankruptcy Court, the Plan Supplement may be inspected in the office of the Clerk of the Bankruptcy Court during normal court hours. Documents included in the Plan Supplement will be posted at the website of the Debtor’s notice, claims, and solicitation agent.

12.4. Request for Expedited Determination of Taxes.

The Debtor shall have the right to request an expedited determination under section 505(b) of the Bankruptcy Code with respect to tax returns filed, or to be filed, for any and all taxable periods ending after the Commencement Date through the Effective Date.

12.5. Exemption from Certain Transfer Taxes.

Pursuant to section 1146 of the Bankruptcy Code, (a) the issuance, transfer or exchange of any securities, instruments or documents, (b) the creation of any Lien, mortgage, deed of trust, or other security interest, (c) the making or assignment of any lease or sublease or the making or delivery of any deed or other instrument of transfer under, pursuant to, in furtherance of, or in connection with the Plan, including, without limitation, any deeds, bills of sale, or assignments executed in connection with any of the transactions contemplated under the Plan or the reinvesting, transfer, or sale of any real or personal property of the Debtor pursuant to, in implementation of or as contemplated in the Plan (whether to one or more of the Reorganized Debtor or otherwise), (d) the grant of Collateral under the Amended and Restated Credit Facility, and (e) the issuance, renewal, modification, or securing of indebtedness by such means, and the making, delivery or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including, without limitation, the Confirmation Order, shall not be subject to any document recording tax, stamp tax, conveyance fee, or other similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or

49

recording fee, regulatory filing or recording fee, sales tax, use tax, or other similar tax or governmental assessment. Consistent with the foregoing, each recorder of deeds or similar official for any county, city, or governmental unit in which any instrument hereunder is to be recorded shall, pursuant to the Confirmation Order, be ordered and directed to accept such instrument without requiring the payment of any filing fees, documentary stamp tax, deed stamps, stamp tax, transfer tax, intangible tax, or similar tax.

12.6. Amendments.

(a) Plan Modifications. Subject to the terms of the Restructuring Support Agreements and the DIP Warehouse Master Refinancing Amendment, (i) the Debtor reserves the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend or modify the Plan prior to the entry of the Confirmation Order, including amendments or modifications to satisfy section 1129(b) of the Bankruptcy Code, and (ii) after entry of the Confirmation Order, the Debtor may, upon order of the Court, amend, modify or supplement the Plan in the manner provided for by section 1127 of the Bankruptcy Code or as otherwise permitted by law, in each case without additional disclosure pursuant to section 1125 of the Bankruptcy Code. In addition, after the Confirmation Date, so long as such action does not materially and adversely affect the treatment of holders of Allowed Claims or Allowed Interests pursuant to this Plan and subject to the reasonable consent of the Requisite RSA Parties and the DIP Lenders, the Debtor may remedy any defect or omission or reconcile any inconsistencies in this Plan or the Confirmation Order with respect to such matters as may be necessary to carry out the purposes or effects of this Plan, and any holder of a Claim or Interest that has accepted this Plan shall be deemed to have accepted this Plan as amended, modified, or supplemented.

(b) Other Amendments. Subject to the terms of the Restructuring Support Agreements and the DIP Warehouse Master Refinancing Amendment, before the Effective Date, the Debtor may make appropriate technical adjustments and modifications to the Plan and the documents contained in the Plan Supplement without further order or approval of the Bankruptcy Court.

12.7. Effectuating Documents and Further Transactions.

Each of the officers of the Reorganized Debtor is authorized, in accordance with his or her authority under the resolutions of the Board to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

12.8. Revocation or Withdrawal of Plan.

Subject to the terms of the Restructuring Support Agreements and the DIP Warehouse Master Refinancing Amendment, the Debtor reserves the right to revoke or withdraw the Plan prior to the Effective Date. If the Plan has been revoked or withdrawn prior to the Effective Date, or if confirmation or the occurrence of the Effective Date does not occur, then: (a) the Plan shall be null and void in all respects; (b) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount any Claim or Interest or Class of Claims or Interests), assumption of executory contracts or unexpired leases affected by the Plan, and any document or agreement executed pursuant to the Plan shall be deemed null and void; and (c) nothing contained in the Plan shall (i) constitute a waiver or release of any Claim by or against, or any Interest in, the Debtor or any other Entity; (ii) prejudice in any manner the rights of the Debtor or any other Entity; or (iii) constitute an admission of any sort by the Debtor, any Consenting Term Lenders, any Consenting Senior Noteholders, or any other Entity. This provision shall have no impact on the rights of the Consenting Term Lenders, the Consenting Senior Noteholders, or the Debtor, as set forth in the Restructuring Support Agreements, in respect of any such revocation or withdrawal.

50

12.9. Dissolution of Statutory Committees.

If any statutory committee (a “Committee”) was formed in the Chapter 11 Case, such Committee shall be automatically dissolved on the Effective Date and, on the Effective Date, each member (including each officer, director, employee, or agent thereof) of such Committee and each professional retained by such Committee shall be released and discharged from all rights, duties, responsibilities, and obligations arising from, or related to, the Debtor, their membership on such Committee, the Plan, or the Chapter 11 Case, except with respect to any matters concerning any Fee Claims held or asserted by any professional retained by such Committee.

12.10. Severability of Plan Provisions.

If, before the entry of the Confirmation Order, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court, at the request of the Debtor, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is (a) valid and enforceable pursuant to its terms, (b) integral to the Plan and may not be deleted or modified without the consent of the Debtor or the Reorganized Debtor (as the case may be), and (c) nonseverable and mutually dependent.

12.11. Governing Law.

Except to the extent that the Bankruptcy Code or other federal law is applicable, or to the extent an exhibit hereto or a schedule in the Plan Supplement or a Definitive Document provides otherwise, the rights, duties, and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflict of laws thereof; provided, however, that corporate or entity governance matters relating to the Debtor or Reorganized Debtor shall be governed by the laws of the state of incorporation or organization of the Debtor or Reorganized Debtor.

12.12. Time.

In computing any period of time prescribed or allowed by the Plan, unless otherwise set forth herein or determined by the Bankruptcy Court, the provisions of Bankruptcy Rule 9006 shall apply.

12.13. Dates of Actions to Implement the Plan.

In the event that any payment or act under the Plan is required to be made or performed on a date that is on a Business Day, then the making of such payment or the performance of such act may be completed on or as soon as reasonably practicable after the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

12.14. Immediate Binding Effect.

Notwithstanding Bankruptcy Rules 3020(e), 6004(h), 7062, or otherwise, upon the occurrence of the Effective Date, the terms of the Plan and Plan Supplement shall be immediately effective and enforceable and deemed binding upon and inure to the benefit of the Debtor, the holders of Claims and Interests, the Released Parties, and each of their respective successors and assigns, including, without limitation, the Reorganized Debtor.

51

12.15. Deemed Acts.

Subject to and conditioned on the occurrence of the Effective Date, whenever an act or event is expressed under the Plan to have been deemed done or to have occurred, it shall be deemed to have been done or to have occurred without any further act by any party, by virtue of the Plan and the Confirmation Order.

12.16. Successor and Assigns.

The rights, benefits, and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor, or permitted assign, if any, of each Entity.

12.17. Entire Agreement.

On the Effective Date, the Plan, the Plan Supplement, and the Confirmation Order shall supersede all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into the Plan.

12.18. Exhibits to Plan.

All exhibits, schedules, supplements, and appendices to the Plan (including the Plan Supplement) are incorporated into and are a part of the Plan as if set forth in full herein.

12.19. Notices.

All notices, requests, and demands to or upon the Debtor to be effective shall be in writing (including by electronic or facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

(a)	If to the Debtor or the Reorganized Debtor:

Walter Investment Management Corp.

1100 Virginia Drive, Suite 100

Fort Washington, PA 19034

Attn: John Haas, General Counsel, Chief Legal Officer and Secretary

Email: JHaas@walterinvestment.com

-and-

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

Attn:  Ray C. Schrock, P.C.

          Sunny Singh, Esq.

52

Telephone: (212) 310-8000

Facsimile: (212) 310-8007

Email:  ray.schrock@weil.com

    sunny.singh@weil.com

(b)	If to the Requisite Term Lenders:

Kirkland & Ellis LLP

300 North LaSalle

Chicago, Il 60654

Attn: Patrick J Nash Jr., P.C.

Email: patrick.nash@kirkland.com

Attn: Gregory Pesce

Email: gregory.pesce@kirkland.com

(c)	If to the Requisite Senior Noteholders:

Milbank, Tweed, Hadley & McCloy LLP

28 Liberty Street

New York, NY 10005

Attn: Dennis F. Dunne

Email: ddunne@milbank.com

2029 Century Park East

Los Angeles, CA 90067

Attn: Gregory A. Bray

Email: gbray@milbank.com

Attn: Haig M. Maghakian

Email: hmaghakian@milbank.com

After the Effective Date, the Debtor has authority to send a notice to Entities providing that, to continue to receive documents pursuant to Bankruptcy Rule 2002, they must file a renewed request to receive documents pursuant to Bankruptcy Rule 2002. After the Effective Date, the Debtor and the Reorganized Debtor, as applicable, are authorized to limit the list of Entities receiving documents pursuant to Bankruptcy Rule 2002 to those Entities who have filed such renewed requests.

[THE REMAINDER OF THIS PAGE INTENTIONALLY WAS LEFT BLANK]

53

Dated: January 11, 2018

THE DEBTOR

Walter Investment Management Corp.

By:	/s/ Cheryl A. Collins
Name: Cheryl A. Collins
Title: Authorized Officer

AS AFFILIATE CO-PLAN PROPONENT

Ditech Financial LLC

DF Insurance Agency LLC

Green Tree Credit Solutions LLC

Green Tree Insurance Agency of Nevada, Inc.

Green Tree Investment Holdings III LLC

Green Tree Servicing Corp.

Reverse Mortgage Solutions, Inc.

Walter Management Holding Company LLC

Walter Reverse Acquisition LLC

By:	/s/ Cheryl A. Collins
Name: Cheryl A. Collins
Title: Authorized Officer

AS AFFILIATE CO-PLAN PROPONENT

Green Tree Credit LLC

By:	/s/ Kimberly A. Perez
Name: Kimberly A. Perez
Title: Authorized Officer

AS AFFILIATE CO-PLAN PROPONENT

Mortgage Asset Systems, LLC

REO Management Solutions, LLC

By:	/s/ Alan Clark
Name: Alan Clark
Title: Authorized Officer